Exhibit 4.35

AGREED FORM

DATED                          2016

LIBERTY GLOBAL EUROPE HOLDING B.V.

and

LIBERTY GLOBAL PLC

and

VODAFONE INTERNATIONAL HOLDINGS B.V.

and

VODAFONE GROUP PLC

and

LYNX GLOBAL EUROPE II B.V.

CONTRIBUTION AND TRANSFER AGREEMENT

relating to the contribution and/or transfer of

shares in Ziggo Group Holding B.V. and Vodafone Libertel B.V.

to Lynx Global Europe II B.V.

and the formation of the Netherlands joint venture

Slaughter and May

One Bunhill Row

London EC1Y 8YY

534882157

24.	Entire agreement	58

25.	Notices	59

26.	Announcements	60

27.	Confidentiality	61

28.	Costs and expenses	62

29.	Payments	62

30.	Counterparts	64

31.	Invalidity	64

32.	Contracts (Rights of Third Parties) Act 1999	64

33.	Choice of governing law	64

34.	Jurisdiction	64

35.	Language	65

SCHEDULES AND ATTACHMENTS

Attachment 1 Part A (Basic information about the Target Companies)	124

Attachment 1 Part B (Basic information about the Subsidiaries)	126

Attachment 2 (Relevant Properties)	158

THIS AGREEMENT is made on                                                2016

PARTIES:

1.                                      Liberty Global Europe Holding B.V., whose corporate seat is at Boeing Avenue 53, 1119 PE Schiphol-Rijk, The Netherlands (registered with the Dutch Chamber of Commerce No. 34359572) (“Liberty Global”);

2.                                      Liberty Global plc, whose registered office is at Griffin House, 161 Hammersmith Road, London, United Kingdom, W6 8BS (registered in England with No. 08379990) (the “Liberty Global Guarantor”);

3.                                      Vodafone International Holdings B.V., whose corporate seat is Rotterdam, The Netherlands, having its office address at Rivium Quadrant 173, 2909 LC Capelle aan den IJssel, The Netherlands (registered with the Dutch Chamber of Commerce No. 24235177) (“Vodafone”, with each of Liberty Global and Vodafone being a “Seller” and, together, the “Sellers”);

4.                                      Vodafone Group Plc, whose registered office is at Vodafone House, The Connection, Newbury, Berkshire RG14 2FN, United Kingdom (registered in England with No. 01833679) (the “Vodafone Guarantor”, with each of the Liberty Global Guarantor and the Vodafone Guarantor being a “Guarantor” and, together, the “Guarantors”); and

5.                                      Lynx Global Europe II B.V., whose corporate seat is at Boeing Avenue 53, 1119 PE Schiphol-Rijk, The Netherlands (registered with the Dutch Chamber of Commerce No. 65291166) (the “Purchaser”),

together, the “parties”.

BACKGROUND:

(A)                               Particulars of each Target Group (as defined in this Agreement) are set out in Part A of Attachment 1 (Basic information about the Target Companies) and Part B of Attachment 1 (Basic information about the Subsidiaries).

(B)                               Each Seller has agreed to contribute and/or sell and transfer (or procure the contribution and/or transfer of) its Target Company (as defined below) and to assume the obligations imposed on it as a Seller under this Agreement, in each case, on the terms and subject to the conditions of this Agreement.

(C)                               The Purchaser has agreed to accept the contribution and/or purchase of the Shares and to assume the obligations imposed on the Purchaser under this Agreement, in each case, on the terms and subject to the conditions of this Agreement.

(D)                               On 15 February 2016, the Sellers and the Purchaser entered into the Signing Protocol. Each of the Sellers and the Purchaser has obtained all internal corporate approvals and complied with the employee consultation obligations in respect of the transactions contemplated by this Agreement under the Works Council Act (Wet op de ondernemingsraden) and the SER Merger Code (SER-besluit Fusiegedragsregels 2015).

(E)                                In connection with the transactions contemplated by this Agreement, the Purchaser, Liberty Global and Vodafone, and/or certain members of their respective groups, have entered into or will enter into the Ancillary Documents (as defined below).

(F)                                 The Vodafone Guarantor has agreed, with respect to Vodafone, and the Liberty Global Guarantor has agreed, with respect to Liberty Global, to guarantee the payment obligations of the relevant Seller under this Agreement.

THE PARTIES AGREE as follows:

1.                                      Interpretation

1.1                               In this Agreement, the Schedules and the Attachments to it:

“Accounting Principles”	has the meaning set out in paragraph 1 of Part A of Schedule 10;

“Accounts”	means:

(i)

with respect to the Vodafone Target Group, the audited financial statements prepared in accordance with IFRS as adopted by the European Union and in accordance with Part 9, Book 2 of the Dutch Civil Code for the accounting reference period ended on the Accounts Date, comprising the statement of comprehensive income, the statement of financial position, statement of changes in equity, the statement of cash flows and the notes to the accounts; and

(ii)

with respect to the Liberty Global Target Group (excluding the Liberty Global Reorganisation Companies), the condensed consolidated financial statements prepared in accordance with US GAAP for the nine months ended on the Accounts Date comprising in each case, the balance sheet, the statement of operations, the statement of owner’s equity, the statement of cash flows and the notes thereto; and

(iii)

with respect to the Liberty Global Reorganisation Companies the individual balance sheet and statement of operations of each entity for the year ended on the Accounts Date prepared in accordance with US GAAP as set out in the following folders of the relevant Data Room: 16.12.25.05 for UPC Western Europe Holding B.V.; 16.12.25.05 for UPC Western Europe Holding 2 B.V.; 16.12.25.07, 16.12.25.08, 16.12.25.09 and 16.12.25.10 for Liberty Global Content NL B.V.; and

17.10.06 for Ziggo Toestel Financiering B.V.;

“Accounts Date”	means:

	(i)	with respect to the Vodafone Target Group, 31 March 2015; and

	(ii)	with respect to the Liberty Global Target Group (excluding the Liberty Global Reorganisation Companies), 30 September 2015;

	(iii)	with respect to the Liberty Global Reorganisation Companies, 31 December 2015;

“Agreed Shareholder Debt”	means an equal amount (in respect of principal and accrued interest) of each of:

	(i)	the Inter-Company Loan Payables of the Vodafone Target Group pursuant to the Vodafone Inter-Company Loan Agreement (the “Specified Vodafone IC Loan Payables”); and

	(ii)	the Inter-Company Loan Payables of the Liberty Global Target Group pursuant to the Liberty Global Inter-Company Loan Agreement (the “Specified Liberty Global IC Loan Payables”),

in each case in the amount which is the lesser of (A) the aggregate amount of the Specified Vodafone IC Loan Payables and (B) the aggregate amount of the Specified Liberty Global IC Loan Payables, in each case as at the date specified in sub-clause 6.5(C);

“Ajax Contract”	means the sponsorship agreement entered into between Liberty Global B.V. and AFC Ajax N.V. dated 30 April 2014, as amended;

“Ancillary Documents”

means the Tax Covenant, the Disclosure Letters, the Shareholders Agreement, Deeds of Transfer, the Framework Agreement Term Sheet, the Framework Agreement, the Articles of Association, the Intellectual Property Assignment Agreement, the Brand Licence Agreement and any other agreements entered into pursuant to this Agreement, and “Ancillary Document” shall mean any one of them;

“Anti-Bribery Law”	means any applicable law that relates to bribery or corruption, including the US Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and the Dutch penal code;

“Articles of Association”	means the articles of association to be adopted by the Purchaser at Completion in the agreed form;

“Books and Records”

has its common law meaning and includes, without limitation, all notices, correspondence, orders, inquiries, drawings, plans, books of account and other documents and all electronic and other records (excluding software);

“Brand”	has the meaning set out in the Brand Licence Agreement;

“Brand Licence Agreement”	means the brand licence agreement to be entered into by Vodafone Sales & Services Limited and Liberty Global Target Company at Completion in the agreed form;

“Business Day”	means a day (other than a Saturday or Sunday) on which banks are open for general business in London and The Netherlands;

“Business Information”	means all information (in whatever form held) including (without limitation) all:

(i) formulas, designs, specifications, drawings, know-how, manuals and instructions;

(ii) customer lists, sales, marketing and promotional information;

(iii) business plans and forecasts;

(iv) technical or other expertise; and

(v) all accounting and Tax records, correspondence, orders and enquiries;

“CIT Fiscal Unity”	has the meaning given to in the Tax Covenant;

“Completion”	means completion of the contribution and/or sale and transfer of the Shares and the transfer of the JV Co Shares under this Agreement;

“Completion Balance Sheet”	has the meaning set out in paragraph 1 of Part B of Schedule 10;

“Completion Date”	means the date on which Completion takes place in accordance with sub-clause 9.1;

“Completion Statement Notice”	has the meaning set out in paragraph 2 of Part C of Schedule 10;

“Completion	has the meaning set out in paragraph 1.2 of Part C of

Statements”	Schedule 10;

“Currency MtM Calculation”

means the USD notional of the relevant FX Derivative divided by the EUR/USD Exchange Rate at Completion expressed as a Euro amount, minus the EUR notional of the relevant FX Derivative. For the avoidance of doubt, this number should be denominated in Euros;

“Data Room”

means, with respect to the Vodafone Target Group, the electronic data room hosted by Intralinks and, with respect to the Liberty Global Target Group, the electronic data room hosted by iRooms, in respect of each of which an index is appended to the relevant Disclosure Letter and a CD/DVD copy of which has been provided to the Purchaser and the other Seller by each Seller on the date of the Signing Protocol;

“Deed of Amendment of the Articles of Association”	means the notarial deed of amendment of the Articles of Association;

“Deeds of Transfer”	means the notarial deeds of (i) transfer of the Shares to the Purchaser and (ii) transfer of the JV Co Shares to Vodafone, executed before the Notary;

“Default Interest”	means interest at the rate of EURIBOR plus two per cent.;

“Derivative”

means any option, swap, future or other derivative transaction entered into in connection with protection against or benefit from fluctuations in any rate or price, or any instrument having a similar effect;

“Disclosure Letters”

means the letters of the same date as this Agreement written by each of the Sellers to the Purchaser in agreed form as at the date of the Signing Protocol for the purposes of sub-clause 12.1 and delivered to the Purchaser on the date of this Agreement;

“Disclosures”	shall have the meaning set out in each of the Disclosure Letters;

“Dutch Tax Authority”	has the meaning set out in sub-clause 6.9;

“EONIA”

means a reference rate equal to the overnight mid swap rate calculated and sponsored jointly by the European Banking Federation and ACI - The Financial Market Association (or any company established by the joint sponsors for purposes of compiling and publishing such rates);

“Estimated Liberty Global Net Debt”	means the estimate of what the Liberty Global Net Debt will be as at Completion;

“Estimated Liberty Global Working Capital”	means the estimate of what the Liberty Global Working Capital will be at Completion;

“Estimated Vodafone Equalisation Consideration”	has the meaning set out in sub-clause 3.1;

“Estimated Vodafone Net Debt”	means the estimate of what the Vodafone Net Debt will be as at Completion;

“Estimated Vodafone Working Capital”	means the estimate of what the Vodafone Working Capital will be at Completion;

“Exchange Rate”

means, with respect to a particular currency for a particular day, the spot rate of exchange (the closing mid-point) for that currency into euros on such date as published in the London edition of the Financial Times first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted by National Westminster Bank Plc as at the close of business in London as at such date;

“Exclusively Related”	means, in respect of a Target Group, exclusively related to, or used or held for use exclusively in connection with that Target Group;

“Existing FX Derivatives”

means any Derivatives entered into by the Liberty Global Target Group as at 31 December 2015 in connection with protection against or benefit from fluctuations in foreign exchange rates of two or more currencies, details of which are set out in Schedule 9 of this Agreement;

“Existing Interest Rate Derivatives”

means the Interest Rate Derivatives entered into by the Liberty Global Target Group as at 31 December 2015 in connection with protection against or benefit from fluctuations in interest rates, details of which are set out in Schedule 9 of this Agreement;

“Existing Technology Services Agreement”

means the agreements for technology services between: (i) Liberty Global B.V. and the Liberty Global Target Company, dated 15 April 2015 (effective as of April 1st 2015) and the back-to-back agreement between the Liberty Global Target Company and Ziggo B.V., dated 15 April 2015 (effective as of 1 April 2015); and (ii) Liberty Global Services B.V. and UPC Nederland B.V., dated 22 September 2014 (effective as of 1 January 2014), the respective rights in which were assigned to Liberty Global B.V. and Ziggo Services B.V., on 15 April 2015;

“Exit Notice”	has the meaning set out in the Shareholders Agreement;

“fairly disclosed”

means disclosed in such a manner and with sufficient detail to enable (i) in relation to the Warranties given by Liberty Global, Vodafone and (ii) in relation to the Warranties given by Vodafone, Liberty Global, to reasonably accurately assess the nature and scope of the fact, matter or other information disclosed;

“Final Vodafone Equalisation Consideration”	has the meaning set out in sub-clause 3.5;

“Financing Facilities”

means any debt facilities, arrangements, instruments, trust deeds, note purchase agreements, indentures, commercial paper facilities or overdraft facilities with banks, other financial institutions or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables), letters of credit, notes, bonds, debentures or other financial indebtedness;

“Firm”	has the meaning set out in paragraph 5 of Part C of Schedule 10;

“Fiscal Unity”

means a tax group where the relevant companies are taxed as if there is only one tax payer (fiscale eenheid), as described in Article 15 of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) and in Article 11 of the Directive of the Council of the European Union on the common system of value added tax (2006/112/EC);

“Framework Agreement”	means the framework services agreement expected to be entered into by the parties at Completion in the agreed form, as contemplated by the Framework Agreement Term Sheet;

“Framework Agreement Term Sheet”	means the term sheet with respect to the Framework Agreement in the agreed form;

“Fundamental Warranties”	means the Warranties at paragraphs 1 (Ownership of the Shares), 2 (Capacity of the Seller), 11 (Insolvency) of Part A of Schedule 3 (Warranties), and the JV Co Shares

Warranties;

“FX Derivatives”	means any Derivatives entered into by the Liberty Global Target Group in connection with protection against or benefit from fluctuations in foreign exchange rates of two or more currencies;

“FX Interest Rate Portion”

means the interest rate component of the Existing FX Derivatives (being the marked to market valuation in Euros of the Existing FX Derivatives minus the Currency MtM Calculation in relation to the Existing FX Derivatives);

“Handset Financing Ruling”

means the decision by the Dutch Supreme Court (Hoge Raad der Nederlanden) on 13 June 2014 in relation to the application of the Dutch Consumer Credit Act (Wet op het consumentenkrediet) and the Dutch Financial Supervisory Act (Wet op het financieel toezicht) to customer mobile telephone subscription contracts that include the provision of free handsets;

“HBO JV”	means Cooperatie HBO Nederland Cooperatief U.A;

“IFRS”	means international accounting standards within the meaning of IAS Regulation 1606/2002;

“Income, Profits or Gains”	has the meaning set out in the Tax Covenant;

“Information Technology”	means information technology services, software, computer hardware, network and telecommunications equipment;

“Initial Vodafone Equalisation Consideration”	means €1,000,000,000 (1 billion euros);

“Intellectual Property”

means patents, trade marks, rights in designs, copyrights and database rights (whether or not any of these is registered and including applications for registration of any such thing) and all rights or forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world;

“Intellectual Property Assignment Agreement”	means the intellectual property assignment agreement to be entered into at Completion in the agreed form;

“Inter-Company Loan Payables”

means, in relation to each member of a Target Group, any amounts owed by that member to any member of the relevant Seller’s Retained Group (which are not Inter-Company Trading Balances), for the avoidance of doubt including pursuant to the Liberty Global Inter-Company Loan Agreement and the Vodafone Inter-Company Loan Agreement, in each case together with accrued interest, if any, up to the date of Completion on the terms of the applicable debt;

“Inter-Company Loan Receivables”	means any amounts owed to any member of a Target Group by any member of the relevant Seller’s Retained Group (which are not Inter-Company Trading Balances);

“Inter-Company Trading Balances”

means all amounts owed, outstanding or accrued in the ordinary course of trading, including any amounts in respect of VAT comprised in such amounts, as between any member of a Seller’s Retained Group and any member of that Seller’s Target Group as at Completion in respect of inter-company trading activity and the provision of services, facilities and benefits between them, excluding amounts due in respect of matters which have the characteristics of an intra-group loan;

“Interest Rate Derivatives”	means any Derivative entered into in connection with protection against or benefit from fluctuations in interest rates;

“Intrum Justitia Benefit”

means any benefit (including any cash received or any amount set off against a liability) received pursuant to any judgment, award or settlement of the Intrum Justitia Litigation or otherwise from the counterparty to the Intrum Justitia Litigation less any amounts payable, and which remain unpaid, pursuant to clauses 14.1 and 14.2;

“Intrum Justitia Litigation”

means the litigation, including both the claims and counter-claims made by the parties, ongoing between the Vodafone Target Group and Intrum Justitia, as described in the litigation overview in folder 17.1 of the Data Room;

“Intrum Justitia Provision”	means any provision made in the Vodafone Completion Statement in respect of the Intrum Justitia Litigation;

“IPO Notice”	has the meaning set out in the Shareholders Agreement;

“JV Co Shares”	means shares representing 50 per cent. of the entire issued share capital of the Purchaser as at Completion;

“JV Co Shares Warranties”	means the warranties set out in Part D of Schedule 3 (Warranties) given by Liberty Global to Vodafone;

“KPN Litigation”	means the civil legal proceedings initiated against KPN B.V. and Royal KPN N.V. (together “KPN”) by Vodafone Libertel B.V. on 10 December 2015 (case number at court of The

Hague C/09/502208/15/1413), in which Vodafone Libertel B.V. requests the court of The Hague to rule that (A) KPN has acted tortiously against Vodafone Libertel B.V. and (B) KPN is liable for the damages as a result thereof which are to be further determined;

“LG Purchaser Exit Activities”	has the meaning set out in sub-clause 15.10(B);

“Liberty Global Bank Account”	means Liberty Global’s bank account under the name Liberty Global Europe Holding B.V. with BIC: RBOSNL2A and IBAN: NL13RBOS0759933588;

“Liberty Global Capex Shortfall”	means, in relation to the Liberty Global Target Group, the amount (if any) by which the Liberty Global Capex Spend is less than the Target Liberty Global Capex Spend as at the Completion Date;

“Liberty Global Capex Spend”

means, in relation to the Liberty Global Target Group, the aggregate amount of capital expenditure incurred and capitalised on the balance sheet in line with the relevant Accounting Principles by members of the Liberty Global Target Group during the period from 31 December 2015 up to Completion but excluding (i) any assets transferred from the Seller’s Retained Group, and (ii) expenditure relating to customer-premises equipment;

“Liberty Global Cash”

means, in relation to the Liberty Global Target Group, the aggregate of its cash (by reference to the nominal ledgers of the Liberty Global Target Group) and its cash equivalents, including all interest accrued thereon, as at Completion (but excluding all amounts and items included in the calculation of the Liberty Global Working Capital) comprising each of the line items identified in the column headed “Cash” in Part C of Schedule 11;

“Liberty Global Completion Statement”	has the meaning set out in 1 of Part C of Schedule 10;

“Liberty Global Debt”

means, in relation to the Liberty Global Target Group, the aggregate borrowings and indebtedness in the nature of borrowing owed to any banking, financial, acceptance credit, lending or other similar institution or organisation, or any other third party, or any member of the Liberty Global Retained Group (which is not an amount or item included in the calculation of the Liberty Global Working Capital), comprising each of the line items identified in the column headed ‘Debt’ in Part C of Schedule 11, together with those items specifically required to be included in Liberty Global

Debt by paragraph 3.1 of Part B of Schedule 10, including:

	(a)	all outstanding principal and accrued and unpaid interest;

(b)

all obligations by way of acceptance credits, discounting or similar facilities, loan stocks, bonds, debentures, notes, overdrafts or any other similar arrangements the purpose of which is to raise money;

	(c)	Liberty Global Capex Shortfall;

	(d)	Inter-Company Loan Payables (excluding any Agreed Shareholder Debt) and Inter-Company Loan Receivables; and

	(e)	vendor financing liabilities;

“Liberty Global Deed of Transfer”	has the meaning set out in sub-clause 2.1

“Liberty Global Exit Activities”	has the meaning set out in sub-clause 15.10(A);

“Liberty Global Exit Date”

means the date on which Liberty Global (together with each member of Liberty Global’s Retained Group) ceases to hold a direct or indirect combined interest of 50% or more of the issued share capital in the Purchaser;

“Liberty Global Inter-Company Loan Agreement”

means the amended and restated master loan agreement entered into on 24 November 2015 between Liberty Global Broadband I Limited (as lender) and the Liberty Global Target Company (as borrower), as amended, restated, varied, assigned, novated or transferred from time to time;

“Liberty Global Inter-Company Loan Amendment Agreement”

means the amendment and restatement agreement in relation to the Liberty Global Inter-Company Loan Agreement to be entered into prior to Completion in the agreed form and at a rate of interest on arms’ length terms (and which may be amended from time to time to reflect any rating agency requirements as described in clause 12.5 of the Shareholders Agreement);

“Liberty Global JV Patent”

means any patent or patent application which, as at Completion, is owned (in whole or in part) by the Purchaser or any member of the Purchaser’s Group and has been used by any member of Liberty Global’s Retained Group in the 12 months prior to Completion;

“Liberty Global Net Debt”	means the Liberty Global Cash less the Liberty Global Debt;

“Liberty Global Non-Operating Companies”

means each company in the Liberty Global Target Group which is dormant for accounting purposes, being Torenspits B.V., Plinius Investments B.V., Breedband Breda B.V., TeleCai Den Haag and Ziggo Deelnemingen B.V.;

“Liberty Global Participants”	means those employees of the Liberty Global Target Group who are participants in the Liberty Global Share Schemes immediately prior to Completion;

“Liberty Global Patent”

means any patent or patent application which, as at Completion, is owned (in whole or in part) by Liberty Global or any member of Liberty Global’s Retained Group and has been used by any member of the Liberty Global Target Group in the 12 months prior to Completion;

“Liberty Global Pre-Completion Reorganisation”	has the meaning set out in sub-clause 6.1;

“Liberty Global Quarterly Update”	has the meaning set out in sub-clause 3.3(B);

“Liberty Global Relief Period”	means the period running from Completion until the Liberty Global Exit Date;

“Liberty Global Reorganisation Companies”	means UPC Western Europe Holding B.V., UPC Western Europe Holding 2 B.V., Liberty Global Content NL B.V. and Ziggo Toestel Financiering B.V.;

“Liberty Global Share Schemes”	means any share schemes which the Liberty Global Guarantor has in place from time to time;

“Liberty Global Shares”	means shares in the share capital of the Liberty Global Guarantor;

“Liberty Global Target Company”	means Ziggo Group Holding B.V., basic information concerning which is set out in Part A of Attachment 1 (Basic information about the Target Companies);

“Liberty Global Target Company Shares”	means all of the issued and outstanding share capital of the Liberty Global Target Company;

“Liberty Global Target Group”	means Liberty Global Target Company and all its Subsidiaries, together with ZUM B.V. and the Liberty Global Reorganisation Companies;

“Liberty Global Transferred Group”	has the meaning given in the Tax Covenant;

“Liberty Global Working Capital”

means, in relation to the Liberty Global Target Group, the working capital as at Completion comprising each of the line items identified in the column headed “Working Capital” in Part C of Schedule 11, for the avoidance of doubt including any Inter-Company Trading Balances;

“Long Stop Date”	means the date falling 18 months after the date of the Signing Protocol;

“Management Accounts”	means:

(i)

with respect to the Vodafone Target Group, the unaudited monthly management accounts of the Vodafone Target Group for the nine months ended 31 December 2015 in the form contained in the relevant Data Room;

(ii)

with respect to the Liberty Global Target Group, the unaudited monthly management accounts of the Liberty Global Target Group for the 12 months ended 31 December 2015 in the form contained in the relevant Data Room;

“Mast Sites”

means any tower or other structure, including structures affixed to buildings, to which radio antennae and associated equipment are attached and connected for the purposes of providing mobile network coverage;

“Material Contract”	means any written contract of any member of a Target Group calling for payments by any party thereto in excess of €10,000,000 in any one year other than any Financing Facility;

“Material Financing Facilities”	means Financing Facilities exceeding €50,000,000;

“Material Liberty Global Litigation”

means any dispute, action, claim, proceedings, litigation, arbitration or other dispute resolution process concerning the Liberty Global Group in connection with (i) the LIRA foundation; (ii) the VEVAM foundation; (iii) the PAM association; and (iv) the litigation instigated by ROVI Guide Inc. against Ziggo B.V. (and others) in relation to alleged patent infringements, as set out in the litigation overview in folder 10.01 of the relevant Data Room;

“Material Licence”	means all licences for the use of radio frequencies for mobile telecommunications held by the Vodafone Target

Group on 1 January 2016;

“Material Vodafone Litigation”

means any dispute, action, claim, proceedings, litigation, arbitration or other dispute resolution process concerning the Vodafone Target Group in connection with (i) the dispute concerning the Vodafone Target Group with Authority for Consumers and Markets (Autoriteit Consument en Markt) regarding mobile termination fees (“MTRs”); (ii) Intrum Justitia; (iii) Stichting ConTel and Consumentenclaim B.V.; (iv) Orange Caraïbes SA and (v) the PAM association, as set out in the litigation overview in folder 17.1 of the Data Room, but for the avoidance of doubt, excluding the KPN Litigation;

“Network”	has the meaning set out in paragraph 16.3 of Part A of Schedule 3 (Warranties);

“Notary”	means any civil law notary (notaris) of NautaDutilh N.V. or any of their deputies;

“Notary Bank Account”

means the non-exclusive notarial quality account (notariële kwaliteitsrekening) of the Notary held with ABN AMRO Bank N.V., Rotterdam branch, Coolsingel 119, 3000 DD Rotterdam, the Netherlands, under the name Kwaliteitsrekening Notarissen Amsterdam NautaDutilh N.V., with BIC: ABNANL2A and IBAN: NL60ABNA0452477999;

“Pension Scheme”	means:

(A) with respect to the Vodafone Target Group: (i) the pension scheme conducted by Vodafone Libertel B.V. by Nationale-Nederlanden Premium Pension Institution B.V. and Nationale-Nederlanden Levensverzekering Maatschappij N.V. with effective date 1 January 2015 and (ii) the pension scheme conducted by mITE Systems B.V.(Pensioenreglement Zwitserleven Exclusief) as of 1 January 2015 and the Uitvoeringsovereenkomst in respect of contract number 1.009.594-012; or

(B) with respect to the Liberty Global Target Group, each of (i) the pension scheme conducted by ABP (Keuzepensioen), (ii) the pension scheme conducted by PNO (Media (1)), and (iii) the three pension schemes conducted by Nationale Nederlanden (Prestatie Pensioen Ziggo Services B.V., Prestatie Pensioen Ziggo Zakelijk Services B.V. and Prestatie Pensioen Esprit Telecom/ Zoranet), in each case for members of the Liberty Global Target Group as at the date of the Signing Protocol;

“Postponed Long Stop	means the Long Stop Date as postponed in accordance

Date”	with sub-clause 4.8;

“Pre-Completion Liberty Global Net Debt Adjustment”

means an amount equal to 50% of the difference between the aggregate Estimated Liberty Global Net Debt and the aggregate Target Liberty Global Net Debt and, if the aggregate Estimated Liberty Global Net Debt is greater than the aggregate Target Liberty Global Net Debt, such amount shall be expressed as a positive number (or, if the aggregate Estimated Liberty Global Net Debt is less than the aggregate Target Liberty Global Net Debt, such amount shall be expressed as a negative number);

“Pre-Completion Liberty Global Working Capital Adjustment”

means an amount equal to 50% of the difference between the aggregate Estimated Liberty Global Working Capital and the aggregate Target Liberty Global Working Capital and, if the aggregate Estimated Liberty Global Working Capital is greater than the aggregate Target Liberty Global Working Capital, such amount shall be expressed as a positive number (or, if the aggregate Estimated Liberty Global Working Capital is less than the aggregate Target Liberty Global Working Capital, such amount shall be expressed as a negative number);

“Pre-Completion Vodafone Net Debt Adjustment”

means an amount equal to 50% of the difference between the aggregate Estimated Vodafone Net Debt and the aggregate Target Vodafone Net Debt and, if the aggregate Estimated Vodafone Net Debt is greater than the aggregate Target Vodafone Net Debt, such amount shall be expressed as a positive number (or, if the aggregate Estimated Vodafone Net Debt is less than the aggregate Target Vodafone Net Debt, such amount shall be expressed as a negative number);

“Pre-Completion Vodafone Working Capital Adjustment”

means an amount equal to 50% of the difference between the aggregate Estimated Vodafone Working Capital and the aggregate Target Vodafone Working Capital and, if the aggregate Estimated Vodafone Working Capital is greater than the aggregate Target Vodafone Working Capital, such amount shall be expressed as a positive number (or, if the aggregate Estimated Vodafone Working Capital is less than the aggregate Target Vodafone Working Capital, such amount shall be expressed as a negative number);

“Preparing Party”	has the meaning set out in paragraph 2 of Part C of Schedule 10;

“Previous Pension Schemes”	has the meaning set out in paragraph 21.2 of Part A of Schedule 3;

“Property” or	means freehold, leasehold or other immovable property in

“Properties”	any part of the world;

“Property Owner”	means, in relation to any Relevant Property, the person referred to as the owner in Attachment 2 (Relevant Properties);

“Purchaser Bank Account”	means the Purchaser’s bank account to be notified in writing by Liberty Global to Vodafone on or before the date falling 3 Business Days prior to Completion;

“Purchaser’s Group”	means the Purchaser and its subsidiaries and subsidiary undertakings from time to time;

“Purchaser’s Relief”	has the meaning given in the Tax Covenant;

“Purchaser’s Repayment”	has the meaning given in the Tax Covenant;

“Recapitalisation”	means a Recapitalisation and/or a Refinancing, in each case occurring on or after the Completion Date, and as defined in the Shareholders Agreement;

“Rejecting Party”	has the meaning set out in paragraph 2 of Part C of Schedule 10;

“Relevant Parent Company”	means the company that is considered the parent company (moedermaatschappij) of a Fiscal Unity, and, as such, is primarily liable for any Tax of the Fiscal Unity;

“Relevant Property”	means the Property or Properties referred to in Attachment 2 (Relevant Properties);

“Relevant Regulatory Authority”	means the European Commission, the Dutch Authority for Consumers and Markets, and the Dutch Minister for Economic Affairs;

“Relief”	means any loss, relief, allowance or credit in respect of any Tax and any deduction in computing Income, Profits or Gains for the purposes of any Tax or any right to repayment of Tax;

“Retained Group”

means, in respect of each Seller, that Seller, its subsidiaries and subsidiary undertakings from time to time, any holding company of the Seller and all other subsidiaries or subsidiary undertakings of any such holding company (excluding the Purchaser, that Seller’s Target Company and any subsidiaries or subsidiary undertakings of that Target Company);

“Senior Employee”	means any employee of a Target Group with a base salary of €300,000 or above;

“Share Purchase Documents”	means this Agreement and the Ancillary Documents;

“Shareholders Agreement”	means the shareholders agreement to be entered into by the parties at Completion in the agreed form;

“Shares”	means the Vodafone Target Company Shares and the Liberty Global Target Company Shares;

“Signing Protocol”	means the signing protocol in relation to this Agreement dated 15 February 2016 between the Sellers and the Purchaser;

“Specific Accounting Treatments”	has the meaning set out in paragraph 1 of Part A of Schedule 10;

“Standard Essential Patent”

means any patent necessary in order to comply with and implement an industry standard (and, for the purposes of this definition, a given patent is “necessary” to achieve an industry standard if use of that industry standard requires infringement of the relevant patent);

“Subsidiary”

means at any relevant time any then subsidiary or subsidiary undertaking of a Target Company, basic information concerning each current subsidiary and subsidiary undertaking of each Target Company being set out in Part B of Attachment 1 (Basic information about the Subsidiaries);

“Target Company”	means each of Vodafone Target Company and Liberty Global Target Company;

“Target Group”	means the Vodafone Target Group or the Liberty Global Target Group (as applicable);

“Target Liberty Global Capex Spend”	means, in relation to the Liberty Global Target Group, the amount of Liberty Global Capex Spend set out in Part D of Schedule 11;

“Target Liberty Global Net Debt”	means, in relation to the Liberty Global Target Group, the amount of Liberty Global Net Debt set out in Part A of Schedule 11;

“Target Liberty Global Working Capital”	means, in relation to the Liberty Global Target Group, the amount of Liberty Global Working Capital set out in Part A of Schedule 11;

“Target Vodafone Capex Spend”	means, in relation to the Vodafone Target Group, the amount of Vodafone Capex Spend set out in Part D of Schedule 11;

“Target Vodafone Net Debt”	means, in relation to the Vodafone Target Group, the amount of Vodafone Net Debt set out in Part A of Schedule 11 ;

“Target Vodafone Working Capital”	means, in relation to the Vodafone Target Group, the amount of Vodafone Working Capital set out in Part A of Schedule 11;

“Tax”	has the meaning given to that expression in the Tax Covenant;

“Tax Authority”	has the meaning given to that expression in the Tax Covenant;

“Tax Covenant”	means the Tax Covenant in the agreed form;

“Tax Return”	has the meaning given in the Tax Covenant;

“Tax Warranties”	means the Warranties set out in paragraphs 23 to 31 of Part A of Schedule 3 and paragraphs 1 and 2 of Part C of Schedule 3, and “Tax Warranty” shall be construed accordingly;

“Transaction Announcement”	means the announcement to be made by the Vodafone Guarantor and the Liberty Global Guarantor substantially in the agreed form;

“TS Intercompany Loan”	has the meaning given to it in sub-clause 2.1(B);

“TS Intercompany Payable”	has the meaning given to it in sub-clause 2.1(B);

“TS Technology Fee”	has the meaning given to it in sub-clause 2.1(B);

“UPC SFA”

means the senior secured credit facility agreement originally dated 16 January 2004 (as amended and restated from time and most recently on 9 February 2016) between (among others) UPC Broadband Holding BV and The Bank of Nova Scotia as facility agent;

“US GAAP”	means the generally accepted accounting standards, principles and practices in the United States in effect for the time being;

“VAT”	means:

(i) within the European Union, any tax imposed by any Member State in conformity with the Directive of the Council of the European Union on the common system of value added tax (2006/112/EC); and

(ii) outside the European Union, any tax corresponding to, or substantially similar to, the common system of value added tax referred to in paragraph (i) of this definition;

“VF Purchaser Exit Activities”	has the meaning given to it in sub-clause 15.9(B);

“Vodafone Bank Account”	means Vodafone’s bank account with BIC DEUTNL2A and IBAN NL64DEUT0265121868;

“Vodafone Capex Shortfall”	means, in relation to the Vodafone Target Group, the amount (if any) by which the Vodafone Capex Spend is less than the Target Vodafone Capex Spend as at the Completion Date;

“Vodafone Capex Spend”

means, in relation to the Vodafone Target Group, the aggregate amount of capital expenditure incurred and capitalised on the balance sheet in line with the relevant Accounting Principles by members of the Vodafone Target Group during the period from 31 December 2015 up to Completion but excluding: (i) any assets transferred from the Seller’s Retained Group; and (ii) expenditure relating to consumer customer-premises equipment;

“Vodafone Cash”

means, in relation to the Vodafone Target Group, the aggregate of its cash (by reference to the nominal ledgers of the Vodafone Target Group) and its cash equivalents, including all interest accrued thereon, as at Completion (but excluding all amounts and items included in the calculation of the Vodafone Working Capital) comprising each of the line items identified in the column headed “Cash” in Part C of Schedule 11;

“Vodafone Completion Statement”	has the meaning set out in paragraph 1 of Part C of Schedule 10;

“Vodafone Debt”

means, in relation to the Vodafone Target Group, the aggregate borrowings and indebtedness in the nature of borrowing owed to any banking, financial, acceptance credit, lending or other similar institution or organisation, or any other third party, or any member of the Vodafone Retained Group (which is not an amount or item included in the calculation of the Vodafone Working Capital), comprising each of the line items identified in the column headed “Debt” in Part C of Schedule 11, together with those items specifically required to be included in Vodafone Debt by paragraph 2.1 of Part B of Schedule 10, including:

	(a)	all outstanding principal and accrued and unpaid interest;

(b)

all obligations by way of acceptance credits, discounting or similar facilities, loan stocks, bonds, debentures, notes, overdrafts or any other similar arrangements the purpose of which is to raise money;

	(c)	Vodafone Capex Shortfall;

	(d)	Inter-Company Loan Payables (excluding any Agreed Shareholder Debt) and Inter-Company Loan Receivables; and

	(e)	vendor financing liabilities;

“Vodafone Exit Activities”	has the meaning set out in sub-clause 15.9(A);

“Vodafone Exit Date”

means the date on which Vodafone (together with each member of Vodafone’s Retained Group) ceases to hold a direct or indirect combined interest of 50% or more of the issued share capital in the Purchaser;

“Vodafone Inter-Company Loan Agreement”

means the loan agreement entered into on 20 December 2012 between Vodafone 2 (as lender) and the Vodafone Target Company (as borrower) and assigned on 23 January 2013 by Vodafone 2 (as lender) to Vodafone Investments Luxembourg S.à r.l. (as new lender), as amended, restated, varied, assigned, novated or transferred from time to time (including, for the avoidance of doubt, by the Vodafone Inter-Company Loan Amendment Agreement);

“Vodafone Inter-Company Loan Amendment Agreement”

means the loan agreement amending the Vodafone Inter-Company Loan Agreement to be entered into by the Vodafone Target Company (as borrower) and Vodafone Investments Luxembourg S.à r.l. prior to Completion in the agreed form and at a rate of interest on arm’s length terms (and which may be amended from time to time to reflect any rating agency requirements as described in clause 12.5 of the Shareholders Agreement);

“Vodafone JV Patent”

means any patent or patent application which, as at Completion, is owned (in whole or in part) by the Purchaser or any member of the Purchaser’s Group and has been used by any member of Vodafone’s Retained Group in the 12 months prior to Completion;

“Vodafone Net Debt”	means the Vodafone Cash less the Vodafone Debt;

“Vodafone Participants”	means those employees of the Vodafone Target Group who are participants in the Vodafone Share Schemes immediately prior to Completion;

“Vodafone Patent”

means any patent or patent application which, as at Completion, is owned (in whole or in part) by Vodafone or any member of Vodafone’s Retained Group and has been used by any member of the Vodafone Target Group in the 12 months prior to Completion;

“Vodafone Pre-Completion Reorganisation”	has the meaning set out in sub-clause 6.2;

“Vodafone Quarterly Update”	has the meaning set out in sub-clause 3.3;

“Vodafone Relief Period”	means the period running from Completion until the Vodafone Exit Date;

“Vodafone Share Schemes”	means any share schemes which the Vodafone Guarantor has in place from time to time;

“Vodafone Shares”	means the shares in the share capital of the Vodafone Guarantor;

“Vodafone Target Company”	means Vodafone Libertel B.V., basic information concerning which is set out in Part A of Attachment 1 (Basic information about the Target Companies);

“Vodafone Target Company Shares”	means all of the issued and outstanding share capital of the Vodafone Target Company;

“Vodafone Target Group”	means Vodafone Target Company and all its Subsidiaries;

“Vodafone Transferred Group”	has the meaning given in the Tax Covenant;

“Vodafone Working Capital”	means, in relation to the Vodafone Target Group, the working capital as at Completion comprising each of the line items identified in the column headed “Working Capital”

in Part C of Schedule 11, for the avoidance of doubt including any Inter-Company Trading Balances;

“Warranties”	means the warranties set out in Schedule 3 (Warranties) given by the Sellers, other than the JV Co Shares Warranties, and “Warranty” shall be construed accordingly; and

“Working Hours”	means 8.30 a.m. to 6.30 p.m. on a Business Day.

1.2                               In this Agreement, unless otherwise specified or the context otherwise requires:

(A)                               references to clauses, sub-clauses, paragraphs, sub-paragraphs, Schedules and Attachments are to clauses, sub-clauses, paragraphs and sub-paragraphs of, and Schedules and Attachments to, this Agreement;

(B)                               references to any document in the “agreed form” means that document in a form agreed by the Sellers and initialled for the purposes of identification on behalf of each of the Sellers, as validly amended from time to time;

(C)                               the singular shall include the plural and vice versa, and use of any gender includes the other genders;

(D)                               except as otherwise expressly provided in this Agreement, any express reference to an enactment (which includes any legislation in any jurisdiction) includes references to: (i) that enactment as amended, consolidated or re-enacted by or under any other enactment before or after the date of this Agreement; (ii) any enactment which that enactment re-enacts (with or without modification); and (iii) any subordinate legislation (including regulations) made before or after the date of this Agreement under that enactment as amended, consolidated or re-enacted as described in paragraph (i) or paragraph (ii) above, except to the extent that any of the matters referred to in paragraph (i) to paragraph (iii) (inclusive) above occurs after the date of this Agreement and increases or alters the liability of a Seller or the Purchaser under this Agreement;

(E)                                references to a “company” shall be construed so as to include any corporation or other body corporate, wherever and however incorporated or established;

(F)                                 references to a “person” shall be construed so as to include any individual, firm, company, corporation, body corporate, government, state or agency of a state, local or municipal authority or government body or any joint venture, association, partnership, works council or employee representative body (whether or not having separate legal personality);

(G)                               the expression “body corporate”, “debentures”, “holding company”, “subsidiary undertaking” and “wholly-owned subsidiary” shall have the meaning given in schedule 10 of the Large and Medium-sized Companies and Group (Accounts and Reports) Regulations 2008 (SI 2008 No. 410);

(H)                              references to a “subsidiary” has the meaning given to that term in article 2:24a of the Dutch Civil Code;

(I)                                   any reference to a “day” (including the phrase “Business Day”) shall mean a period of 24 hours running from midnight to midnight;

(J)                                   references to times are to Central European Time;

(K)                               references to “costs” and/or “expenses” suffered or incurred by a person shall not include any amount in respect of VAT comprised in such costs or expenses for which either that person or, if relevant, any other member of the VAT group to which that person belongs is entitled to credit as input tax;

(L)                                references to “writing” shall include any modes of reproducing words in a legible and non-transitory form;

(M)                            references to “including” or “includes” shall mean including or includes without limitation;

(N)                               references to “greater” shall be construed so that, for example, 10 represents a greater amount than 5, and -5 represents a greater amount than -10;

(O)                               references to “less” shall be construed so that, for example, 5 represents a lesser amount than 10, and -10 represents a lesser amount than -5;

(P)                                 references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official, or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(Q)                               all headings and titles are inserted for convenience only and are to be ignored in the interpretation of this Agreement; and

(R)                               the Schedules and Attachments form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules and Attachments.

2.                                      Sale and purchase and contribution and/or transfer

2.1                               On and subject to the terms and conditions of this Agreement, at Completion the following steps shall occur sequentially in the order set out below:

(A)                               Liberty Global shall contribute with full title guarantee, by way of share premium contribution, and the Purchaser shall accept, the Liberty Global Target Company Shares free from all charges and encumbrances and from all other rights exercisable by third parties, together with all rights attached or accruing to them at Completion, pursuant to a notarial deed to that effect to be executed before the Notary (the “Liberty Global Deed of Transfer”);

(B)                               immediately following the step set out in sub-clause 2.1(A) (and subject to sub-clause 6.3A), the Existing Technology Services Agreement will be terminated in consideration for Ziggo Services B.V. and Ziggo B.V. each paying a termination fee to Liberty Global B.V. (the “TS Technology Fee”), such amount either to be left outstanding as an intercompany payable (a “TS Intercompany Payable”) or to be funded by an intra-group loan from Liberty Global (a “TS Intercompany Loan”);

(C)                               immediately following the step set out in sub-clause 2.1(B) (and subject to sub-clause 6.3A), Liberty Global shall procure that:

(i)                                     if a TS Intercompany Payable is created pursuant to the step set out in sub-clause 2.1(B), Liberty Global B.V. will assign all of its rights under the TS Intercompany Payable to Liberty Global, and then Liberty Global will immediately assign its rights under the TS Intercompany Payable to the Purchaser as a share premium contribution and subsequent assignments will immediately take place in the same form down the corporate chain to UPC Nederland Holding III B.V. or Ziggo Bond Company B.V. (as applicable), which will then immediately either assign the relevant TS Intercompany Payable to Ziggo Services B.V. or Ziggo B.V. (as applicable) and as a share premium contribution or settle the TS Intercompany Payable in exchange for the issue of shares, such that the TS Intercompany Payable is extinguished; or

(ii)                                  if a TS Intercompany Loan is created pursuant to the step set out in sub-clause 2.1(B), Liberty Global will assign all of its rights under the TS Intercompany Loan to the Purchaser as a share premium contribution and subsequent assignments will immediately take place in the same form down the corporate chain to UPC Nederland Holding III B.V. or Ziggo Bond Company B.V. (as applicable), which will then immediately either assign the relevant TS Intercompany Loan to Ziggo Services B.V. or Ziggo B.V. (as applicable) as a share premium contribution or settle the TS Intercompany Loan in exchange for the issue of shares, such that the TS Intercompany Loan is extinguished;

(D)                               immediately following the step(s) set out in sub-clause 2.1(C) Liberty Global shall procure that the Purchaser adopts the Articles of Association (in accordance with sub-paragraph 1(F) of Part B of Schedule 2 (Completion arrangements));

(E)                                immediately following the step set out in sub-clause 2.1(D), Liberty Global shall transfer with full title guarantee, and Vodafone shall accept, the JV Co Shares free from all charges and encumbrances and from all other rights exercisable by third parties, together with all rights attached or accruing to them at Completion, pursuant to a notarial deed to that effect to be executed before the Notary (the “Parties’ Deed of Transfer”); and

(F)                                 immediately following the step set out in sub-clause 2.1(E), Vodafone shall contribute with full title guarantee, by way of share premium contribution, and the Purchaser shall accept, the Vodafone Target Company Shares free from all charges and encumbrances and from all other rights exercisable by third parties, together with all rights attached or accruing to them at Completion, pursuant to a notarial deed to that effect to be executed before the Notary (the “Vodafone Deed of Transfer”).

2.2                               Vodafone shall procure that, on or prior to Completion, any and all rights of pre-emption over the Vodafone Target Company Shares and Liberty Global shall procure that, on or prior to Completion, any and all rights of pre-emption over the Liberty Global Target Company Shares and the JV Co Shares, in each case, are waived irrevocably by the persons entitled thereto.

2.3                               If the Sellers agree in writing no fewer than four Business Days prior to Completion:

(A)                               the steps in sub-clause 2.1 shall be amended so that Liberty Global shall contribute certain of the Liberty Global Target Company Shares (such shares being for the purpose of this sub-clause 2.3 the “Liberty Global Contribution Shares”) and sell the remainder of the Liberty Global Target Company Shares (such shares being for the purpose of this sub-clause 2.3 the “Liberty Global Sale Shares”), in each case to the Purchaser, free from all charges and encumbrances and from all other rights exercisable by third parties, together with all rights attached or accruing to them at Completion, and the Purchaser shall accept the Liberty Global Target Company Shares;

(B)                               the steps in sub-clause 2.1 shall be amended so that Vodafone shall contribute certain of the Vodafone Target Company Shares (such shares being for the purpose of this sub-clause 2.3 the “Vodafone Contribution Shares”) and sell the remainder of the Vodafone Target Company Shares (such shares being for the purpose of this sub-clause 2.3 the “Vodafone Sale Shares”), in each case to the Purchaser, free from all charges and encumbrances and from all other rights exercisable by third parties, together with all rights attached or accruing to them at Completion, and the Purchaser shall accept the Vodafone Target Company Shares; and

(C)                               the transfers of the Liberty Global Sale Shares and the Vodafone Sale Shares in sub-clauses 2.3(A) and 2.3(B) shall be given in consideration for debt left outstanding from the Purchaser (as borrower) to each Seller in equal proportions (as lenders), such debt being on substantially the same terms as those set out in the Vodafone Inter-Company Loan Amendment Agreement and the Liberty Global Inter-Company Loan Amendment Agreement.

3.                                      Estimated Vodafone Equalisation Consideration

3.1                               Subject to sub-clause 3.2, one Business Day before Completion, Vodafone shall pay into the Notary Bank Account in accordance with clause 29 an amount equal to the Initial Vodafone Equalisation Consideration:

(A)                               plus the Pre-Completion Liberty Global Net Debt Adjustment;

(B)                               minus the Pre-Completion Vodafone Net Debt Adjustment;

(C)                               plus the Pre-Completion Liberty Global Working Capital Adjustment; and

(D)                               minus the Pre-Completion Vodafone Working Capital Adjustment,

(the aggregate of such amounts being the “Estimated Vodafone Equalisation Consideration”), all in accordance with sub-clause 9.4.

3.2                               If the Estimated Vodafone Equalisation Consideration is a negative number, one Business Day before Completion, Liberty Global shall pay into the Notary Bank Account in accordance with clause 29 an amount equal to the amount of the Estimated Vodafone Equalisation Consideration (for the avoidance of doubt, being expressed as a positive number), all in accordance with sub-clause 9.4.

3.3                               Prior to Completion:

(A)                               Vodafone undertakes to keep Liberty Global reasonably informed of its estimates as to the Pre-Completion Vodafone Net Debt Adjustment and Pre-Completion Vodafone Working Capital Adjustment including (unless Liberty Global agrees otherwise) providing Liberty Global, at quarterly meetings or as otherwise agreed by the Sellers, with updates within 15 Business Days of the end of each calendar quarter (31 March, 30 June, 30 September and 31 December) of its estimates as to the Vodafone Net Debt and Vodafone Working Capital as at the end of the relevant calendar quarter in the format set out in Part E of Schedule 11 (Financial Adjustments: Amounts) (a “Vodafone Quarterly Update”), and, at the reasonable request of Liberty Global, meet with Liberty Global’s representatives to discuss any Vodafone Quarterly Update; and

(B)                               Liberty Global undertakes to keep Vodafone reasonably informed of its estimates as to the Pre-Completion Liberty Global Net Debt Adjustment and Pre-Completion Liberty Global Working Capital Adjustment including (unless Vodafone agrees otherwise) providing Vodafone, at quarterly meetings or as otherwise agreed by the Sellers, with updates within 15 Business Days of the end of each calendar quarter (31 March, 30 June, 30 September and 31 December) of its estimates as to the Liberty Global Net Debt and Liberty Global Working Capital as at the end of the relevant calendar quarter in the format set out in Part E of Schedule 11 (Financial Adjustments: Amounts) (a “Liberty Global Quarterly Update”) and, at the reasonable request of Vodafone, meet with Vodafone’s representatives to discuss any Liberty Global Quarterly Update.

3.4                               On the Business Day following the date on which the last in time of the conditions listed in Schedule 1 (Conditions to Completion) shall have been satisfied or waived in accordance with this Agreement or such other date as the parties may agree:

(A)                               Vodafone shall notify Liberty Global of the Pre-Completion Vodafone Net Debt Adjustment and Pre-Completion Vodafone Working Capital Adjustment, in each case (a) all estimates being made in good faith, (b) calculated on a basis consistent with the provisions set out in Schedule 10 (Post-Completion Financial Adjustments), and (c) accompanied by reasonable supporting evidence for such estimates including an explanation of material movements between the last Vodafone Quarterly Update; and

(B)                               Liberty Global shall notify Vodafone of the Pre-Completion Liberty Global Net Debt Adjustment and Pre-Completion Liberty Global Working Capital Adjustment, in each case (a) all estimates being made in good faith, (b) calculated on a basis consistent with the provisions set out in Schedule 10 (Post-Completion Financial Adjustments), and (c) accompanied by reasonable supporting evidence for such estimates including an explanation of material movements between the last Liberty Global Quarterly Update.

3.5                               Following Completion, the Estimated Vodafone Equalisation Consideration shall be adjusted as set out in Schedule 10 (Post-Completion Financial Adjustments) and the “Final Vodafone Equalisation Consideration” shall be the Estimated Vodafone Equalisation Consideration as adjusted by any payments required to be made under Part D of Schedule 10 (Post-Completion Financial Adjustments). The Final Vodafone Equalisation Consideration shall (subject to further adjustment, if applicable, pursuant to sub-clause 29.8) be adopted for all Tax reporting purposes.

4.                                      Conditions

4.1                               The contribution and/or transfer of the Shares and sale of the JV Co Shares pursuant to this Agreement are in all respects conditional upon those matters listed in Schedule 1 (Conditions to Completion).

4.2                               Vodafone will use all reasonable endeavours to fulfil or procure the fulfilment of the conditions listed in paragraphs 1 and 2 of Schedule 1 (Conditions to Completion) before the Long Stop Date and will notify the Purchaser and Liberty Global as soon as reasonably practicable of the satisfaction of each such condition.

4.3                               Liberty Global will use all reasonable endeavours to fulfil or procure the fulfilment of the conditions listed in paragraphs 1 and 2 of Schedule 1 (Conditions to Completion) before the Long Stop Date and will notify the Purchaser and Vodafone as soon as reasonably practicable of the satisfaction of each such condition.

4.4                               The Sellers shall consent, cooperate and keep each other reasonably informed regarding communications with, and requests for additional information from, the Relevant Regulatory Authorities regarding the preparation and filing of the notifications necessary for the fulfilment of the conditions in paragraph 1 and paragraph 2 of Schedule 1 (Conditions to Completion). The Sellers shall use their respective best endeavours to provide promptly all information that is requested pursuant to a request by the Relevant Regulatory Authorities. To the extent permitted by law or regulation, the Sellers shall provide each other with a reasonable opportunity to review and comment on any information provided to the Relevant Regulatory Authorities in relation to the transactions contemplated by this Agreement.

4.5                               The Sellers shall each have an opportunity to approve and mutually agree on the joint contents of any submissions to the Relevant Regulatory Authorities (excluding any information which is confidential to any Seller) and shall be jointly responsible for the accuracy of such contents. Each Seller shall be responsible for the accuracy of the contents of any submissions to the Relevant Regulatory Authorities that exclusively relate to itself, its Target Group and any member of its Retained Group.

4.6                               Each Seller undertakes to disclose in writing to the other anything which will or may prevent any of the conditions set out in Schedule 1 (Conditions to Completion) from being satisfied on or prior to the Long Stop Date immediately after it comes to their attention. Without prejudice to the generality of the foregoing, this includes disclosure of any indication that any Relevant Regulatory Authority may intend to withhold its approval of, or raise an objection to, or withdraw any licence or authorisation following, or impose a condition on or following, the sale and purchase of the Shares pursuant to this Agreement.

4.7                               The condition set out at paragraph 2 (Minister for Economic Affairs) of Schedule 1 (Conditions to Completion) may be waived by the Sellers jointly in writing.

4.8                               If any of the conditions set out in Schedule 1 (Conditions to Completion) is not fulfilled by the relevant Seller or Sellers, as the case may be, on or before 5.00 p.m. on the Long Stop Date then the parties may postpone the Long Stop Date by agreement between them (the Long Stop Date, as so postponed, being the “Postponed Long Stop Date”).

4.9                               If, in the circumstances set out in sub-clause 4.8, either:

(A)                               the Long Stop Date is not postponed; or

(B)                               any of the conditions remain to be fulfilled or waived by 5.00 p.m. on the Postponed Long Stop Date,

subject to sub-clause 4.10, this Agreement shall be capable of termination by either party immediately on written notice to the other.

4.10                        If this Agreement terminates in accordance with sub-clause 4.9, and without limiting the relevant Seller’s right to claim damages, all obligations of the parties under this Agreement shall end (except for the provisions of this clause 4.10 and clauses 1 (Interpretation) and 25 (Notices) to 35 (Language) inclusive) but (for the avoidance of doubt) all rights and liabilities of the parties which have accrued before termination shall continue to exist.

5.                                      Conduct of business before Completion

5.1                               Subject to applicable law and to sub-clause 5.2, each Seller shall procure that, between the date of the Signing Protocol and Completion, no member of its Target Group will undertake, and each Seller warrants that no member of its Target Group has undertaken since the date of the Signing Protocol, any act which is outside the ordinary course of the business of such Target Group member as carried on at the date of the Signing Protocol without the prior written consent of the other Seller (such consent not to be unreasonably withheld or delayed), which consent states that it is being given for the purposes of this sub-clause 5.1. In particular, each Seller shall procure that no member of its Target Group will undertake, and each Seller warrants that no member of its Target Group has undertaken since the date of the Signing Protocol, any of the acts or matters listed in Schedule 5 (Conduct of business before Completion) without the prior written consent of the other Seller identified as being for the purposes of this sub-clause 5.1 (such consent not to be unreasonably withheld or delayed).

5.2                               Sub-clause 5.1 shall not operate so as to restrict or prevent:

(A)                               the Liberty Global Pre-Completion Reorganisation;

(B)                               the Vodafone Pre-Completion Reorganisation;

(C)                               any action taken by Vodafone or any member of its Retained Group in connection with the KPN Litigation or any distribution to its Retained Group of any payment, or damages made or awarded pursuant to any judgement, award or settlement of the KPN Litigation;

(D)                               any action taken by Vodafone or any member of its Retained Group in connection with any matter listed in sub-clauses 10.17 and 10.18 or by Liberty Global or any member of its Retained Group in connection with any matter listed in sub-clause 10.16;

(E)                                any matter reasonably undertaken by any member of a Target Group or a Retained Group in the case of an emergency or disaster or other serious incident or circumstance with the intention of minimising any adverse effect on the relevant Target Group (and of which the other Seller and the Purchaser will be promptly notified);

(F)                                 any matter to the extent that it is expressly provided for (i) in the case of Liberty Global, in the document entitled “16.12.20. 20160127 Lynx LRP December Roll_v14.xlsx” set out in folder 16.12.20 of the Liberty Global Data Room, or (ii) in the case of Vodafone, in the Vodafone 2017 Budget set out in folder 10.1.2.8 of the Vodafone Data Room and/or the Vodafone Long Range Plan set out in folder 10.1.2.3 of the Vodafone Data Room;

(G)                               completion or performance of any obligation undertaken pursuant to any contract or arrangement entered into by or relating to any member of the relevant Target Group before the date of the Signing Protocol and fairly disclosed in the relevant Data Room.

(H)                              preparation for any Recapitalisation in accordance with the principles set out in Schedule 3 (excluding paragraph (A)) to the Shareholders Agreement or (ii) preparation for and implementation of any refinancing (other than refinancing of any bonds) or repayment of the Financing Facilities of the Liberty Global Target Group or (iii) any activity, in the reasonable opinion of Liberty Global, required to manage the covenants of the Liberty Global Target Group and, for the avoidance of doubt, nothing in Schedule 5 shall place any restriction on the price or margin at which financial indebtedness (other than bonds) may be issued or refinanced;

(I)                                   any increase in emoluments of any category of employees of any member of the Target Group where such increase is made in accordance with the normal practice of the relevant employing member of the relevant Target Group in relation to an annual review process;

(J)                                   the payment of any Tax liability, the due date for payment of which falls on or before the Completion Date, or the utilisation or set-off of any Tax relief where, but for such utilisation or set-off, any Tax liability would have arisen of which the due date of payment would have fallen on or before the Completion Date;

(K)                               a payment to a member of the relevant Retained Group to reimburse a payment of any Tax liability made on behalf of a member of the Target Group, where the due date for payment to the relevant Retained Group member falls on or before the Completion Date;

(L)                                any other matter required or expressly permitted by the Share Purchase Documents or necessary to implement the transfer of the Shares to the Purchaser and the transfer of the JV Co Shares to Vodafone in accordance with this Agreement;

(M)                            any matter required in order to comply with any law or regulation (including the requirements of any relevant governmental or regulatory authority);

(N)                               any vendor financing, handset financing or cash management activities by members of the Target Group or the Retained Group, including upstreaming and downstreaming of funds by way of inter-company loans, dividends and/or equity contributions;

(O)                               the obtaining of a consumer credit licence by Ziggo Toestel Financiering B.V.; or

(P)                                 the granting of any guarantee by UPC Western Europe Holding BV and UPC Western Europe Holding 2 BV in connection with the amendment and restatement of the Intercreditor Agreement (as defined in the UPC SFA).

5.3                               Consent under sub-clause 5.1 shall be deemed to have been given to the relevant Seller if such consent has neither been granted nor denied by the other Seller within ten Business Days of the Seller notifying the other in accordance with clause 25 (Notices) of its intention to undertake such act or matter.

5.4                               Between the date of this Agreement and Completion, the parties shall cooperate in good faith:

(A)                               to agree definitive and legally binding documentation with respect to the Framework Agreement and, if at Completion legally binding documentation with respect to the Framework Agreement has not been agreed, the Framework Agreement Term Sheet shall be binding on the parties in accordance with its terms; and

(B)                               to complete the following information in relation to the following appointments to be made under the Shareholders Agreement: the Supervisory Directors; the Chairman (and the sequence in which the Shareholders have the right to appoint the Chairman); the secretary of the Company; the Managing Director and CEO; the Managing Director and CFO; the CTO; the Head of Consumer Business; the Head of Enterprise Business; the Head of Human Resources; the General Counsel, in each case as those terms are defined in the Shareholders Agreement;

(C)                               to agree the board regulations for each of the managing board and supervisory board of the Purchaser; and

(D)                               to agree the appropriate corporate policies and procedures to be adopted by the Purchaser (including a bribery and corruption policy, insider dealing policy and data protection and privacy policy), being at least as stringent as the equivalent policies adopted by Vodafone and Liberty Global in relation to their respective Retained Groups (unless otherwise agreed by the Sellers in writing).

5.5                               Each of the Sellers undertakes, subject to the limitations of competition law, to keep the other reasonably informed of its Target Group’s trading updates including (unless otherwise agreed between the Sellers) providing such other Seller with copies of its Target Group’s monthly management accounts and key KPIs within 15 Business Days of the end of each calendar month to be provided, with respect to Vodafone, substantially in the form of the Exco Summary Performance Packs contained in folder 10.1.1 of the Data Room, and, with respect to Liberty Global, substantially in the form of the Financial Reports (Monthly Management Accounts and KPIs) contained in folders 2.03.01 and 2.03.02 of the Data Room, and at the reasonable request of the other Seller, meeting with such other Seller’s representatives to discuss such management accounts and KPIs.

5.6                               Liberty Global undertakes to Vodafone that, between the date of this Agreement and Completion, it shall procure that the Purchaser:

(A)                               shall not incur any liabilities or obligations (whether, in each case, contingent or otherwise) except any immaterial liabilities or obligations which were or are required to be incurred in respect of its incorporation and other than as expressly set out in this Agreement;

(B)                               shall not be engaged in any trading or take any action other than directly for the purpose of entering into this Agreement and implementing the transactions contemplated by this Agreement;

(C)                               shall not act in breach of any applicable law or judgment; and

(D)                               shall not waive or otherwise compromise any rights which it has, or which arise, pursuant to or in connection with any of the Share Purchase Documents and will preserve such rights, and Liberty Global warrants to Vodafone that the Purchaser has not done any of the acts set out in sub-clauses (A) to (D) above since the date of on which the Purchaser was incorporated.

5.7                               Liberty Global shall, if it in its absolute discretion elects, procure that Ziggo Toestel Financiering B.V, obtains a consumer credit licence between the date of this Agreement and Completion. Liberty Global undertakes to notify Vodafone as soon as reasonably practicable if Ziggo Toestel Financiering B.V, obtains such a consumer credit licence prior to Completion.

5.8

(A)                               Liberty Global warrants to the Purchaser at the date of the Signing Protocol that (i) the Existing Interest Rate Derivatives and the Existing FX Derivatives are the only Derivatives that have been entered into by any member of the Liberty Global Target Group and are outstanding and that no amendments have been made to or actions taken in relation to the Existing Interest Rate Derivatives or the Existing FX Derivatives since 31 December 2015, and (ii) none of the Existing Interest Rate Derivatives or Existing FX Derivatives has been cashed out, settled or closed out and the notional amounts of the Existing Interest Rate Derivatives and Existing FX Derivatives have not been increased or reduced since 31 December 2015.

(B)                               Except (i) with the prior written consent of Vodafone (such consent not to be unreasonably withheld or delayed) or (ii) where Liberty Global and Vodafone agree (each acting reasonably) amendments to the provisions of Schedule 10 (Post-Completion Financial Adjustments) to reflect the relevant action referred to in paragraphs (i) to (iv) below, prior to Completion, Liberty Global undertakes to procure that:

(i)                                     no amendments are made to or actions taken in relation to the Existing Interest Rate Derivatives or the Existing FX Derivatives;

(ii)                                  no new Derivatives (other than Derivatives entered into in relation to an issue or refinancing of financial indebtedness provided that such Derivatives are entered into in accordance with past practice to hedge to maturity interest rate or currency risk) are entered into by any member of the Liberty Global Target Group and none of the Existing Interest Rate Derivatives or the Existing FX Derivatives is replaced;

(iii)                               none of the Existing Interest Rate Derivatives or the Existing FX Derivatives is cashed out, settled or closed out and no action is taken to increase or reduce the notional amounts of the Existing Interest Rate Derivatives or the Existing FX Derivatives, in each case in the period between the date of the Signing Protocol and Completion; and

(iv)                              all of the obligations of members of the Liberty Global Target Group under and pursuant to the Existing Interest Rate Derivatives and Existing FX Derivatives are complied with.

5.9                               Liberty Global shall use reasonable endeavours (i) on or before Completion, to procure the transfer of the rights and obligations of any member of its Retained Group under the Ajax Contract to a member of the Liberty Global Target Group and (ii) to procure that any member of its Retained Group which is a party to the Ajax Contract shall act in accordance with the reasonable instructions of the Liberty Global Target Group with respect to the fulfilment of the Ajax Contract.

5.10                        Vodafone undertakes to the Purchaser that it shall use all reasonable endeavours to comply, and procure that each member of the Vodafone Target Group uses all reasonable endeavours to comply (in each case between the date of the Signing Protocol and Completion), with the Dutch Consumer Credit Act (Wet op het consumentenkrediet), the Dutch Financial Supervisory Act (Wet op het financieel toezicht) and all laws and regulations relating to them as a result of the Handset Financing Ruling.

5.11                        Liberty Global shall pay to the Purchaser such amount as is required to indemnify the Purchaser and each member of the Purchaser’s Group against all action, claims, proceedings, loss, damage, penalty, payments, costs or expenses (together “Indemnified TSA Costs”) incurred by the Purchaser or any member of the Purchaser’s Group in relation to or arising out of the payment of the TS Technology Fee by Ziggo Services B.V. and/or Ziggo B.V. to Liberty Global pursuant to the TSA Steps as envisaged by sub-clauses 2.1(B) and (C), provided that for the avoidance of doubt Liberty Global shall not be liable under this sub-clause 5.11 for any Indemnified TSA Costs to the extent that they that arise as a result of or by reference to the non-deductibility and/or non-amortisation for Tax purposes of the TS Technology Fee or any asset attributable to the TS Technology Fee.

6.                                      Pre-Completion Steps

6.1                               Before Completion, Liberty Global shall carry out the pre-Completion steps set out in, and in accordance with, Schedule 7 (together the “Liberty Global Pre-Completion Reorganisation”). At least 5 Business Days before taking any of the steps set out in Schedule 7 or sub-clauses 2.1(B) and 2.1(C), Liberty Global shall provide Vodafone with all draft documentation for implementing each step and shall, in its sole discretion, consult with Vodafone in relation to such step or document.

6.2                               Before Completion, Vodafone shall carry out the pre-Completion steps set out in, and in accordance with, Schedule 8 (the “Vodafone Pre-Completion Reorganisation”). At least 5 Business Days before taking any of the steps set out in Schedule 8, Vodafone shall provide Liberty Global with all draft documentation for implementing each step and shall, in its sole discretion, consult with Liberty Global in relation to such step or document.

6.3                               Neither the Liberty Global Pre-Completion Reorganisation nor the Vodafone Pre-Completion Reorganisation may be amended, except with the prior written consent of both Sellers, such consent not to be unreasonably withheld or delayed.

6.3A                      Liberty Global and Vodafone shall discuss in good faith the characterisation and Tax implications of the steps outlined in clauses 2.1(B) and (C) (the “TSA Steps”), with a view to reaching agreement, no later than thirty (30) Business Days prior to Completion, on the most efficient manner to implement the transactions contemplated by the TSA Steps having regard (amongst other things) to the Tax and accounting treatment of those steps for the Purchaser’s Group and the Liberty Global Retained Group.

6.4                               Before Completion, subject to the provisions of Schedule 7 and Schedule 8, each Seller shall procure that each Inter-Company Loan Receivable is settled in full either by payment in cash, by distribution in cash or in specie or by set off against an equal amount of Inter-Company Loan Payables, such that no Inter-Company Loan Receivables will exist at Completion.

6.5                               Unless the Sellers otherwise agree in writing identified as being for the purposes of this sub-clause 6.5, each Seller shall:

(A)                               by no later than ten (10) Business Days before Completion, agree with the other Seller the applicable arms’ length interest rate to be adopted for the purposes of the Liberty Global Inter-Company Loan Amendment Agreement and the Vodafone Inter-Company Loan Amendment Agreement;

(B)                               on a date agreed between the Sellers in writing (or, if not agreed, ten (10) Business Days before Completion), notify the other Seller of the amount of each of its respective Inter-Company Loan Payables as at that date; and

(C)                               no later than five Business Days after the receipt of the notifications in sub-clause 6.5(B) (or, if a date is not agreed under sub-clause 6.5(B)), five Business Days prior to Completion) repay or capitalise (or procure the repayment or capitalisation of) all of its Inter-Company Loan Payables, including all Inter-Company Loan Payables which may have arisen since the date of the notices provided in sub-clause (A), except its Agreed Shareholder Debt, so that no Inter-Company Loan Payables except the Agreed Shareholder Debt remain outstanding at Completion.

For the purposes of this clause 6.5, a “capitalisation” shall constitute a share premium contribution or a settlement in consideration for the issue of ordinary shares, in which case the lender shall procure that those shares will be transferred directly or indirectly to the direct parent of the borrower or an assignment of the relevant loan receivable by the lender directly or indirectly to the relevant direct parent of the borrower followed by settlement by way of a share premium contribution or in consideration for the issue of ordinary shares (or steps with equivalent effect).

6.6                               Immediately following the step set out in clause 6.5, and subject to agreement by the Sellers with respect to the applicable arms’ length interest rate, (A) Liberty Global shall procure the entry by the relevant members of its Target Group and/or Retained Group into the Liberty Global Inter-Company Loan Amendment Agreement and (B) Vodafone shall procure the entry by the relevant members of its Target Group and/or Retained Group into the Vodafone Inter-Company Loan Amendment Agreement.

6.7                               Following the steps in clauses 6.4 and 6.5 (and both prior to and following Completion), either Seller (the “Discussion Notice Sender”) may issue a notice (a “Discussion Notice”) to the other Seller (the “Recipient”), requiring both Sellers to discuss in good faith and cooperate with each other to agree in writing a mutual arrangement in respect of such of their respective Target Groups’ Inter-Company Loan Payables as are outstanding at the date of the Discussion Notice (including, for the avoidance of doubt, the Agreed Shareholder Debt). Following the receipt of a Discussion Notice by the Recipient, the Sellers shall so discuss and cooperate for a period of 15 Business Days. If, at the end of such period, the Sellers have not reached such agreement, the Discussion Notice Sender shall be entitled to issue a notice (a “Capitalisation Notice”) to the Recipient, requiring both Sellers to capitalise (or procure the capitalisation of) their respective Target Groups’ Inter-Company Loan Payables as at the date of the Capitalisation Notice (including, for the avoidance of doubt, the Agreed Shareholder Debt) in full, in which case both Sellers shall capitalise (or procure the capitalisation of)

their respective Target Groups’ Inter-Company Loan Payables as at the date of the Capitalisation Notice in full within five Business Days after receipt by the Recipient of the Capitalisation Notice. For the purposes of this clause 6.7, a “capitalisation” shall constitute a share premium contribution or a settlement in consideration for the issue of ordinary shares, in which case the lender shall procure that those shares will be transferred directly or indirectly to the direct parent of the borrower or an assignment of the relevant loan receivable by the lender directly or indirectly to the relevant direct parent of the borrower followed by settlement by way of a share premium contribution or in consideration for the issue of ordinary shares (or steps with equivalent effect).

6.8                               If the Sellers are unable to agree the applicable interest rate that should apply to both the Liberty Global Inter-Company Loan Amendment Agreement and the Vodafone Inter- Company Loan Amendment Agreement by ten (10) Business Days before Completion, either party may issue a Capitalisation Notice in accordance with the procedure set out in clause 6.7 provided that such notice is issued no fewer than five (5) Business Days prior to Completion.

Consultation with the Dutch Tax Authority

6.9                               Promptly after the date of this Agreement, the Sellers shall jointly consult with the relevant competent department/office of the Tax Authority in The Netherlands (the “Dutch Tax Authority”) in order to discuss and agree the Dutch Tax consequences of the internal and external debt financing at the level of the Purchaser and the Target Companies, including pursuant to any Recapitalisation or refinancing (the “Joint Matter”), provided that, in relation to the Joint Matter, Liberty Global shall, subject to sub-clause 6.10, lead and control conduct of any proceedings taken in connection with the Joint Matter (including by sending all correspondence and attending all meetings and calls) unless Liberty Global and Vodafone agree (acting in good faith) that it would be more appropriate for Vodafone to lead and control such proceedings (subject to sub-clause 6.10) having regard, amongst other things, to the particular Dutch Tax Authority office that is determined to be responsible for the Joint Matter.

6.10                        Where there is or is to be any correspondence, meeting or telephone call with the Dutch Tax Authority in relation to a Joint Matter, each Seller and the Purchaser shall, and shall procure that the relevant Group Company shall:

(A)                               promptly send copies of all such correspondence received, and copies of all draft replies, to the other parties;

(B)                               give each Seller an opportunity to make comments on all draft replies mentioned in sub-clause (A) above a reasonable time in advance of the submission of those replies to the Dutch Tax Authority, and shall ensure that all reasonable comments received prior to their submission to the Dutch Tax Authority are properly reflected therein; and

(C)                               give reasonable advance notice of any such meeting or call to the other parties and shall permit the other parties’ nominated individual(s) to attend and participate in such meeting or call, in each case only to the extent that the relevant correspondence, reply, meeting or call relates to the Joint Matter.

6.11                        Subject to sub-clause 6.9, Liberty Global shall be entitled to consult with the Dutch Tax Authority in order to discuss and agree the Dutch Tax consequences of the Liberty Global Pre-Completion Reorganisation and the contribution and/or transfer of the Liberty Global Transferred Group to the Purchaser, provided that Liberty Global shall keep Vodafone reasonably informed of the progress of those discussions.

6.12                        Subject to sub-clause 6.9, Vodafone shall be entitled to consult with the Dutch Tax Authority in order to discuss and agree the Dutch Tax consequences of the Vodafone Pre-Completion Reorganisation and the contribution and/or transfer of the Vodafone Transferred Group to the Purchaser, provided that Vodafone shall keep Liberty Global reasonably informed of the progress of those discussions.

6.13                        The Sellers and the Purchaser shall, and the Purchaser shall procure that the members of the Purchaser’s Group shall, subject to compliance with applicable competition and other laws, afford such access to their personnel, books, accounts and records and provide such assistance as is necessary and reasonable to enable each other to conduct matters in accordance with their rights and obligations under sub-clauses 6.9 to 6.12.

7.                                      Post-Completion reorganisation

7.1                               Immediately following Completion, the Sellers shall procure that the Purchaser shall contribute the Vodafone Target Company Shares to Ziggo Group Holding B.V..

7.2                               Subject to completion of the step set out in sub-clause 7.1 above, on or following Completion, the Purchaser shall procure that the following steps are taken in sufficient time to enable the Recapitalisation to take place in accordance with the provisions of the Shareholders Agreement, in each case unless the Sellers otherwise agree in writing:

(A)                               the incorporation of (i) a new wholly owned Subsidiary by the Liberty Global Target Company (“New Sub-Holdco I”) and (ii) a new wholly owned Subsidiary by New Holdco I (“New Sub-Holdco II”); and

(B)                               the contribution of the Vodafone Target Company first to New Sub-Holdco I and then by New Sub-Holdco I to New Sub-Holdco II.

8.                                      Recapitalisation

8.1                               Prior to and following Completion, the Sellers shall discuss in good faith and cooperate with each other in relation to the matters set out below (it being acknowledged that these matters may involve other members of the Sellers’ respective groups), and each Seller shall use reasonable endeavours to cause its advisers and representatives, including legal and accounting advisers and representatives, to cooperate in relation to the matters set out below, in each case in connection with any Recapitalisation (including any offering or private placement of debt securities) carried out in accordance with the principles set out in Schedule 3 (Warranties) (excluding paragraph (A)) of the Shareholders Agreement and clause 6.9 of this Agreement, including:

(A)          providing the other Seller as promptly as practicable (and in any event no later than on or about Completion) with such financial information (including pro forma information and related reconciliation from IFRS to US GAAP) and other pertinent information (including updates to such information) regarding members of its Target Group as may be reasonably requested in connection with any Recapitalisation, including information that is customary to be included in marketing materials, offering documentation and/or any other documentation or deliverables, and comfort information in connection with auditor comfort letters required by the other Seller’s advisers (together the “Required Information”);

(B)          participating in a reasonable number of meetings (including customary meetings with the parties acting as lead arrangers or agents for, and prospective lenders and purchasers of, the relevant indebtedness (on the one hand) and senior management, representatives and/or advisors of members of its Target Group with appropriate seniority and expertise (on the other hand)), presentations, road shows, due diligence sessions, drafting sessions and sessions with rating agencies, and assisting with the preparation of materials for such meetings, presentations, road shows and sessions, and otherwise reasonably cooperating with marketing efforts;

(C)          issuing customary representation letters to auditors and using its reasonable endeavours to obtain customary consents and comfort letters of independent accountants and customary legal opinions and 10b-5 letters (including providing any information reasonably requested for due diligence purposes);

(D)          assisting with the preparation of customary confidential information memoranda and other customary marketing materials to be used in connection with any syndication reasonably deemed necessary by any lead arranger or equivalent person;

(E)           assisting with the procurement of public corporate credit ratings, public corporate family ratings and public ratings (as applicable) from each of Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., respectively, in respect of relevant issuers, borrowers and guarantors and facilities, notes and other instruments issued;

(F)           assisting with the preparation of any credit agreements, indentures and similar documents and any pledges, security documents and intercreditor agreements and other financing documents, collateral filings and other certificates and documents, and otherwise reasonably facilitating the pledging of collateral;

(G)          providing all such documents and other information about any members of the Target Group as are reasonably requested with respect to applicable “know your customer” and anti-money laundering rules and regulations including the USA PATRIOT Act;

(H)          if requested, arranging for the repayment of indebtedness of its Target Group and using its reasonable endeavours to obtain customary pay-off letters, lien terminations, title transfers, and instruments of discharge or transfer relating to any collateral to be delivered;

(I)            cooperating reasonably with financing sources’ due diligence, to the extent customary and reasonable;

(J)            using its reasonable endeavours to provide certificates from the relevant members of the Target Group with respect to the information provided by such members in any offering memorandum or other document; and

(K)          consenting to the use of logos of members of the Target Group (subject to such reasonable conditions as the relevant member of the Target Group may impose), provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage any member of the Target Group or the reputation or goodwill thereof.

8.2          The provisions of this clause 8 (Recapitalisation Preparation) shall be subject to applicable law and regulation.

9.             Completion

9.1          Completion shall take place at the offices of NautaDutilh N.V. at Strawinskylaan 1999, Amsterdam on the last day of the month in which fulfilment or waiver of the conditions set out in clause 4 (Conditions to Completion) takes place, except that where less than five Business Days remain between such fulfilment and service and the last day of the month, Completion shall take place:

(A)          on the last day of the following month; or

(B)          at such other location, time or date as may be agreed between the Sellers,

it being understood that the transfers of the Shares and the JV Co Shares shall take place on Completion at the offices of the Notary by way of execution of the Deeds of Transfer before the Notary.

9.2          At Completion, the parties shall comply with their respective obligations in sub-clauses 2.1 to 2.3 (in each case as applicable) and the Sellers shall do those things listed in Part A (Seller’s obligations) and Part D (Execution of Deeds of Transfer) of Schedule 2 (Completion arrangements); the Purchaser shall do, and Liberty Global shall procure that the Purchaser does, those things listed in Part B (Purchaser’s obligations) of Schedule 2 (Completion arrangements); and the Guarantors shall do those things listed in Part E (Guarantors’ obligations) of Schedule 2 (Completion arrangements). Completion shall take place in accordance with Part C (General) of Schedule 2 (Completion arrangements).

9.3          No party shall be obliged to complete any of the transactions set out in sub-clauses 2.1 to 2.3 or carry out any of the steps set out in Schedule 2 (Completion arrangements) unless sub-clauses 3.1 or 3.2 (as applicable), 6.1, 6.2, 6.5(C) and 6.6 or 6.7 (as applicable) have been complied with and irrevocable arrangements are in place for all such transactions and steps to be completed by all relevant parties on the Completion

Date in accordance with the sequence of events set out in this Agreement. For the avoidance of doubt, (A) both the beneficial and legal ownership of the Liberty Global Target Company Shares and the Vodafone Target Company Shares will transfer to Purchaser at Completion and not before and (B) both the beneficial and legal ownership of the JV Co Shares will transfer to Vodafone at Completion and not before.

9.4          If the Estimated Vodafone Equalisation Consideration is:

(A)          a positive number, then Vodafone shall procure; or

(B)          a negative number, then Liberty Global shall procure,

that on the Business Day before the Completion Date, the transfer of the Estimated Vodafone Equalisation Consideration by wire transfer into the Notary Bank Account in accordance with clause 29. On execution of the Deeds of Transfer, the Notary shall hold the Estimated Vodafone Equalisation Consideration for the benefit of the relevant Seller that is to receive the Estimated Vodafone Equalisation Consideration in accordance with sub-clauses 3.1 and 3.2. The Notary shall pay (and the parties shall instruct that the Notary shall pay) the Estimated Vodafone Equalisation Consideration to the relevant Seller in accordance with this Agreement (and pay to the relevant Seller(s) any interest to which such Seller(s) are entitled in respect of the Estimated Vodafone Equalisation Payment in accordance with the terms of engagement of the Notary) as soon as reasonably practicable after execution of the Deeds of Transfer and in any event no later than the first Business Day after execution of the Deeds of Transfer.

9.5          If, on the date on which Completion is due to take place under sub-clause 9.1, either Seller has not complied with its obligations under clauses 3.1 or 3.2 (as applicable), 6.1, 6.2, 6.5(C) and 6.6 or 6.7 (as applicable) or either Seller or the Purchaser has not complied with its obligations under sub-clause 9.2 and Schedule 2 (Completion arrangements) (and such failure to comply is material in the context of this Agreement and the transactions contemplated thereby):

(A)          in the event of non-compliance by Liberty Global, Vodafone;

(B)          in the event of non-compliance by Vodafone, either Liberty Global or the Purchaser; or

(C)          in the event of non-compliance by the Purchaser, Vodafone:

may elect to

(i)            defer Completion (so that the provisions of this clause 9 shall apply to Completion as so deferred); or

(ii)           proceed to Completion as far as practicable (without limiting its rights under this Agreement); or

(iii)          terminate this Agreement by notice in writing to the other party.

9.6          If this Agreement is terminated in accordance with sub-clause 9.5 (and without limiting any party’s right to claim damages in respect of the period prior to termination), all obligations of the Seller and the Purchaser under this Agreement shall end (except for the provisions of this clause 9.6 and clauses 1 (Interpretation) and 25 (Notices) to 35 (Language) inclusive) but (for the avoidance of doubt) all rights and liabilities of the parties which have accrued before termination shall continue to exist.

10.          Sellers’ Warranties

10.1        Subject to sub-clauses 12.1 and 12.2 (Remedies and Sellers’ limitations on liability):

(A)          Vodafone warrants to the Purchaser (in respect of the Vodafone Target Group only) that each of the Warranties set out in Part A and Part B of Schedule 3 (Warranties); and

(B)          Liberty Global warrants to the Purchaser (in respect of the Liberty Global Target Group only) that each of the Warranties set out in Part A and Part C of Schedule 3 (Warranties),

was accurate in all respects at the date of the Signing Protocol.

10.2        Subject to sub-clauses 12.1 and 12.2 (Remedies and Sellers’ limitations on liability), each party acknowledges and agrees that:

(A)          the Warranties referred to in sub-clause 10.1 are being given by each Seller (as applicable) only to the Purchaser;

(B)          any claim in respect of breach of any Warranty given by a Seller to the Purchaser may only be brought (i) after Completion and (ii) by the Purchaser; and

(C)          any damages to the Purchaser in respect of breach of any Warranty (i) given by Liberty Global shall be assessed by reference to what the value of the Liberty Global Target Group would have been had the breach of Warranty not occurred and (ii) given by Vodafone shall be assessed by reference to what the value of the Vodafone Target Group would have been had the breach of Warranty not occurred.

10.3        Except in the case of fraud, the Purchaser acknowledges that it does not rely on and has not been induced to enter into this Agreement and/or the Ancillary Documents on the basis of any warranties, representations, covenants, undertakings, indemnities or other statements whatsoever, other than the Warranties, and acknowledges that none of the Sellers, any member of each Retained Group, any member of each Target Group or any of their agents, officers or employees have given any such warranties, representations, covenants, undertakings, indemnities or other statements.

10.4        Subject to sub-clauses 12.1 and 12.2 (Remedies and Sellers’ limitations on liability):

(A)          each Seller warrants, in respect of itself only, to the other Seller in the terms of the Warranties at paragraph 2 of Part A of Schedule 3 (Warranties);

(B)          each Guarantor warrants, in respect of itself only, to the other parties in the terms of the Warranties at paragraph 2 of Part A of Schedule 3 (Warranties) as if references to the Seller were to the relevant Guarantor; and

(C)          Liberty Global warrants to Vodafone in the terms of the JV Co Shares Warranties,

in each case as at the date of the Signing Protocol.

10.5        Each of the Warranties and the JV Co Shares Warranties shall be construed as being separate and independent and (except where expressly provided to the contrary) shall not be limited or restricted by reference to or inference from the terms of any other Warranty.

10.6        Any Warranty qualified by the expression “so far as the Seller is aware” or any similar expression shall, unless otherwise stated, be deemed to refer to the actual knowledge of:

(A)          in the case of Vodafone, Robert Shuter, Carmen Velthuis, Barbara Jongerden, Eben Albertyn, Reinhard Kreft, Michael Bird, Alex Deacon and Pierre Klotz; and

(B)          in the case of Liberty Global, Baptiest Coopmans, Ritchy Drost, Jan-Pieter Witsen Elias, Leo Geert van den Berg, Ruben Uppelschoten, Saj Vakilian, Justin Wolfe, Cindy Varga and Volker Libovsky.

10.7        Each Seller undertakes to the other Seller and to the Purchaser that, as soon as reasonably practicable upon it becoming aware, between the date of the Signing Protocol and Completion, of any fact, matter or circumstance relating to the Seller or its Target Group, which it is aware is or is reasonably likely to constitute a breach of any of the Fundamental Warranties at the date of the Signing Protocol and/or immediately before Completion by reference to the facts and circumstances then subsisting, it will disclose in writing such fact, matter or circumstance to the other Seller and the Purchaser.

10.8        Each of the Fundamental Warranties shall be deemed to be repeated immediately before Completion by reference to the facts, circumstances and knowledge then existing as if references in the Fundamental Warranties to the date of the Signing Protocol were references to the Completion Date.

10.9        Liberty Global warrants to the Purchaser that, at the date of the Signing Protocol, none of the Liberty Global Non-Operating Companies (i) was or carrying on any trading activities, or (ii) was subject to in any way, and whether, in each case, contingent or otherwise, any liabilities or obligations (other than ordinary course filing and reporting obligations (including in relation to Tax)), and, subject to Completion having occurred and except to the extent provided for in the Completion Statement of the Liberty Global Target Group, Liberty Global undertakes to pay to the Purchaser such amount as is required to indemnify and hold harmless the Purchaser and each member of the Purchaser’s Group against and in respect of any loss or liability which exists or is suffered or incurred by the Purchaser or any member of the Purchaser’s Group as a result of or in connection with any such trading activities, liabilities or obligations prior to Completion.

10.10      Liberty Global warrants to the Purchaser that, as at the date of the Signing Protocol, Ziggo Toestel Financiering B.V.:

(A)          was not carrying on any activities other than directly in connection with preparation to provide hand-set financing;

(B)          does not have and is not subject to in any way, and whether, in each case, contingent or otherwise, any liabilities in excess of €1,000,000 (including in relation to Tax), and subject to Completion having occurred and except to the extent provided for in the Completion Statement of the Liberty Global Target Group, Liberty Global undertakes to pay to the Purchaser such amount as is required to indemnify and hold harmless the Purchaser and each member of the Purchaser’s Group against and in respect of any loss or liability which exists or is suffered or incurred by the Purchaser or any member of the Purchaser’s Group, in each case following Completion as a result of or in connection with any breach of the warranties in (A) and (B) above.

10.11      Each Seller undertakes, subject to Completion having occurred and except to the extent provided for in the Completion Statement of the relevant Target Group, to pay to the Purchaser such amount as is required in order to indemnify and hold harmless the Purchaser and/or each member of any Target Group against all actions, claims, proceedings, loss, damage, payments, costs and expenses suffered or incurred by the Purchaser and each member of any Target Group in relation to or arising out of any guarantee (including, with respect to Liberty Global, the guarantee provided by UPC Western Europe Holding 2 B.V. with respect to obligations of the Liberty Global Retained Group), indemnity or other contingent obligation given or undertaken by the Purchaser and/or any member of any Target Group in relation to or arising out of any obligations or liabilities of any member of that Seller’s Retained Group.

10.12      The Purchaser undertakes, subject to Completion having occurred, to pay to each Seller such amount as is required in order to indemnify and hold harmless the Seller and each member of its Retained Group against all actions, claims, proceedings, loss, damage, payments, costs and expenses suffered or incurred by that Seller and each member of its Retained Group in relation to or arising out of any guarantee, indemnity or other contingent obligation (including any obligation to any third party with respect to a guarantee provided by that third party of the obligations of a member of its Target Group (a “Third Party Guarantee”)) given or undertaken by that Seller and each member of its Retained Group in relation to or arising out of any obligations or liabilities of any member of the Purchaser or any Target Group.

10.13      Each Seller shall use reasonable endeavours to ensure that, at or as soon as possible following Completion, the Purchaser and each member of each Target Group is released in full from any guarantees (including any obligation with respect to a Third Party Guarantee and, with respect to Liberty Global, the guarantee provided by UPC Western Europe Holding 2 B.V. with respect to obligations of the Liberty Global Retained Group), indemnities, counter indemnities and letters of comfort given to a third party by any member of any Target Group in respect of any obligation of a member of that Seller’s Retained Group.

10.14      The Purchaser shall use reasonable endeavours to ensure that, at or as soon as possible following Completion, each member of each Seller’s Retained Group is released in full from any guarantees (including any obligation with respect to a Third Party Guarantee), indemnities, counter indemnities and letters of comfort given to a third party by any member of that Seller’s Retained Group in respect of any obligation of a member of any Target Group.

Liberty Global specific indemnities

10.15      Liberty Global undertakes to Vodafone, subject to Completion having occurred, that it shall pay to Vodafone such amount as is required to indemnify and hold harmless Vodafone and each member of its Retained Group against and in respect of any loss or liability suffered or incurred by Vodafone or any member of its Retained Group as a result of or in connection with any breach of the JV Co Shares Warranties.

10.16      Liberty Global undertakes to the Purchaser, subject to Completion having occurred and except to the extent provided for as Liberty Global Debt or Liberty Global Working Capital in the Completion Statement of the Liberty Global Target Group, to pay to the Purchaser such amount as is required in order to indemnify and hold harmless the Purchaser and each member of each Target Group against all actions, claims, proceedings, loss, damage, payments, costs and expenses suffered or incurred by the Purchaser and each member of any Target Group in relation to or arising out of any of the Material Liberty Global Litigation to the extent that any such actions, claims, proceedings, loss, damage, payments, costs or expenses relate to the involvement of a member of the Liberty Global Target Group in the relevant Material Liberty Global Litigation.

Vodafone specific indemnities

10.17      Vodafone undertakes to the Purchaser, subject to Completion having occurred and except to the extent provided for as Vodafone Debt or Vodafone Working Capital in the Completion Statement of the Vodafone Target Group, to pay to the Purchaser such amount as is required in order to indemnify and hold harmless the Purchaser and each member of each Target Group against all (i) actions, claims, proceedings, loss (including loss of profit), damage, payments, costs and/or expenses suffered or incurred by the Purchaser and each member of any Target Group in relation to or arising out of any dispute, action, claim, proceedings, breach of law, invalidity of customer contract, customer complaint, remedial action, or any change of any applicable laws or regulations, in each case whether arising before, on or after Completion in connection with the Handset Financing Ruling, to the extent that any such actions, claims, proceedings, loss (including loss of profit), damage, payments, costs or expenses relate to actions or omissions committed by any member of the Vodafone Target Group or the Vodafone Retained Group in the period prior to Completion and (ii) costs, payments and/or expenses suffered or incurred by the Purchaser and each member of any Target Group on or following Completion for the Vodafone Target Group to establish operating procedures which are compliant with the Dutch Consumer Credit Act (Wet op het consumentenkrediet), the Dutch Financial Supervisory Act (Wet op het financieel toezicht) and all laws and regulations relating to them in connection with the Handset Financing Ruling as such Acts, laws, regulation and Ruling are and have been in force up to the Completion Date (the “Procedures”). For the avoidance of doubt, there is no obligation in sub-clause 10.17(ii) in respect of any change of any applicable Acts, laws or regulations following Completion in connection with the Handset Financing Ruling.

Each of the Sellers and the Purchaser agrees that, if the Vodafone Target Group has not established the Procedures by the Completion Date, the Purchaser shall, in consultation with Vodafone, prioritise the establishment of such Procedures with effect from Completion and take all reasonable steps in connection with the same as soon as reasonably practicable following Completion

10.18      Vodafone undertakes to the Purchaser, subject to Completion having occurred and except to the extent provided for as Vodafone Debt or Vodafone Working Capital in the Completion Statement of the Vodafone Target Group, to pay to the Purchaser such amount as is required in order to indemnify and hold harmless the Purchaser and each member of each Target Group against all actions, claims, proceedings, loss, damage, payments, costs and expenses suffered or incurred by the Purchaser and each member of any Target Group in relation to the Material Vodafone Litigation, to the extent that any such actions, claims, proceedings, loss, damage, payments, costs or expenses relate to the involvement of a member of the Vodafone Target Group in the relevant Material Vodafone Litigation.

10.19      The Purchaser shall not be permitted to bring any claim against Vodafone or Liberty Global for any breach of or pursuant to this clause 10, and neither Liberty Global nor Vodafone shall be permitted to bring any claim against the Purchaser for any breach of or pursuant to this clause 10, in each case unless Completion has occurred.

10.20      Following Completion, upon the Purchaser becoming aware of any notice, claim, action or demand that may reasonably lead to a liability of a Seller pursuant to any indemnity in sub-clauses 10.9 or 10.16, 10.17 or 10.18, the Sellers shall procure that the Purchaser shall:

(A)          with respect to any matter of which the relevant Seller is not already aware, notify the relevant Seller by written notice including such information as is available to the Purchaser relating to the notice, claim, action or demand;

(B)          promptly give such access to its personnel, premises, documents and records which are relevant to the claim (which documents and records, following notice of any claim pursuant to this sub-clause 10.20, the Purchaser shall take reasonable steps to preserve) to the relevant Seller and its professional advisers as the relevant Seller may reasonably request;

(C)          at the option of the relevant Seller, either:

(i)            allow the relevant Seller to take the sole conduct of such actions as the Seller may deem appropriate to deny, defend or counterclaim against any such claim in the name of the Purchaser or the relevant member of the Purchaser’s Group and in that connection the Purchaser shall give or procure that each member of the Purchaser’s Group gives to the relevant Seller all such assistance as it may reasonably require in conducting such action; or

(ii)           act solely in accordance with the relevant Seller’s reasonable instructions in avoiding, disputing, resisting, counterclaiming, defending or appealing any such claim and instruct such solicitors or other professional advisors as the relevant Seller may reasonably nominate to act solely in accordance with the relevant Seller’s instructions and on terms that the relevant Seller is responsible for (and shall directly settle) all costs and expenses suffered or incurred by any such solicitors or professional advisers in respect of such instructions;

(D)          make no admission of liability, agreement, settlement or compromise with any person in relation to any such claim or adjudication without the prior written consent of the relevant Seller, such consent not to be unreasonably withheld or delayed;

(E)           take steps as may be reasonable in order to mitigate any potential liability of the relevant Seller under sub-clauses 10.9 or 10.16, 10.17 or 10.18; and

(F)           not take any action which it knows, or ought reasonably to expect, would be likely to result in, or increase, the liability of the relevant Seller under sub- clauses 10.9 or 10.16, 10.17 or 10.18.

10.21      If as a result of the transactions contemplated by this Agreement a third party consent or waiver is required for a Target Company or any member of the relevant Target Group to continue to exercise rights pursuant to a material contract or licence following Completion (a “Third Party Consent”) the Purchaser and the relevant Seller shall procure that the relevant member of the Seller Group shall use all reasonable efforts to obtain any Third Party Consent by Completion, and the other Seller shall cooperate with the relevant Seller in relation to, and provide such assistance as the relevant Seller may reasonably request in relation to, obtaining such Third Party Consent. If any Third Party Consent has not been obtained by Completion, then the Sellers shall procure that the Purchaser shall procure that the relevant Target Company shall use all reasonable efforts to obtain that Third Party Consent and to achieve an alternative solution by which the relevant Target Company shall receive the benefit of the relevant material contract and assume the associated obligations (and each of the Sellers shall cooperate with and provide reasonable assistance to the Purchaser in relation to the same).

Vodafone Share Schemes

10.22      The Vodafone Guarantor agrees that, following Completion, the Vodafone Participants shall, to the extent permitted by the terms of the Vodafone Share Schemes, continue to be entitled to exercise any rights that they have under the Vodafone Share Schemes immediately prior to Completion (including any rights to exercise any options that they may hold or realise any vested awards) in respect of Vodafone Shares (the “Vodafone Existing Rights”).

10.23      The Vodafone Guarantor undertakes to the Purchaser that it shall bear any and all costs and liabilities (including the cost of any Vodafone Shares used to satisfy the relevant options or awards) associated with any exercise or realisation by the Vodafone Participants of any Vodafone Existing Rights.

Liberty Global Share Schemes

10.24      The Liberty Global Guarantor agrees that, following Completion, the Liberty Global Participants shall, to the extent permitted by the terms of the Liberty Global Share Schemes, continue to be entitled to exercise any rights that they have under the Liberty Global Share Schemes immediately prior to Completion (including any rights to exercise any options that they may hold or realise any vested awards) in respect of Liberty Global Shares (the “Liberty Global Existing Rights”).

10.25      The Liberty Global Guarantor undertakes to the Purchaser that it shall bear any and all costs and liabilities (including the cost of any Liberty Global Shares used to satisfy the relevant options or awards) associated with any exercise or realisation by the Liberty Global Participants of any Liberty Global Existing Rights.

11.          Purchaser’s warranties and undertakings

11.1        The Purchaser warrants to the Sellers at the date of the Signing Protocol that it has the requisite capacity, power and authority to enter into and perform the Share Purchase Documents to which it is a party and that its obligations under this Agreement constitute, and its obligations under the other Share Purchase Documents will, when executed and delivered, constitute valid and binding obligations of the Purchaser in accordance with their respective terms.

11.2        The Purchaser undertakes that, prior to the Completion Date, it shall take all reasonable steps to effect Completion, and that it will not take any action, enter into any agreement or engage in any trade or other activity, except to the extent required by the Share Purchase Documents. Liberty Global shall procure the Purchaser’s compliance with this clause 11.2.

12.          Remedies and Seller’s limitations on liability

12.1        The Purchaser shall not be entitled to claim that any fact, matter or circumstance causes any of the Warranties to be breached if it has been fairly disclosed in or pursuant to this Agreement, either Disclosure Letter, either Data Room prior to 11.59 pm on 7 February 2016 or in any document referred to in the Disclosure Letter or delivered or deemed to be delivered with it.

12.2        No liability shall attach to either Seller in respect of claims under the Warranties if and to the extent that the limitations set out in Schedule 4 (Limitations on the Sellers’ liability) apply.

12.3        None of the limitations contained in Schedule 4 (Limitations on the Sellers’ liability) shall apply to any claim to the extent that such claim arises or is increased as the consequence of fraud by any director or officer of any member of the relevant Seller’s Retained Group or any person set out in clause 10.6(A) (in the case of Vodafone) or clause 10.6(B) (in the case of Liberty Global).

12.4        Between the date of the Signing Protocol and Completion:

(A)          if any fact or circumstance arises which would constitute a breach by Vodafone of the warranties given in sub-clause 10.8, Liberty Global shall be entitled at any time prior to Completion to terminate this Agreement by notice in writing to the other parties; and

(B)          if any fact or circumstance arises which would constitute a breach by Liberty Global of the warranties given in sub-clause 10.8, Vodafone shall be entitled at any time prior to Completion to terminate this Agreement by notice in writing to the other parties.

12.5        Neither Seller shall be entitled to exercise any right to terminate pursuant to sub-clause 12.4 if such breach is capable of remedy and within 15 Business Days of receiving notice of the breach it is remedied by the relevant Seller such that each of the other Seller and the Purchaser is in no worse position than it would have been had there been no breach.

12.6        If either Seller becomes entitled to terminate this Agreement under sub-clause 12.4 and elects not to do so and Completion occurs, neither it nor the Purchaser shall be entitled to make any claim for damages or exercise any other right, power or remedy under this Agreement or otherwise provided by law in respect of the breach or deemed breach of Warranty giving rise to such right to give notice to terminate.

12.7        If this Agreement is terminated in accordance with sub-clause 12.4, all obligations of the Sellers and the Purchaser under this Agreement shall end (except for the provisions of this clause 12.7 and clauses 1 (Interpretation) and 25 (Notices) to 35 (Language) inclusive) but (for the avoidance of doubt) all rights and liabilities of the parties which have accrued before termination shall continue to exist.

12.8        The Disclosures made in each Disclosure Letter shall be made as at the date of the Signing Protocol.

13.          KPN Litigation

13.1        The Purchaser shall act solely in accordance with the instructions of Vodafone (or a member of its Retained Group) with respect to the conduct of the KPN Litigation and instruct such solicitors or other professional advisors as Vodafone may reasonably nominate to act solely in accordance with Vodafone’s instructions and on terms that the Vodafone is responsible for (and shall directly settle) all costs and expenses incurred by any such solicitors or professional advisers in respect of such instructions. The Purchaser and Liberty Global agree that they shall not, and in the case of the Purchaser shall procure that the Purchaser’s Group shall not and in the case of Liberty Global shall procure that the Liberty Global Retained Group shall not, make any public comment or statement in connection with the KPN Litigation without the prior written consent of Vodafone (save as required by law or any securities exchange or regulatory or governmental body to which that party is subject, wherever situated, including (amongst other bodies) any Tax Authority, the Financial Conduct Authority, the Prudential Regulation Authority, the London Stock Exchange plc, The Panel on Takeovers and Mergers, the SEC or NASDAQ, whether or not the requirement has the force of law).

13.2        Vodafone undertakes (i) promptly to reimburse the Purchaser for the time and reasonable costs of employees or officers of the Purchaser’s Group incurred in connection with its obligations under sub-clause 13.1, and (ii) to pay on demand to the Purchaser such amount as is required to indemnify and hold harmless the Purchaser and each member of each Target Group against and in respect of any loss or liability which exists or is suffered or incurred by the Purchaser or any such member of such Target Group as a result of or in connection with the KPN Litigation and any related counter-claim or (where made at the request of Vodafone) any other related claim.

13.3        The parties agree that Vodafone shall be entitled to the benefit of any payment or damages made or awarded to the Purchaser or any member of any Target Group pursuant to any judgment, award or settlement of the KPN Litigation, less any amounts payable pursuant to clause 13.2 and less any Tax payable as a consequence of or by reference to any such payment or damages or any distribution or other payment made or received in respect thereof (including any Tax chargeable thereon and any deductions or withholdings for or on account of Tax, whether payable by the Purchaser or any member of the Liberty Global Target Group or the Vodafone Target Group, and including any Tax that would have been so payable but for the availability of a Relief). Subject to Completion having occurred, the Purchaser shall ensure that any such amount is promptly paid to Vodafone in the form of a distribution from the Purchaser’s share capital or profit reserves (or in such other form as the parties may agree in writing). The parties agree, in respect of distributions to Vodafone pursuant to this clause 13.3, that such distributions shall be made on one or more of the shares in the capital of the Purchaser held by Vodafone and not on any of the shares in the capital of the Purchaser held by Liberty Global, and Liberty Global hereby consents to such distributions being made to Vodafone on such terms.

14.          Intrum Justitia Litigation

14.1        The Purchaser shall act solely in accordance with the instructions of Vodafone (or a member of its Retained Group) with respect to the conduct of the Intrum Justitia Litigation and instruct such solicitors or other professional advisors as Vodafone may reasonably nominate to act solely in accordance with Vodafone’s instructions and on terms that Vodafone is responsible for (and shall directly settle) all costs and expenses incurred by any such solicitors or professional advisers in respect of such instructions.

14.2        Vodafone undertakes promptly to reimburse the Purchaser for the time and reasonable costs of employees or officers of the Purchaser’s Group incurred in connection with its obligations under sub-clause 14.1.

14.3        Subject to Completion having occurred, if the Purchaser or any member of the Purchaser’s Group receives any Intrum Justitia Benefit, such recipient shall procure that an amount in cash is promptly paid to Vodafone equal to: (i) 50 per cent. of such Intrum Justitia Benefit less (ii) 50% of any Tax payable as a consequence of or by reference to any such Intrum Justitia Benefit and less (iii) 100 per cent. of any Tax payable as a consequence of or by reference to any distribution or other payment made or received in respect thereof (including any Tax chargeable thereon and any deductions or withholdings for or on account of Tax), to the extent that the aggregate amount of the Intrum Justitia Benefits received by the Purchaser or such member of the Purchaser’s Group is less than or equal to the aggregate amount of the Intrum Justitia Provisions.

Such payments shall take the form of a distribution from the Purchaser’s share capital or profit reserves (or in such other form as the parties may agree in writing). The parties agree, in respect of distributions to Vodafone pursuant to this sub-clause 14.3, that such distributions shall be made on one or more of the shares in the capital of the Purchaser held by Vodafone and not on any of the shares in the capital of the Purchaser held by Liberty Global, and Liberty Global hereby consents to such distributions being made to Vodafone on such terms.

15.          Intellectual Property and Business Information

Wrong pockets

15.1        If, after Completion, a member of the Purchaser’s Group owns any Intellectual Property or rights in Business Information which, in the 12 months prior to Completion, related to the business of:

(A)          Vodafone’s Retained Group (including, for the avoidance of doubt, any rights in the Brand but excluding any Vodafone JV Patents), the Purchaser shall procure that such Intellectual Property and/or rights in Business Information are transferred to Vodafone or a company nominated by Vodafone for nominal consideration as soon as practicable after becoming aware of the ownership of such rights; or

(A)          Liberty Global’s Retained Group (excluding any Liberty Global JV Patents), the Purchaser shall procure that such Intellectual Property and/or rights in Business Information are transferred to Liberty Global or a company nominated by Liberty Global for nominal consideration as soon as practicable after becoming aware of the ownership of such rights..

15.2        If, after Completion, Vodafone (or a member of Vodafone’s Retained Group) owns any Intellectual Property (excluding any rights in the Brand) and/or rights in Business Information, which, in the 12 months prior to Completion, were used exclusively in the business of the Vodafone Target Group, Vodafone shall procure that such Intellectual Property and/or rights in Business Information are transferred to the Purchaser or a company nominated by the Purchaser for nominal consideration as soon as practicable after becoming aware of the ownership of such rights.

15.3        If, after Completion, Liberty Global (or a member of Liberty Global’s Retained Group) owns any Intellectual Property and/or rights in Business Information, which, in the 12 months prior to Completion, were used exclusively in the business of the Liberty Global Target Group, Liberty Global shall procure that such Intellectual Property and/or rights in Business Information are transferred to the Purchaser or a company nominated by the Purchaser for nominal consideration as soon as practicable after becoming aware of the ownership of such rights.

Licence of shared Intellectual Property

15.4        Vodafone grants, and shall procure the grant by each relevant member of Vodafone’s Retained Group, (in each case with effect from Completion) to the Purchaser a non- exclusive, perpetual, royalty-free licence (with the right to sub-license within the

Purchaser’s Group) of all Intellectual Property and rights in Business Information (in each case excluding: (i) patents; (ii) rights in the Brand (including any Intellectual Property licensed under the Brand Licence); and (iii) any Intellectual Property licensed or made available under the Framework Agreement), for use within the Netherlands only and capable of assignment within the Purchaser’s Group only, in each case owned by Vodafone or a member of Vodafone’s Retained Group and used by the Vodafone Target Group in the 12 months prior to Completion.

15.5        Liberty Global grants, and shall procure the grant by each relevant member of Liberty Global’s Retained Group, (in each case with effect from Completion) to the Purchaser a non-exclusive, perpetual, royalty-free licence (with the right to sub-license within the Purchaser’s Group) of all Intellectual Property and rights in Business Information (in each case excluding: (i) patents; and (ii) any Intellectual Property licensed or made available under the Framework Agreement), for use within the Netherlands only and capable of assignment within the Purchaser’s Group only, in each case owned by Liberty Global or a member of Liberty Global’s Retained Group and used by the Liberty Global Target Group in the 12 months prior to Completion.

Covenants not to sue

15.6        The Purchaser covenants that:

(A)          in respect of a Vodafone JV Patent, for the duration of the Vodafone Relief Period it shall not, and shall procure that each member of the Purchaser’s Group shall not, enforce or prosecute that Vodafone JV Patent against any member of Vodafone’s Retained Group with respect to the activities of Vodafone or the relevant member of Vodafone’s Retained Group; and

(B)          in respect of a Liberty Global JV Patent, for the duration of the Liberty Global Relief Period it shall not, and shall procure that each member of the Purchaser’s Group shall not, enforce or prosecute that Liberty Global JV Patent against any member of Liberty Global’s Retained Group with respect to the activities of Liberty Global or the relevant member of Liberty Global’s Retained Group.

15.7        Vodafone covenants that, in respect of a Vodafone Patent, for the duration of the Vodafone Relief Period, it shall not, and shall procure that each member of Vodafone’s Retained Group shall not, enforce or prosecute that Vodafone Patent against any member of the Purchaser’s Group, in each case with respect to the activities of the Purchaser or relevant member of the Purchaser’s Group in the Netherlands.

15.8        Liberty Global covenants that, in respect of a Liberty Global Patent, for the duration of the Liberty Global Relief Period, it shall not, and shall procure that each member of Liberty Global Retained Group shall not, enforce or prosecute that Liberty Global Patent against any member of the Purchaser’s Group, in each case with respect to the activities of the Purchaser or relevant member of the Purchaser’s Group in the Netherlands.

Licence of patents on exit

15.9        With effect from the earlier of (i) the date of any IPO Notice, or (ii) the date of an Exit Notice issued by Vodafone (or relevant member of Vodafone’s Retained Group):

(A)          Vodafone shall, in respect of any Vodafone JV Patent (excluding Standard Essential Patents, if any) the scope of which encompass any of the activities of Vodafone or any member of Vodafone’s Retained Group carried on as at the Vodafone Exit Date (the “Vodafone Exit Activities”), be entitled to request that the Purchaser grant (or procure that that relevant member of the Purchaser’s Group grant) a licence of such Vodafone JV Patents to Vodafone in respect of the Vodafone Exit Activities; and

(B)          the Purchaser shall, in respect of any Vodafone Patents (excluding Standard Essential Patents, if any) the scope of which encompass any of the activities of the Purchaser or relevant member of the Purchaser’s Group carried on in the Territory as at the Vodafone Exit Date (the “VF Purchaser Exit Activities”), be entitled to request that Vodafone grant (or procure that that relevant member of Vodafone’s Retained Group grant) a licence of such Vodafone Patents to the Purchaser in respect of the VF Purchaser Exit Activities.

If Vodafone and/or the Purchaser (as applicable) request a licence in accordance with clause 15.9(A) or (B) (as applicable) (the “Requesting Party”), then, with effect from the Vodafone Exit Date, the other shall grant, and shall procure the grant by each member of Vodafone’s Retained Group or the Purchaser Group (as applicable), to the Requesting Party, a non-exclusive, perpetual, royalty-free licence (with the right to sub-license within Vodafone’s Retained Group or the Purchaser’s Group, as applicable)) of such Vodafone JV Patents in respect of the Vodafone Exit Activities or such Vodafone Patents in respect of the VF Purchaser Exit Activities (as applicable). Each such licence shall be documented in the form, and contain such other terms, as Vodafone and the Purchaser may agree (if any), each acting reasonably and in good faith.

15.10      With effect from the earlier of (i) the date of any IPO Notice, or (ii) the date of an Exit Notice issued by Liberty Global (or relevant member of Liberty Global’s Retained Group):

(A)          Liberty Global shall, in respect of any Liberty Global JV Patents (excluding Standard Essential Patents, if any) the scope of which encompass any of the activities of Liberty Global or any member of Liberty Global’s Retained Group carried on as at the Liberty Global Exit Date (the “Liberty Global Exit Activities”), be entitled to request that the Purchaser grant (or procure that that relevant member of the Purchaser’s Group grant) a licence of such Liberty Global JV Patents to Liberty Global in respect of the Liberty Global Exit Activities; and

(B)          the Purchaser shall, in respect of any Liberty Global Patents (excluding Standard Essential Patents, if any) the scope of which encompass any of the activities of the Purchaser or relevant member of the Purchaser’s Group carried on in the Territory as at the Liberty Global Exit Date (the “LG Purchaser Exit Activities”), be entitled to request that Liberty Global grant (or procure that that relevant member of Liberty Global’s Retained Group grant) a licence of such

Liberty Global Patents to the Purchaser in respect of the LG Purchaser Exit Activities.

If Liberty Global and/or the Purchaser (as applicable) request a licence in accordance with clause 15.10(A) or (B) (as applicable) (the “Requesting Party”), then, with effect from the Liberty Global Exit Date, the other shall grant (and shall procure the grant by each member of Liberty Global’s Retained Group or the Purchaser Group (as applicable)), to the Requesting Party a non-exclusive, perpetual, royalty-free licence (with the right to sub-license within Liberty Global’s Retained Group or the Purchaser’s Group, as applicable) of such Liberty Global JV Patents in respect of the Liberty Global Exit Activities or such Liberty Global Patents in respect of the LG Purchaser Exit Activities (as applicable). Each such licence shall be documented in the form, and contain such other terms, as Liberty Global and the Purchaser may agree (if any), each acting reasonably and in good faith.

16.          Tax

16.1        All sums payable by any Guarantor, Vodafone or Liberty Global (as the case may be) to the Purchaser:

(A)          under any indemnity or covenant or undertaking to pay within this Agreement (other than, for the avoidance of doubt, the payment of the Initial Vodafone Equalisation Consideration and the Final Vodafone Equalisation Consideration in accordance with clauses 3 and 29.9);

(B)          by way of damages for breach of any Warranty; or

(C)          otherwise pursuant to clause 18 (Seller Guarantees),

shall be paid free and clear of all deductions or withholdings for or on account of Tax, save only as may be required by law and, if any such deduction or withholding is required, the party required to make that withholding or deduction shall provide such evidence satisfactory to the Purchaser, acting reasonably, that such deduction or withholding has been made and appropriate payment paid to the relevant Tax Authority.

16.2        If any deductions or withholdings are required by law to be made from any of the sums payable as mentioned in sub-clause 16.1 then, except to the extent that the sum constitutes interest, the party making the payment shall be obliged to pay to the Purchaser such additional amount as will, after such deduction or withholding has been made, leave the Purchaser with the same amount as it would have been entitled to receive in the absence of any such requirement to make a deduction or withholding.

16.3        If any of the sums payable as mentioned in sub-clause 16.1 is required by law to be brought into charge to Tax within The Netherlands in the hands of the Purchaser, then, except to the extent that the sum constitutes interest, the party making the payment shall pay such additional amount as shall be required to ensure that the total amount paid, less the Tax chargeable on such amount (or which would be chargeable but for the use or set-off of a Purchaser’s Relief or a Purchaser’s Repayment), is equal to the amount that would be payable if the sum payable by the Guarantor, Vodafone or Liberty

Global (as the case may be) were not required by law to be brought into charge to Tax within The Netherlands in the hands of the Purchaser.

16.4        Sub-clause 16.3 shall apply in respect of any amount deducted or withheld as contemplated by sub-clause 16.2 as it applies to sums paid to the Purchaser, save to the extent that in computing the Tax chargeable the Purchaser is able to obtain a credit for the amount deducted or withheld.

16.5        To the extent that any deduction, withholding, Tax, or use or set-off of a Purchaser’s Relief or Purchaser’s Repayment, in respect of which an additional amount has been paid pursuant to sub-clause 16.2 or 16.3, or the payment of any additional amount pursuant to sub-clause 16.2 or 16.3, results in the Purchaser obtaining and utilising a Relief (other than a Relief within (a) or (c) of the definition of Purchaser’s Relief or within (a) or (c) of the definition of Purchaser’s Repayment) (reasonable endeavours having been used to obtain and utilise such Relief), the Purchaser shall pay to the party who paid the additional amount, within 10 Business Days of utilising such Relief, an amount equal to the lesser of the value of the Relief obtained and the additional amount paid under sub-clause 16.2 or 16.3.

17.          Sellers’ liability

The obligations of the Sellers under the Share Purchase Documents shall be several and not joint obligations.

18.          Seller Guarantees

18.1        In consideration for the Purchaser agreeing to accept the Shares, Liberty Global agreeing to sell and Vodafone agreeing to purchase the JV Co Shares and in consideration for the other parties assuming their respective obligations under this Agreement, each Guarantor hereby unconditionally and irrevocably guarantees to the Purchaser the due and punctual payment by the relevant Seller of all amounts payable by it under or pursuant to this Agreement and the Tax Covenant and agrees to indemnify and hold harmless the Purchaser against all liabilities, losses, proceedings, claims, damages, costs and expenses that it may suffer or incur as a result of any failure or delay by the relevant Seller to pay any amount when due. The liability of each Guarantor under this Agreement, the Tax Covenant or any other document referred to in it shall not be released or diminished by any variation of the terms of this Agreement or the Tax Covenant (whether or not agreed by the Guarantor), any forbearance, neglect or delay in seeking performance of the obligations hereby imposed or any granting of time for such performance.

18.2        If and whenever the relevant Seller defaults for any reason whatsoever in the payment of any amount payable under or pursuant to this Agreement or the Tax Covenant, the Guarantor shall forthwith upon demand unconditionally pay (or procure payment of) the amount in regard to which such default has been made in the manner prescribed by this Agreement or the Tax Covenant and so that the same benefits shall be conferred on the Purchaser as would have been received if such payment had been duly and promptly made by the relevant Seller.

18.3        With respect to each Guarantor, this guarantee is to be a continuing guarantee and accordingly is to remain in force until all the payment obligations of the relevant Seller shall have been performed or satisfied. This guarantee is in addition to, without limiting and not in substitution for, any rights or security which the Purchaser may now or after the date of this Agreement have or hold for the performance and observance of the obligations, commitments and undertakings of the Seller under or in connection with this Agreement and the Tax Covenant.

18.4        As a separate and independent stipulation, each Guarantor agrees that any obligation of the relevant Seller which may not be enforceable against or recoverable from the relevant Seller by reason of any legal limitation, disability or incapacity on or of the relevant Seller or any fact or circumstance (other than any relevant limitation imposed by this Agreement or the Tax Covenant) shall nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor were the sole or principal obligor in respect thereof and shall be performed or paid by the Guarantor on demand.

19.          Effect of Completion

Any provision of this Agreement and any other documents referred to in it which is capable of being performed after but which has not been performed at or before Completion and all warranties and covenants and other undertakings contained in or entered into pursuant to this Agreement shall remain in full force and effect notwithstanding Completion.

20.          Remedies and waivers

20.1        Except as provided in clause 12 and Schedule 4 (Limitations on the Sellers’ liability), no delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall:

(A)          affect that right, power or remedy; or

(B)          operate as a waiver of it.

20.2        Except as provided in clause 12 and Schedule 4 (Limitations on the Sellers’ liability), the single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not, unless otherwise expressly stated, preclude any other or further exercise of it or the exercise of any other right, power or remedy.

21.          No double recovery

A party shall be entitled to make more than one claim under this Agreement arising out of the same subject matter, fact, event or circumstance but shall not be entitled to recover under this Agreement or any relevant Share Purchase Document or otherwise more than once in respect of the same loss, regardless of whether more than one claim arises in respect of it. No amount in respect of loss shall be taken into account, set off or credited to the extent it has already been specifically provided for in a relevant Completion Statement (excluding any amount that is included as “Other” in the

Completion Statement) or otherwise specifically provided for under this Agreement or any relevant Share Purchase Document, with the intent that there will be no double recovery under this Agreement or any Share Purchase Document or otherwise.

22.          Assignment

22.1        Except as provided in clause 22.2, no party shall assign, or purport to assign or grant any interest in, or declare any trust over, all or any part of the benefit of, or its rights or benefits under, the Share Purchase Documents (together with any causes of action arising in connection with any of them) without the prior written consent of the other parties.

22.2        On notice to the other parties, the benefit of this Agreement may be assigned and the obligations under this Agreement novated by the relevant Seller to any member of the Seller’s Group which is the legal and beneficial owner from time to time of any or all of the shares in the Purchaser, provided that the relevant assignee shall assign the benefit of this Agreement and novate its obligations under this Agreement, in a manner and to a transferee permitted by this Agreement, before it ceases to be in the Retained Group of the relevant Seller or to be a legal or beneficial owner of shares in the Purchaser.

23.          Further assurance

Insofar as it is able to do so after Completion, each Seller shall, on being required to do so by the Purchaser or by the other Seller, do all acts and/or execute all documents as (i) the Purchaser or such other Seller may reasonably consider necessary for transferring the Shares to the Purchaser or giving effect to the transactions set out in the Share Purchase Documents, or (ii) in the case of Liberty Global, Vodafone may reasonably consider necessary for transferring the JV Co Shares to Vodafone, in each case, in accordance with the terms of this Agreement.

24.          Entire agreement

24.1        The Share Purchase Documents constitute the whole and only agreement between the parties relating to the contribution and/or transfer of the Shares and the sale of the JV Co Shares.

24.2        Except in the case of fraud, each party acknowledges that in entering into the Share Purchase Documents it is not relying upon any Pre-contractual Statement which is not repeated in any Share Purchase Document.

24.3        Except in the case of fraud, no party shall have any right of action against any other party to this Agreement arising out of or in connection with any Pre-contractual Statement except to the extent that it is repeated in any Share Purchase Document.

24.4        For the purposes of this clause, “Pre-contractual Statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of the Share Purchase Documents made or given by any person at any time prior to this Agreement becoming legally binding.

24.5        This Agreement may only be varied in writing signed by each of the parties.

25.          Notices

25.1        A notice under this Agreement shall only be effective if it is in writing and in English. Notice by email shall be effective, provided that such notice is also served in physical hard copy delivered to the relevant address (in which case notice shall be deemed to be duly given by the relevant email and not the physical hard copy).

25.2        Notices under this Agreement shall be sent to a party at its addresses for the attention of the individuals set out below:

Party and titles of
individuals	Address	E-mail addresses

Vodafone International Holdings B.V	Rivium Quadrant 173, 15th floor,	erik.de.rijk@vodafone.com
2909 LC Capelle aan den IJssel,
The Netherlands

For the attention of:	With a copy to:	With a copy to:
Erik de Rijk,
Managing Director	General Counsel & Company	groupcosec@vodafone.com
Secretary
.	Vodafone Group Plc
Vodafone House
The Connection
Newbury
Berkshire RG14 2FN

Liberty Global Europe Holding B.V.	Boeing Avenue 53, 1119	gking@libertyglobal.com
Schiphol-Rijk, 1070 BT
Amsterdam, The Netherlands

For the attention of:	With a copy to:	With a copy to:
Graham King, The Legal Department
	Deputy General Counsel	jevans@libertyglobal.com
(Jeremy Evans), Liberty Global
Europe Ltd, Griffin House, 161
Hammersmith Road, London W6
8BS

Lynx Global Europe II B.V.	Boeing Avenue 53, 1119	gking@libertyglobal.com
Schiphol-Rijk, 1070 BT
Amsterdam, The Netherlands

For the attention of:	With a copy to:	With a copy to:
Graham King, The Legal Department
	Deputy General Counsel	jevans@libertyglobal.com
(Jeremy Evans), Liberty Global
Europe Ltd, Griffin House, 161

Hammersmith Road, London W6
8BS

Vodafone Group Plc	Vodafone House	groupcosec@vodafone.com
The Connection
For the attention of:	Newbury
Company Secretary	Berkshire RG14 2FN

Liberty Global plc	Griffin House, 161 Hammersmith	jevans@libertyglobal.com
Road, London W6 8BS

For the attention of:	With a copy to:	With a copy to:
Deputy General Counsel (Jeremy
Evans)	Chief Development Officer	asalvato@libertyglobal.com
(Andrea Salvato), Liberty Global
Europe Ltd, Griffin House, 161
Hammersmith Road, London W6
8BS

Provided that a party may change its notice details on giving notice to the other parties of the change in accordance with this clause.

25.3        Any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given to all individuals set out against the name of the relevant party in sub-clause 25.2 above, as follows:

(A)          if delivered personally, on delivery;

(B)          if sent by first class inland post, two clear Business Days after the date of posting; and

(C)          if set by airmail, six clear Business Days after the date of posting; and

(D)          if sent by e-mail, when sent.

25.4        Any notice given under this Agreement outside Working Hours in the place to which it is addressed shall be deemed not to have been given until the start of the next period of Working Hours in such place.

25.5        Each party shall notify the other parties in writing of any change to its details in sub-clause 25.2 above from time to time.

26.          Announcements

26.1        Subject to sub-clauses 26.2 to 26.3 (inclusive), no announcement concerning the contribution and/or transfer of the Shares, the sale of the JV Co Shares or any ancillary matter shall be made by any party without the prior written approval of the others, such approval not to be unreasonably withheld or delayed.

26.2        A party may, whenever practicable after consultation with the other parties, make an announcement concerning the sale of the Shares, the sale of the JV Co Shares or any ancillary matter:

(A)          to the extent that any such announcement is consistent with the contents of the Transaction Announcement and provides no further material information beyond what is in those announcements; or

(B)          if required by:

(i)            law; or

(ii)           any securities exchange or regulatory or governmental body to which that party is subject, wherever situated, including (amongst other bodies) any Tax Authority, the Financial Conduct Authority, the Prudential Regulation Authority, the London Stock Exchange plc, The Panel on Takeovers and Mergers, the SEC or NASDAQ, whether or not the requirement has the force of law, and, in the case of (B) above, the party concerned shall take steps as may be reasonable and practicable in the circumstances to agree the contents of the announcement with the other party before making the announcement.

26.3        The restrictions contained in this clause shall continue to apply after the termination of this Agreement without limit in time, unless Completion shall occur, in which case they shall terminate upon Completion.

27.          Confidentiality

27.1        Each party shall treat as confidential all information obtained as a result of negotiating, entering into or performing this Agreement which relates to:

(A)          the provisions of this Agreement;

(B)          the negotiations relating to this Agreement; or

(C)          the other parties,

and the Purchaser shall also treat as confidential all information obtained as a result of entering into or performing this Agreement which relates to either Retained Group.

27.2        Notwithstanding the other provisions of this clause, a party may disclose any such confidential information:

(A)          to the extent required by law or for the purpose of any judicial proceedings or pursuant to a horizontal monitoring agreement entered into between the relevant Tax authority in The Netherlands and the Purchaser or either Seller, any member of the respective Seller’s Retained Group, the Relevant Parent Company or any member of a Target Group;

(B)          to a Tax Authority in connection with the Tax affairs of the Purchaser or either Seller, any member of the respective Seller’s Retained Group, the Relevant Parent Company or any member of a Target Group;

(C)          to the extent required by any securities exchange or regulatory or governmental body to which that party is subject or subsists, wherever situated, including (amongst other bodies) any Tax Authority, the Financial Conduct Authority, the Prudential Regulation Authority, the London Stock Exchange plc, The Panel on Takeovers and Mergers, the SEC or NASDAQ, whether or not the requirement for information has the force of law;

(D)          to the extent required for the purpose of any arbitration pursuant to clause 34 (Jurisdiction);

(E)           to its professional advisers, auditors, financial advisers and bankers provided they have a duty to keep such information confidential;

(F)           to the extent the information has come into the public domain through no fault of that party; or

(G)          to the extent the disclosure of such confidential information is expressly consented to in writing by each of the other parties prior to such disclosure being made (or, if the information relates only to one party or its group, which is expressly consented to in writing by such party).

27.3        The restrictions contained in this clause shall continue to apply after the termination of this Agreement without limit in time, unless Completion shall occur, in which case they shall terminate upon Completion.

28.          Costs and expenses

Except as otherwise stated in the Share Purchase Documents, each party shall pay its own costs and expenses in relation to the negotiations leading up to the contribution and/or transfer of the Shares, the sale of the JV Co Shares and the preparation, execution and carrying into effect of the Share Purchase Documents. The costs of the Notary incurred as a result of any matter provided in this Agreement shall be borne by the Purchaser.

29.          Payments

29.1        Any payment to be made pursuant to this Agreement to Vodafone (or any member of the Vodafone Retained Group) shall be made to the Vodafone Bank Account. Vodafone agrees to pay each member of its Retained Group that part of each payment to which it is entitled.

29.2        Any payment to be made pursuant to this Agreement to Liberty Global (or any member of the Liberty Global Retained Group) shall be made to the Liberty Global Bank Account. Liberty Global agrees to pay each member of its Retained Group that part of each payment to which it is entitled.

29.3        Any payment to be made pursuant to this Agreement to the Purchaser (or any member of any Target Group) shall be made to the Purchaser Bank Account. The Purchaser agrees to pay each member of any Target Group that part of each payment to which it is entitled.

29.4        Any payment to be made pursuant to sub-clauses 3.1 or 3.2 shall be made to the Notary Bank Account.

29.5        Payments made under sub-clauses 29.1 to 29.3 (inclusive) shall be in immediately available funds by electronic transfer on the due date for payment. Receipt of the amount due shall be an effective discharge of the relevant payment obligation.

29.6        If any sum due for payment in accordance with this Agreement is not paid on the due date for payment, the person in default shall pay Default Interest on that sum from but excluding the due date to and including the date of actual payment calculated on a daily basis.

29.7        Where it is agreed or determined that an amount is payable by either Seller to the Purchaser pursuant to any covenant to pay in this Agreement, or as damages in respect of a breach of this Agreement, the Seller which is liable to make the payment under or in respect of this Agreement shall make that payment in cash to the Purchaser in accordance with clause 29.8, unless both Sellers and the Purchaser have agreed an alternative arrangement for satisfying that obligation to pay the amount so claimed in an efficient manner (including with regard to Tax) that does not prejudice the interests of the Purchaser (which may involve, by way of example only, a subscription for deferred shares in the Purchaser or making an additional contribution to the Purchaser in respect of existing shares in the Purchaser).

29.8        Any payment made by a Seller to the Purchaser or by the Purchaser to a Seller under this Agreement or the Tax Covenant shall (so far as possible) be treated as a share premium contribution or a distribution from the Purchaser’s share premium reserves and shall be recorded in the books and records of the Purchaser as a non-stipulated share premium contribution or as a distribution from the Purchaser’s general share premium reserves.

29.9        Any payment to be made by Vodafone to Liberty Global or by Liberty Global to Vodafone, as the case may be, in respect of the Estimated Vodafone Equalisation Consideration or the Final Vodafone Equalisation Consideration (or any adjustment thereto pursuant to clause 29.10 or Schedule 10) shall (so far as possible) be treated as a share premium contribution to the Purchaser and as a distribution from the Purchaser’s share premium reserves and shall be recorded in the books and records of the Purchaser, Liberty Global and Vodafone accordingly.

29.10      If any payment is made by Liberty Global to Vodafone, or by Vodafone to Liberty Global, under or for breach of a warranty, indemnity or covenant to pay in each case pursuant to this Agreement, that payment shall be treated (so far as possible) as taking effect by way of an adjustment of the Vodafone Equalisation Consideration.

30.          Counterparts

This Agreement may be executed in any number of counterparts, and by the parties to it on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

31.          Invalidity

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)          the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(B)          the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

32.          Contracts (Rights of Third Parties) Act 1999

The parties to this Agreement do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

33.          Choice of governing law

This agreement is to be governed by and construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with English law.

34.          Jurisdiction

34.1        Subject to sub-clause 34.2, all disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) by three arbitrators appointed in accordance with the said “Rules”.

34.2        Nothing in this clause shall prevent any party, before an arbitration has commenced under this clause or any time thereafter, from applying for conservatory and interim relief measures (an “Injunctive Matter”), including, but not limited to, temporary restraining orders or preliminary injunctions, or their equivalent, from any court of competent jurisdiction. The parties hereby agree to opt out of the Emergency Arbitrator Provisions under Article 29 of the ICC Rules; such Emergency Arbitrator Provisions shall not apply to any disputes arising out of, in connection with or relating to this Agreement.

34.3        The place of arbitration shall be Amsterdam.

34.4        The language of the arbitration shall be English.

34.5        The parties agree that in so far as any provision contained in the ICC Rules is incompatible with applicable English or Dutch law, that provision or relevant part of that provision is to be excluded.

34.6        The parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a party (A) by law, legal duty or any requirement of a securities exchange or regulatory or governmental body to which that party is subject, (B) to protect or pursue a legal right or (C) to enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority.

35.          Language

35.1        Each notice or other communication under or in connection with this Agreement shall be:

(A)          in English; or

(B)          if not in English, accompanied by an English translation made by a translator, and certified to be accurate.

35.2        The receiving party or its agent (as appropriate) shall be entitled to assume the accuracy of and rely upon any English translation of any document provided pursuant to sub-clause 35.1(B).

Schedule 1

(Conditions to Completion)

1.             Competition consents

The European Commission having issued a decision under Council Regulation (EC) No. 139/2004 (the “Merger Regulation”) (or being deemed to have done so under Article 10(6) of the Merger Regulation) declaring the Transaction compatible with the common market and/or, if any aspect of the acquisition is referred to a competent authority of a European Union or EFTA State or more than one such competent authorities under Article 9 of the Merger Regulation, confirmation having been received from each such competent authority that the Transaction may proceed.

2.             Material Licences

As at the date of satisfaction of the condition set out in paragraph 1 of this Schedule 1, no Relevant Regulatory Authority having issued a decision which results in either revocation of or a change to the terms of any Material Licence, in each case, which would result in a material adverse change.

Schedule 2

(Completion arrangements)

Part A (Sellers’ obligations)

At Completion, each Seller shall:

1.             deliver or make available to the Notary the following:

(A)          any duly executed, authorised, notarised and, insofar as notarisation is performed by a non-Dutch civil law notary, apostilled power of attorney of the Sellers and the Target Companies under which the relevant Deeds of Transfer will be executed before the Notary on behalf of the Sellers and the Target Companies;

(B)          any copies of the deed(s) pursuant to which each of the Sellers has acquired the shares in the capital of the Target Companies;

(C)          the original shareholders registers of the Target Companies;

2.             deliver or make available the Tax Covenant, the Shareholders Agreement, the Framework Agreement (or, if the Framework Agreement has not been entered into by Completion, the Framework Agreement Term Sheet), the Brand Licence Agreement and the Intellectual Property Assignment Agreement to the other parties to each such agreement in the agreed form duly executed by that Seller;

3.             instruct the Notary to have the relevant Deeds of Transfer executed on behalf of the Sellers and the Target Companies;

4.             procure the present directors and secretary (if any) of that Seller’s Target Company (other than any director or secretary who the Sellers may agree in writing should continue in office) to resign their offices as such;

5.             if agreed by the Sellers in writing, procure the present auditors of that Seller’s Target Company resign their office as such, such resignation to take effect as at Completion;

6.             execute a shareholder resolution of that Seller’s Target Company pursuant to which each of the persons who, as the Sellers may agree in writing, shall be appointed directors and/or secretary, such appointments to take effect immediately after Completion;

7.             procure that the financial year end of each member of the relevant Target Group is amended (if necessary) to 31 March; and

8.             carry out all of the steps required of it at Completion pursuant to this Agreement.

9.             At Completion, Liberty Global shall:

(A)          execute a shareholder resolution pursuant to which the articles of association of the Purchaser will be amended to adopt the Articles of Association; and

(B)          deliver or make available to the Notary (a copy of) a written resolution of the shareholder of the Purchaser, whereby it shall be resolved to approve the contribution in kind and/or transfer of the Shares.

10.          At Completion, Vodafone shall procure the novation by the Vodafone Target Company of all of its rights and obligations under the Vodafone Inter-Company Loan Agreement to the Liberty Global Target Company (or such other member of the Liberty Global Target Group as the parties shall agree in writing).

Part B (Purchaser’s obligations)

1.             At Completion, the Purchaser shall, and Liberty Global shall procure that the Purchaser shall:

(A)          deliver to each of the Sellers, duly executed by the Purchaser, a counterpart original of this Agreement, the Shareholders Agreement, the Tax Covenant and any other Ancillary Document to which it is party;

(B)          deliver to the Notary:

(i)            a duly executed, authorised, notarised and - insofar notarisation is performed by a non-Dutch civil law notary - apostilled power of attorney of the Purchaser under which the Deeds and Transfer will be executed before the Notary on behalf of the Purchaser;

(ii)           the original shareholders register of the Purchaser;

(C)          instruct the Notary to have (i) the relevant Deeds of Transfer executed on behalf of the Purchaser, and to update its share register and have such update registered with the Dutch trade register, and (ii) to execute a notarial deed of amendment to amend the articles of association of the Purchaser to adopt the Articles of Association;

(D)          deliver to each Seller a copy of the resolution of the directors of the Purchaser authorising the execution by the Purchaser of this Agreement and each of the Ancillary Documents to which it is a party and the performance of its obligations under this Agreement and the Ancillary Documents;

(E)           deliver to each Seller a copy of a written resolution of the shareholder of the Purchaser in the agreed form granting the directors of the Purchaser authority to effect each of the other steps required to be undertaken by the Purchaser pursuant to this Agreement;

(F)           procure that a shareholder resolution of the Purchaser is passed pursuant to which (i) each of the persons nominated by the Sellers shall be appointed directors of the Purchaser such appointments to take effect immediately after Completion and (ii) the articles of association of the Purchaser will be amended to adopt the Articles of Association; and

(G)          carry out all of the steps required of it at Completion pursuant to this Agreement.

Part C (General)

1.             All documents and items delivered at Completion pursuant to this Schedule 2 (Completion arrangements) shall be held by the recipient to the order of the person delivering the same until such time as Completion shall be deemed to have taken place.

2.             Simultaneously with delivery of all documents and all items required to be delivered at Completion (or waiver of the delivery of it by the person entitled to receive the relevant document or item), the documents and items delivered in accordance with this Schedule 2 shall cease to be held to the order of the person delivering them and Completion shall be deemed to have taken place.

Part D (Execution of Deeds of Transfer)

Upon receipt by the Notary of a copy of this Agreement, executed by all parties hereto, the documents and instructions described in Part A under 1 and 3 and the documents and instruction described in Part B under 1 (B) and (C) and confirmation by the Notary that the Estimated Vodafone Equalisation Consideration has been received in the Notary Bank Account, the Notary shall (and the Sellers shall instruct that the Notary shall) (i) procure the execution of the Deed of Transfer in respect of the JV Co Shares, pursuant to which the transfer of the JV Co Shares shall become effective; (ii) procure the registration of the transfer of the JV Co Shares to Vodafone in the shareholder register of the Purchaser; (iii) procure the execution of the Deed of Amendment of the Articles of Association; (iv) procure the execution of the Deeds of Transfer in respect of the Shares, pursuant to which the transfer of the Shares shall become effective; (v) procure the registration of the transfer of the Shares to the Purchaser in the shareholders register of the Target Companies; (vi) register the new sole shareholder of the Target Companies with the Dutch trade register; and (vii) de-register the sole shareholder of the Purchaser with the Dutch trade register, all in accordance with the sequence of events set out in sub-clause 2.1; and (viii) release the Estimated Vodafone Equalisation Consideration to the Seller which is entitled to it pursuant to sub-clause 9.4.

Part E (Guarantors’ obligations)

At Completion, each Guarantor shall deliver or make available each of the Ancillary Documents to which it is a party to the other parties to each relevant Ancillary Document in the agreed form duly executed by that Guarantor.

Schedule 3

(Warranties)

Part A — Warranties applicable to each Seller

1.             Ownership of the Shares

1.1          The Seller has full legal and beneficial right and title to:

(A)          in the case of Vodafone, the Vodafone Target Company Shares; and

(B)          in the case of Liberty Global, the Liberty Global Target Company Shares.

1.2          The Shares comprise the entire issued share capital of the Target Company.

1.3          There is no option, warrant, convertible or similar right, right to acquire or subscribe for, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting the Shares or any of them or any shares of any member of the Target Group and there is no agreement or commitment to give or create any and, so far as the Seller is aware, no claim has been made by any person to be entitled to any.

2.             Capacity of the Seller

2.1          The Seller has been duly incorporated and is validly existing under the laws of the jurisdiction of its incorporation.

2.2          The Seller has the requisite power and authority to enter into and perform its obligations under the Share Purchase Documents to which it is a party.

2.3          The obligations of the Seller under this Agreement constitute, and the obligations of the Seller under the other Share Purchase Documents will, when executed and delivered, constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms.

2.4          The execution and delivery of, and the performance by the Seller of its obligations under, the Share Purchase Documents will not:

(A)          result in a breach of any provision of the articles of association of the Seller;

(B)          result in a breach of, or constitute a default under, any instrument to which the Seller is a party or by which the Seller is bound where such breach is material to their ability to perform their obligations under such documents;

(C)          result in a breach of any applicable law or regulation by which the Seller is bound;

(D)          result in a breach of any order, judgment or decree of any court or governmental agency to which the Seller is a party or by which the Seller is bound where such breach is material to their ability to perform their obligations under such documents; or

(E)           require the consent of its shareholders.

2.5          No proposal has been made or resolution adopted for the dissolution or liquidation of the Seller and, so far as the Seller is aware, no circumstances exist which may result in the dissolution or liquidation of the Seller, and no proposal has been made or resolution adopted for a statutory merger (juridische fusie) or division (splitsing), or a similar arrangement under the laws of any applicable jurisdiction, of the Seller.

3.             Target Group structure and corporate matters

3.1          The Shares have been validly issued and are fully paid up.

3.2          There is no agreement or commitment outstanding which calls for the issue of, or accords to any person the right to call for the issue of, any shares (including the Shares) or any debentures in or securities of any member of the Target Group.

3.3          Part B of Attachment 1 (Basic Information about the Subsidiaries) lists all the Subsidiaries of the Target Company and no member of the Target Group has any interest in any other body corporate or undertaking which is not a member of the Target Group and so listed.

3.4          The information given in Part A of Attachment 1 (Basic information about the Target Companies) and Part B of Attachment 1 (Basic information about the Subsidiaries) is true and accurate in all material respects.

3.5          The shares listed in Part B of Attachment 1 (Basic Information about the Subsidiaries) in respect of each Subsidiary constitute the whole of the issued and allotted share capital of the relevant Subsidiary, are fully paid (or properly credited as fully paid), have been properly and validly allotted, and are legally and beneficially owned by the Target Company or another wholly owned member of the Target Group.

3.6          No shares in the capital of any member of the Target Group have been issued and no transfer of shares in the capital of any member of the Target Group has been registered otherwise than in accordance with the articles of association of the relevant member of the Target Group from time to time in force.

3.7          No decision has been taken by the management or supervisory board of any member of the Target Group which might reasonably be expected materially to hinder or have a material impact on the transactions contemplated in the Share Documents.

3.8          Each member of the Target Group is validly existing under the laws of the country in which it is incorporated or formed and has all requisite corporate or partnership powers and authority to conduct its business as presently conducted and to own its assets and properties as presently owned, and as contemplated to be owned upon Completion.

3.9          The copies of the articles of association or other like documents of each member of the Target Group filed with the Dutch trade register are complete and accurate in all material respects and, to the extent required by law, fully set out the rights and restrictions attaching to each class of share capital of the member of the Target Group to which they relate.

3.10        So far as the Seller is aware, the statutory books (including all registers but excluding the minute books and, for the avoidance of doubt, the accounting records) of each member of the Target Group have been properly kept and contain a record which is accurate and complete in all material respects and no notice or allegation that any of them is incorrect or should be rectified has been received.

3.11        No proposal has been made or resolution adopted for the dissolution or liquidation of any member of the Target Group and, so far as the Seller is aware, no circumstances exist which may result in the dissolution or liquidation of any member of the Target Group, and no proposal has been made or resolution adopted for a statutory merger (juridische fusie) or division (splitsing)

3.12        The Target Company has fully complied with all obligations set forth in 2:262 - 2:271 and 2:274 of the Dutch Civil Code (mitigated large company regime or gemitigeerde structuur regime).

3.13        There is no guarantee, indemnity or other contingent obligation given or undertaken by any member of any Target Group in relation to or arising out of any obligations or liabilities of any member of that Seller’s Retained Group, including in respect of operational matters including equipment, procurement, network rollout and tenders for projects.

4.             Accounts and Management Accounts

4.1          The Accounts:

(A)          with respect to Vodafone, were prepared in accordance with IFRS as adopted by the European Union and comply with the financial reporting requirements included in Part 9, Book 2 of the Dutch Civil Code at the time they were audited; and

(B)          with respect to Liberty Global, were prepared in accordance with US GAAP; and

(C)          with respect to the Vodafone Target Group show a true and fair view of, and with respect to the Liberty Global Target Group present fairly in all material respects, the financial position of members of the Target Group to which the relevant accounts relate at the Accounts Date and of the profits or losses and cash flow of members of the Target Group to which they relate for the accounting period ended on that date.

4.2          No member of the Target Group has failed to fulfil its obligations to timely publish its annual accounts for, with respect to the Liberty Global Target Group, the financial years 2012, 2013 and 2014 or, with respect to the Vodafone Target Group, the financial years 2013, 2014, and 2015.

4.3          The Management Accounts of each Target Group were properly prepared using accounting policies consistent with those adopted in the preparation of the Accounts of the relevant Target Group and are not misleading in any material respect (where “material” means any facts, matters, circumstances, issues or events which have or the absence of which would have an aggregate cost, benefit or value to the relevant

Target Group of not less than €5,000,000 (in the case of Vodafone) or €10,000,000 in the case of Liberty Global).

4.4          The Data Room contains details of all material guarantees provided to any third party by each of the Liberty Global Reorganisation Companies and ZUM B.V. with respect to the obligations of any person other than members of the Liberty Global Target Group.

4.5          ZUMB B.V. does not have and is not subject to in any way, and whether, in each case, contingent or otherwise, any liabilities in excess of €100,000 (including in relation to Tax).

5.             Events since the Accounts Date

Since the Accounts Date:

(A)          There has been no material adverse change in the financial position of the Target Group as a whole;

(B)          the business of the Target Group as a whole has been carried on, in all material respects, in the normal course consistent with past practice;

(C)          no resolution in general meeting or written resolution of the shareholders of any member of the Target Group has been passed;

(D)          no change in the accounting reference period of any member of the Target Group has been made;

(E)           no Target Company has issued or agreed to issue any share or loan capital; and

(F)           no dividend or other distribution of profits or assets has been declared or made by any member of the Target Group.

6.             Inter-Company Loan Receivables

There are no Inter-Company Loan Receivables outstanding in respect of any member of the Target Group.

7.             Contracts and commitments

7.1          No member of the Target Group is a party to:

(A)          any agency, distributorship or management agreement other than any such agreements entered into in the ordinary course of business or any such agreements calling for payments by any party thereto in excess of €500,000.

(B)          any contract or arrangement which materially restricts its freedom to carry on its business in any part of the world in such manner as it may think fit;

(C)          any joint venture agreement or arrangement or any agreement or arrangement under which it participates with any other person in any business;

(D)          any contract or arrangement which relates to matters not within the ordinary business of that member or is not entirely on arms’ length terms;

(E)           any Material Contract, except any Material Contract contained in the relevant Data Room in accordance with paragraph 7.2 below.;

(F)           any Material Contract which can be terminated in the event of any change in the underlying ownership or control of that member; or

(G)          any telecom network or equipment supply contract that is material in the context of the Target Group as a whole other than any contract relating to customer premises equipment, handsets and any other devices used or required at customer premises.

7.2          A copy of each Material Contract is contained in the relevant Data Room.

7.3          The Seller is not aware of any breach of any Material Contract which would have a material adverse effect on the Target Group as a whole.

7.4          So far as the Seller is aware:

(A)          all of the Material Contracts to which a member of the Target Group is party are in full force and effect and the terms thereof have been complied with in all material respects by the relevant member of the Target Group; and

(B)          there are no grounds for rescission, avoidance or repudiation of any of the Material Contracts to which a member of the Target Group is party and no written notice of termination or of intention to terminate has been given or received in respect of any of them during the 12 months prior to the date of the Signing Protocol.

7.5          There is no material deficiency in the accuracy or completeness of the Target Group’s customer data which, either singly or in the aggregate, would be reasonably likely to materially affect the carrying on of the business of the Target Group.

7.6          Neither the Seller nor any member of the Target Group have received any complaints from any governmental entity, customer or former customer in the 12 months prior to the date of the Signing Protocol, in each case, which are or would reasonably be likely to be material to the Target Group as a whole.

8.             Powers of attorney

No member of the Target Group has given any power of attorney or other written authority which is still outstanding or effective to any person to enter into any contract or commitment on its behalf (other than to its directors, officers and employees to enter into routine trading contracts in the normal course of their duties).

9.             Insurances

9.1          The Target Group has in place, or benefits from, insurance which is reasonably prudent and customary in respect of the business operated by the Target Group as a whole. So far as the Seller is aware, all material insurance policies are in full force and effect and are not void or voidable, and no individual or related claims for amounts in excess of €100,000 are outstanding.

9.2          There are no circumstances which may nullify any insurance policy of any member of the Target Group or which may cause premiums or deductibles to be materially increased.

10.          Borrowings

10.1        Details of all Material Financing Facilities outstanding or available to a member of the Target Group are contained in the relevant Data Room.

10.2        Details of all security granted over any material assets of the Target Group in connection with any Financing Facilities are contained in the relevant Data Room.

10.3        No member of the Target Group owes any amount exceeding €10,000,000 under any Financing Facilities to any person outside the Retained Group, other than as set out in the relevant Data Room.

10.4        So far as the Seller is aware, no event which is an event of default under or any material breach of any of the terms of any Material Financing Facilities of the Target Group or would entitle any third party to call for repayment prior to normal maturity has occurred or been alleged.

10.5        So far as the Seller is aware, no Controlled Company has received any written notice in the 12 months prior to the date of the Signing Protocol to repay any Financing Facility of the Target Group which is repayable on demand in accordance with its terms.

11.          Insolvency

11.1        No member of the Target Group has either been (i) declared bankrupt (failliet verklaard) or (ii) granted a temporary or definitive moratorium of payments (surséance van betaling) or (iii) made subject to any insolvency or reorganisation proceedings or (iv) involved in negotiations with any one or more of its creditors or taken any other step with a view to the readjustment or rescheduling of all or part of its debts, nor has, as far as the Seller is aware, any third party applied for a declaration of bankruptcy or any such similar arrangement for any member of the Target Group under the laws of any applicable jurisdiction.

11.2        No member of the Target Group is insolvent or has stopped paying or is unable to pay its debts as they fall due.

12.          Licences

12.1        All licences (including those relating to telecommunications and radio frequency), consents, permits, authorisations and other permissions and approvals required pursuant to applicable laws and regulations for or in connection with the carrying on of the business being carried on by any member of the Target Group as at the date of the Signing Protocol and the absence of which would have a material adverse effect on the business of the relevant member of the Target Group and ignoring any change of control arising from this Agreement, are in full force and effect and true and accurate copies of the same that are in writing are contained in the relevant Data Room.

12.2        Each member of the Target Group carries out its business in all material respects in accordance with the terms of the licences, consents and other permissions and approvals described in paragraph 12.1 above, including with respect to the preparation of regulatory accounts where required. So far as the Seller is aware, all sums due from any member of the Target Group under the licences, consents, permissions and approvals described in paragraph 12.1 above have been paid.

12.3        No written notice has been received by any member of the Target Group during the 24 months prior to the date of the Signing Protocol that any such licence, consent, permission or approval described in paragraph 12.1 above is likely to be terminated, revoked, suspended or modified.

12.4        So far as the Seller is aware, no member of the Target Group has, in the 24 months prior to the date of the Signing Protocol, committed a material breach of any of the licences, consents, permissions or approvals described in paragraph 12.1 above which is likely to lead to the termination, revocation, suspension or modification of such licence, consent, permission or approval.

12.5        No written notice has been received in respect of any investigation, inquiry or proceeding initiated by any regulatory or governmental authority specifically and directly with respect to any of the licences, consents, permissions or approvals described in paragraph 12.1 above which is likely to lead to the termination, revocation, suspension or modification of such licence, consent, permission or approval. So far as the Seller is aware, there are no circumstances that are likely to lead to any investigation, inquiry or proceeding initiated by any regulatory or governmental authority specifically and directly with respect to any of the licences, consents, permissions or approvals described in paragraph 12.1.

13.          Litigation

13.1        No member of the Target Group is engaged in any litigation, arbitration or other dispute resolution process, or administrative or criminal proceedings which are currently in progress (or, to the knowledge of the Seller, threatened), whether as claimant, defendant or otherwise which is material in the context of the business of the Target Group taken as a whole, with respect to any such matters other than in respect of the collection of debts in the ordinary course of business.

13.2        So far as the Seller is aware, no material litigation, arbitration or other dispute resolution process, or administrative or criminal proceedings by or against any member of the Target Group is pending or threatened.

13.3        No member of the Target Group has received written notice during the 12 months prior to the Signing Protocol of any proposed or pending investigation or inquiry by any regulatory or governmental authority in respect of the business of that member of the Target Group that is likely to be material in the context of that Target Group as a whole.

14.          Data protection

14.1        Each member of the Target Group complies in all material respects with all applicable data protection laws, rules and regulations including but not limited to the Personal Data Protection Act (Wet bescherming persoonsgegevens) and the Telecommunications Act (Telecommunicatiewet).

14.2        So far as the Seller is aware:

(A)          other than any investigation by the Dutch Data Protection Authority (Autoriteit Persoonsgegevens) that has been concluded, finalised or otherwise terminated prior to the date of the Signing Protocol, no member of the Target Group has received a notice from the Dutch Data Protection Authority (Autoriteit Persoonsgegevens) alleging breach by it of application data protection law and/or a request for any information;

(B)          no individual has been awarded compensation from any member of the Target Group under applicable data protection law;

(C)          no order has been made against any member of the Target Group for the rectification, blocking, erasure or destruction of any data under applicable data protection law; and

(D)          no warrant has been issued under applicable data protection law authorising the Dutch Data Protection Authority (Autoriteit Persoonsgegevens) to enter any of the premises of any member of the Target Group.

15.          Competition

15.1        So far as the Seller is aware, no member of the Target Group is or has in the five years before the date of the Signing Protocol a party to or is concerned with any agreement, or is conducting (or has conducted) itself in a manner which:

(A)          infringes Article 101 or 102 of the Treaty on the functioning of the European Union; or

(B)          infringes anti-trust legislation in The Netherlands; or

(C)          is unenforceable or void (whether in whole or in part) or renders any other member of the Target Group liable to civil, criminal or administrative proceedings by virtue of any antitrust or similar legislation or any undertakings given or orders made under such legislation in The Netherlands.

15.2        So far as the Seller is aware, no member of the Target Group has given an undertaking to, or is subject to any order of or investigation by, or has received any request for information from the Netherlands Authority for Consumers and Markets (or any of its predecessors) or the European Commission under Dutch or EC competition legislation where such undertaking, order, investigation or request for information is likely to cause a material loss or liability to the Company.

16.          Ownership and adequacy of assets

16.1        So far as the Seller is aware, each of the material assets (other than Property and assets which are subject to an indefeasible right of use) included in the Accounts or acquired by any member of the Target Group since the Accounts Date (other than current assets sold, realised or applied in the normal course of trading) is owned both legally and beneficially by the relevant member of the Target Group and each of those assets capable of possession is in the possession of the relevant member of the Target Group (save where in the possession of a third party in the normal course of business).

16.2        Except (in the case of the Liberty Global Target Group) pursuant to the Financing Facilities of Liberty Global and the Liberty Global Target Group, so far as the Seller is aware, no option, right to acquire, mortgage, charge, pledge, lien (other than a lien arising by operation of law in the ordinary course of trading) or other form of security or encumbrance or equity on, over or affecting the whole or any part of the undertaking or material assets of any member of the Target Group (including any investment in any other member of the Target Group) is outstanding and there is no agreement or commitment to give or create any and no claim has been made by any person to be entitled to any.

16.3        The telecommunication, cable and signal distribution networks and systems of the Target Group (the “Network”) which are operated for the purposes of the business of the Target Group and any necessary associated software (owned by or licensed to any member of the Target Group or provider of the Network) substantially perform the functions which they are intended to perform in the manner in which they are presently being conducted.

16.4        The Network has been materially designed, planned, constructed, implemented, licensed and maintained in accordance with applicable laws and regulations. The Network is in proper operating condition (subject to normal wear and tear) and is fit in all material respects for the purpose for which it is intended.

16.5        The Network has not suffered any material service degradations or breakdowns during the past 12 months.

16.6        The Target Group owns, or has all rights necessary to use, the Network. So far as the Seller is aware, (i) there are no disputes or challenges to the title and rights of the Target Group in relation to its ownership or operation of any material part of the Network, and (ii) the Target Group is using the Network components pursuant to a valid ownership or usage title.

16.7        The Network has been operated in all material respects with the terms of all applicable agreements for the lease of the Network to the Target Group (the “Network Lease Agreements”) and the entry into or performance of the Share Purchase Documents shall not cause a breach or termination of any material Network Lease Agreement.

17.          Intellectual Property and Information Technology

17.1        All renewal fees due as at the date of the Signing Protocol in respect of the registered Intellectual Property owned by any member of the Target Group have been paid.

17.2        So far as the Seller is aware, the Target Group either owns or has a licence to use all material Intellectual Property and material information technology, in each case used to carry on the business conducted by the Target Group in the materially the same manner as currently carried on.

17.3        No member of the Target Group nor, so far as the Seller is aware, any other party is in material breach of any of the licences or agreements described in paragraph 17.2.

17.4        So far as the Seller is aware (a) no third party is infringing or making unauthorised use of, or has in the past 12 months infringed or made unauthorised use of, any Intellectual Property or rights in Business Information owned by any member of the Target Group and (b) the activities of the Target Group do not infringe or make unauthorised use of, or have in the past 12 months infringed or made unauthorised use of, any Intellectual Property or rights in Business Information owned by any third party.

17.5        So far as the Seller is aware, and save in the ordinary course of business or to its employees, no member of the Target Group has disclosed any confidential Business Information to any third party other than under an obligation of confidentiality.

17.6        So far as the Seller is aware, there has been no material disruption to the commercial activities of or adverse effect on the business of the Target Group (taken as a whole) in the 12 months prior to the date of the Signing Protocol which has been caused only by any failure, breakdown, security breach, malfunction or data loss of, or other unauthorised access to, any Information Technology used by the Target Group.

17.7        There is no material dispute or proceeding regarding any Information Technology used in the Target Company’s business and, as far as seller is aware, there is no fact, circumstance or matter which is likely to give rise to any such dispute.

17.8        Each member of the Target Group has adequate disaster recovery plans and security arrangements in place and adequate back-up procedures have been implemented and are complied with. The execution of disaster recovery plans and security arrangements have been adequately tested and the relevant employees and third parties have been adequately informed and, where relevant, trained in the execution thereof.

18.          Property

18.1        The Relevant Properties constitute all the office premises and switch sites owned, leased, used or occupied by any member of the Target Group.

18.2                        In relation to each Relevant Property, the Property Owner is legally and beneficially entitled to the Relevant Property and is in physical possession and actual occupation of the whole of the Relevant Property for the purpose of the business of the Target Group.

18.3                        No Relevant Property is subject to (i) any mortgage or charge (legal or equitable, fixed or floating) or agreements for sale, estate contracts, options, rights of pre-emption, first refusal or other encumbrances (except, in the case of Liberty Global, for security granted pursuant to the Financing Facilities of Liberty Global and the Liberty Global Target Group); or (ii) any rights of use which materially hinder the relevant business of the Target Group in the ordinary course, and no member of the Target Group has entered into any agreement to acquire or dispose of any land or premises or any estate or interest therein which has not completed.

18.4                        As far as seller is aware, each Relevant Property has the benefit of such rights and easements as are necessary for the continued use of the Relevant Property for its present purpose.

18.5                        So far as the Seller is aware, none of the Relevant Properties or any part thereof is affected to any material extent by any outstanding notice, dispute or complaint. The current use of each Relevant Property is a lawful use for planning or zoning purposes.

18.6                        So far as the Seller is aware, in relation to each Relevant Property, there is no subsisting material breach and no non-observance of any material terms contained in any relevant lease, in each case on the part of the Property Owner.

19.          The environment, health and safety

19.1                        So far as the Seller is aware, in the two years prior to the date of the Signing Protocol, all material environmental, health and safety permits have been obtained and have been complied with in all material respects.

19.2                        In the two years prior to the date of the Signing Protocol, no member of the Target Group has received any written notice from any relevant authority under applicable law that such member of the Target Group has any material liability under applicable law relating to environmental, health and safety matters arising or existing as at or prior to the date of the Signing Protocol.

20.          Employment

20.1                        Copies of the service agreements or contracts of employment (including any side letters and amendments) and copies of any bonus or incentive agreements for each member of the general management team of the Target Group are set out in the relevant Data Room.

20.2                        There are no terms or conditions of employment (whether contractual or not) for any employee of the Target Group which are in any way linked to or dependant on the transaction contemplated by this Agreement.

20.3                        Since the Accounts Date, no material change has been made to the emoluments or other terms of engagement of the employees of the Target Group except for increases in emoluments made in accordance with normal Target Group industry practice.

20.4                        So far as the Seller is aware, there are no material claims existing or threatened in relation to any member of the Target Group by or in respect of any employee or former employee in respect of their employment.

20.5                        Details of any trade union, works council or other body representing the employees of any member of the Target Group are set out the relevant Data Room, together with particulars of any agreement concluded by or in respect of any member of the Target Group for collective bargaining.

20.6                        No member of the Target Group is bound by any collective labour agreement, other than as set out in the relevant Data Room.

20.7                        There have been no material labour disputes between any Target Group Company and any trade union, works council or other representative body in relation to its employees and no industrial action has been taken in the last three years against any member of the Target Group in relation to its employees.

20.8                        There is no redundancy process currently proposed or ongoing which affects any employee of the Target Group and no redundancy process has been undertaken by the Target Group within the last twelve months.

20.9                        So far as the Seller is aware, each member of the Target Group has complied in all material respects with all applicable contracts of employment, policies, benefit or bonus schemes and all applicable laws, codes of conduct, collective agreements, orders, declarations and awards relating to its employees and former employees.

20.10                 Each member of the Target Group has at all times in all material respects complied with the labour laws applicable to it, including but not limited to the Working Conditions Act (Arbeidsomstandighedenwet), the Dutch Works Council Act (Wet op de ondernemingsraden) and the European Works Councils Act (Wet op de Europese ondernemingsraden) and any implementing regulations. There are no agreements with any works council or other representative body of employees or with any of the Employees with respect to their collective representation.

20.11                 No member of the Target Group is bound by any workforce agreement, dismissal procedures agreement, social plan, trade union membership agreement, or any other constitution of or agreement with a trade union or works council or other body representing the employees of any member of the Target Group, including any works council, other than as set out in the relevant Data Room.

20.12                 No Senior Employee or director of a member of the Target Group has given or has been given notice of termination of his employment, no employee rescission proceedings have been started in respect of any such Senior Employee or director, no employment agreement has been rescinded (ontbonden) and no such Senior Employee or director has indicated that he will leave the Target Group within three months after the date of the Signing Protocol.

20.13                 No member of the Target Group has made any loan or advance to any employee or former or prospective employee of any member of the Target Group, which is outstanding.

21.          Pensions

21.1                        Other than the Pension Schemes, there is no obligation, agreement or arrangement (whether funded or unfunded) which any member of the Target Group contributes to or has contributed to or may become liable to contribute to or has become or may become liable to satisfy under which benefits are payable on retirement (including pension insurance or excess (excedent) insurance) or on death (whether accidental or not) or disability, for or in respect of any present or former employee, director or other officer, or any spouse, child, assign or dependant thereof, of any member of the Target Group or of any predecessor in business of any member of the Target Group.

21.2                        Save for obligations in respect of the Pension Schemes, none of the members of the Target Group has obligations in respect of any actual or proposed pension, pre-pension or early retirement, death or disability arrangements committed to any employee or former employee or group of employees or former employees, or their spouses, children, assigns or dependants, of any of the members of the Target Group, and there are no further obligations for any member of the Target Group arising from any previous pension schemes which applied to any employees or former employees, or their spouses, children, assigns or dependants, of a member of the Target Group (together “Previous Pension Schemes”).

21.3                        Copies of all documents relevant to the Pension Schemes have been fairly disclosed in the relevant Data Room. These documents contain full and accurate particulars of all the benefits provided by and the terms of the relevant Pension Schemes. The Pension Schemes and the Previous Pension Scheme are recognised arrangements for the purposes of the tax regime under which they operate and, so far as the Seller is aware, there is no reason why such recognition might be withdrawn or might cease to apply.

21.4                        All employees and former employees of each member of the Target group have participated or participate (as applicable) in the relevant Pension Scheme or Previous Pension Scheme on terms fully consistent with the documents to the Pension Scheme or Previous Pension Scheme.

21.5                        No member of the Target Group has any liability to make any material payment to any Pension Scheme or Previous Pension Scheme or any material insurance arrangement held in relation to any Pension Scheme or Previous Pension Scheme which is due, but remains unpaid. All contributions and other payments due under each Pension Scheme and Previous Pension Scheme up to Completion have been fully paid or provided for in the accounts of the relevant member of the Target Group.

21.6                        So far as the Seller is aware, each member of the Target Group has, in relation to the Pension Scheme or Previous Pension Scheme, at all times complied in all material respects with the provisions of the Pension Scheme or Previous Pension Scheme documentation and all applicable laws.

21.7                        So far as the Seller is aware, neither any of the Pension Schemes, nor any of the Previous Pension Schemes, nor any member of the Target Group is party to any litigation or similar proceedings which relate to the provision of any benefits under such Pension Scheme or Previous Pension Scheme, nor has any such litigation or similar proceedings been threatened.

21.8                        The employees and former employees of any member of the Target Group have legitimately agreed to any and all material changes to the Pension Schemes and/or Previous Pension Schemes.

22.          Compliance with Laws and Anti-Bribery

22.1                        So far as the Seller is aware, none of the Seller or any member of the Target Group or the Retained Group is in breach of any applicable law (including in relation to anti-bribery and corruption) where such breach is reasonably likely to be material to the Target Group.

22.2                        So far as the Seller is aware, with respect to its Target Group, none of the Seller or any member of the Target Group or the Retained Group (or any of their officers or employees) has received notice that any such person is or has been alleged to be in violation of (i) any Anti-Bribery Law or (ii) any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or by the U.S. Department of State or equivalent measures of the Netherlands, European Union, or the United Nations.

23.          The Accounts and Tax

23.1        No member of the Target Group has any outstanding liability for:

(A)                               Tax in any part of the world assessable or payable by reference to profits, gains, income or distributions earned, received or paid or arising or deemed to arise on or at any time prior to the Accounts Date or in respect of any period starting before the Accounts Date; or

(B)                               purchase, value added, sales or other similar tax in any part of the world referable to transactions effected on or before the Accounts Date that is not provided for or, as appropriate, disclosed in full in the Accounts.

23.2                        The amount of the provision for deferred Tax liabilities in respect of each member of the Target Group contained in the Accounts was, at the Accounts Date, adequate and fully in accordance with US GAAP, IFRS or accounting practices generally accepted in The Netherlands and commonly adopted by companies carrying on businesses similar to those carried on by that member of the Target Group.

23.3                        If all facts and circumstances which are now known to each member of the Target Group or any of the Sellers had been known at the time the Accounts were drawn up, the provision for deferred Tax liabilities that would be contained in the Accounts would be no greater than the provision which is so contained and the provision for deferred Tax assets that would be contained in the Accounts would be no less than the provision which is so contained, provided that this warranty shall not apply to (i) any provision for deferred Tax assets recognised by Zesko B.V., Ziggo N.V. (now known as Ziggo Holding B.V.), LGE Holdco V B.V., LGE Holdco VI B.V. or LGE Holdco VII B.V.in respect of net operating losses; (ii) (to the extent not already covered by (i)) any other provision for deferred Tax assets in respect of net operating losses generated by those entities; or (iii) any valuation allowance relating to either (i) or (ii).

24.                               Tax events since the Accounts Date

Since the Accounts Date:

(A)                               no member of the Target Group has declared, made or paid any distribution of profits or retained earnings;

(B)                               no accounting period of any member of the Target Group has ended, other than Vodafone Systems B.V.as necessary to facilitate the alignment of its balance sheet date with that of Vodafone Libertel B.V.; and

(C)                               neither a member of the Target Group nor the Relevant Parent Company in relation to a member of the Target Group has paid or become liable to pay or acted (directly or through an agent or other representative) in such manner as to incur a liability (or potential liability) to pay any interest or penalty in connection with any Tax or otherwise paid any Tax after its due date for payment or become liable to pay any Tax the due date for payment of which has passed or become prospectively liable to pay any Tax the due date for payment of which will arise in the 30 days after the date of the Signing Protocol.

25.          Tax Returns, disputes, records and claims, etc.

25.1                        Each member of the Target Group and the Relevant Parent Company has made or caused to be made all proper Tax Returns required to be made where the member of the Target Group or the Relevant Parent Company is responsible for the filing of the relevant Tax Returns, or otherwise has provided all necessary information to the company responsible for the filing of the relevant Tax Returns in a timely manner to enable the Tax Returns to be made, and has supplied or caused to be supplied all information required to be supplied, to any Tax Authority.

25.2                        There is no dispute or disagreement outstanding nor is any contemplated at the date of the Signing Protocol with any Tax Authority regarding liability or potential liability to any Tax (including in each case penalties or interest) recoverable from any member of the Target Group or the Relevant Parent Company in relation to a member of the Target Group or regarding the availability of any relief from Tax to any member of the Target Group or the Relevant Parent Company in relation to a member of the Target Group and there are no circumstances which make it likely that any such dispute or disagreement will commence.

25.3                        One or more members of the Target Group has (i) sufficient records relating to past events, including any elections made, to calculate the taxable profit or loss which would arise on any disposal or on the realisation of any asset owned at the Accounts Date by any member of the Target Group or acquired by any such member since that date but before Completion and (ii) all other records which any member of the Target Group is required by law to keep in relation to Tax.

25.4                        Each member of the Target Group has duly submitted all claims, elections and disclaimers or withdrawals of claims which have been assumed to have been made for the purposes of the Accounts.

25.5                        The amount of Tax chargeable on any member of the Target Group or the Relevant Parent Company in relation to a member of the Target Group during any accounting period ended on or within five years before the Accounts Date has not, to any material extent, depended on any concession, agreement or other formal or informal arrangement (including advance tax rulings, advance pricing agreements and horizontal monitoring) with any Tax Authority, other than those arrangements details of which are set out in the relevant Data Room.

26.          Tax Status

26.1                        No member of the Target Group or the Relevant Parent Company in relation to a member of the Target Group benefits from any preferential Tax regime, granted by law or by special authorisation issued by any Tax Authority or by any other authority (with the exception of the Dutch Fiscal Unity regime as defined in Article 15 of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) and in Article 11 of the Directive of the Council of the European Union on the common system of value added tax (2006/112/EC) and the Dutch innovation box of Article 12b of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969)) which could in whole or in part be affected by the signature of this Agreement.

26.2                        All shareholdings held by each member of the Target Group qualify and have always qualified for exempt treatment in respect of dividend income and capital gains for Dutch corporate income tax purposes under the participation exemption regime of Article 13 of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).

26.3                        No member of the Target Group has any receivable on a related entity (within the meaning of Article 10a of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969)) that has been depreciated below nominal value.

26.4                        Neither in the current financial year nor in the preceding five (5) financial years have the assets of any member of the Target Group been written down other than in accordance with generally accepted accounting principles as applicable for Dutch Tax purposes (goed koopmansgebruik).

27.          Value added tax

27.1                        Each member of the Target Group and the Relevant Parent Company in relation to a member of the Target Group has complied with any obligations to register for the purpose of VAT and has complied in all material respects with its obligations under any Tax legislation relating to VAT.

27.2                        Full, complete, correct and up-to-date records, invoices and other documents appropriate or required for the purposes of any Tax legislation relating to VAT have been made, given, obtained and kept.

27.3                        Each member of the Target Group performs VAT relevant transactions and therefore qualifies as VAT taxable person.

27.4                        No member of the Target Group has made any non-incidental exempt supplies in its current or preceding VAT periods in the past five years.

27.5                        Complete records are maintained to fully support any claim made by any member of the Target Group for bad debt relief under any Tax legislation relating to VAT in the past five years.

28.          Deductions and withholdings

Each member of the Target Group has made all deductions in respect, or on account, of any Tax from any payments made by it which it is obliged or entitled to make and has accounted in full to the appropriate authority for all amounts so deducted.

29.          Residence

29.1                        The country which is given in Part A of Attachment 1 (Basic information about the Company) or Part B of Attachment 1 (Basic Information about the Subsidiaries) as the tax residence of the relevant member of the Target Group is the only country whose Tax Authorities seek to charge Tax on the worldwide profits or gains of that member of the Target Group and no member of the Target Group has paid Tax in the past five years on income profits or gains to any Tax Authority in any other country except that mentioned in Part A of Attachment 1 (Basic information about the Company) or Part B of Attachment 1 (Basic Information about the Subsidiaries).

29.2                        Any payroll tax liabilities arising in connection with any equity-based payments made or accrued by any member of the Target Group have been fully reported in the appropriate payroll tax returns and all mandatory withholdings in respect of such payments or accruals were paid to the relevant Tax Authority before the last date upon which such amounts could be paid without incurring a liability to interest or a charge or penalty in respect of such amounts.

30.          Fiscal Unity

30.1                        The relevant Data Room contains a copy of every (a) Fiscal Unity decree issued by the relevant Tax Authority confirming that a member of the Target Group has entered into to a Fiscal Unity with the Relevant Parent Company, and (b) Tax sharing arrangement (including without limitation any arrangement under which Tax losses or Tax reliefs are surrendered or agreed to be surrendered or claimed) in respect of the profits, gains or losses of that member of the Target Group with any company not being another member of the Target Group.

30.2                        Except as provided in the Accounts, no member of the Target Group is, nor will it be, under any obligation to make or have any entitlement to receive any payment in respect of any period ending on or before the Accounts Date under the arrangements referred to in paragraph 30.1 above.

31.          Non-arm’s length transactions

So far as the Seller is aware, no member of the Group is a party to any transaction or arrangement which is not in accordance with the arm’s length principle as adopted in Article 9 of the OECD Model Convention.

Part B — Warranties applicable to Vodafone

1.             Adequacy of mast assets

The Target Group has the right to use each of the mast sites where the Network is located for the purposes for which it is currently used. In the past two years, no incident has occurred which has materially affected the integrity of the mast sites and their related infrastructure.

2.             Network and software

Save as would not have a material adverse effect, the members of the Vodafone Target Group have the right to occupy, use and access such of the Mast Sites as are necessary to operate the business of the Vodafone Target Group and use the Network in all material respects for the purposes for which it is currently used. So far as Vodafone is aware, no circumstances exist which materially compromise such rights to occupy, use and access the Mast Sites as necessary to operate the business of the Vodafone Target Companies (save as would not have a material adverse effect on the operation of the business of the Vodafone Target Group). No written notice has been received by any member of the Vodafone Target Group alleging that it (or any other party) is in breach of any obligations under covenants, conditions and agreements relating to the Mast Sites where the remedying of such breach would have a material adverse effect on the current operation of the business of the Vodafone Target Group. Furthermore, no single agreement pursuant to which the Target Group occupies and uses more than 450 Mast Sites is capable of termination for convenience by the landlord or licensor within 36 months of the date of the Signing Protocol, which would materially compromise the right of the members of the Vodafone Target Group to use the Mast Sites.

3.             Dormant companies

There are no companies in the Vodafone Target Group which are dormant for accounting purposes.

Part C - Warranties applicable to Liberty Global

1.             Tax Status

No member of the Liberty Global Target Group has material uncertain Tax positions (within the meaning of ASC 740-10).

2.             Fiscal Unity

In respect of the Liberty Global Transferred Group, the CIT Fiscal Unity headed by LGE HoldCo VI B.V. neither is, nor has been, part of a wider CIT Fiscal Unity and no request is, or will be, filed to establish a CIT Fiscal Unity with Liberty Global Holding B.V. or any other CIT Fiscal Unity, other than as envisaged and agreed between the parties, and in respect of the Vodafone Transferred Group, the CIT Fiscal Unity headed by Liberty Global Holding B.V. neither is, nor has been, part of a wider CIT Fiscal Unity and no request is, or will be, filed to establish a CIT Fiscal Unity with any other CIT Fiscal Unity. If, at the discretion of Liberty Global, step 2.1 of the Liberty Global pre-Completion Reorganisation will be effectuated and following this step a Fiscal Unity for Dutch corporate income tax purposes will be formed, Newco will not form part of this Fiscal Unity, but this Fiscal Unity will be headed by Liberty Global Target Company and include all of the subsidiaries referred to in step 2.1(C) of the Liberty Global pre-Completion Reorganisation (as well as Ziggo Services New B.V.at any point in time prior to Completion), but excluding any company included in the LGE Holdco VI BV Fiscal Unity at the date of the Signing Protocol. The Fiscal Unity headed by Liberty Global Target Company will, prior to Completion not form part of any larger Fiscal Unity for Dutch corporate income tax purposes.

3.             Network and software

Save as would not have a material adverse effect, the members of the Liberty Global Target Group have the right to use the Liberty Global Cable Network in all material respects for the purposes for which it is currently used. So far as Liberty Global is aware, no circumstances exist which materially compromise such rights to use the Liberty Global Cable Network (save as would not have a material adverse effect on the operation of the business of the Liberty Global Target Group). No written notice has been received by any member of the Liberty Global Target Group alleging that it (or any other party) is in breach of any obligations under covenants, conditions and agreements relating to the Liberty Global Cable Network where the remedying of such breach would have a material adverse effect on the current operation of the business of the Liberty Global Target Group. Furthermore, no single agreement pursuant to which the Target Group is granted rights to use the Liberty Global Cable Network is capable of termination for convenience by the grantor of those rights within 36 months of the date of the Signing Protocol, which would materially compromise the right of the members of the Liberty Global Target Group to use the Liberty Global Cable Network.

For these purposes, “Liberty Global Cable Network” means the assets comprising the physical infrastructure (including head ends and customer service access points and all network components connecting such head ends with customer service access points, including cables, indefeasible rights of use (“IRUs”) with respect to cables, IRUs with respect to capacity and rights of way for cable network) and the logical network (including dense wavelength division multiplexing, Ethernet equipment and all active supporting equipment such as repeaters, nodes, amplifiers, signal re-generators, generators, UPS and IT systems) owned, leased or otherwise used by a Liberty Global Target Company enabling the Liberty Global Target Group to carry on its business.

4.             Dormant companies

Torenspits B.V., Plinius Investments B.V., Breedband Breda B.V., TeleCai Den Haag and Ziggo Deelnemingen B.V. are the only members of the Liberty Global Target Group which are dormant for accounting purposes.

Part D — Warranties applicable to the JV Co Shares

1.                                      The Purchaser is a newly incorporated, validly existing company under the laws of the Netherlands.

2.                                      Liberty Global has full legal and beneficial right and title to the JV Co Shares and to all other shares in the share capital of the Purchaser.

3.                                      The JV Co Shares comprise 50 per cent. of the entire issued share capital of the Purchaser.

4.                                      There is no option, warrant, convertible or similar right, right to acquire or subscribe for, mortgage, charge, pledge, lien or other form of security or encumbrance or equity on, over or affecting any shares in the share capital of the Purchaser (including the JV Co Shares) and there is no agreement or commitment to give or create any and, so far as Liberty Global is aware, no claim has been made by any person to be entitled to any.

5.                                      The Purchaser has not incurred any liabilities or obligations (whether, in each case, contingent or otherwise) except any immaterial liabilities or obligations which were or are required to be incurred in respect of its incorporation and other than as set out in this Agreement.

6.                                      The Purchaser has not been engaged in any trading or taken any action other than directly for the purpose of entering into this Agreement and implementing the transactions contemplated by this Agreement.

7.             The Purchaser is not in breach of any applicable law or judgment.

Schedule 4

(Limitations on the Sellers’ liability)

1.             Limitation on quantum and general

1.1                               No Seller shall be liable under any of the Warranties in respect of any individual claim (or series of related claims with respect to related facts or circumstances) where the liability agreed or determined in respect of any such claim does not exceed €10,000,000, but once the amount of any such claim against that Seller has exceeded such sum (subject always to sub-paragraph 1.3) that Seller shall be liable under the Warranties in respect of the full amount of such claim and not only the amount by which such sum is exceeded.

1.2                               No Seller shall be liable under any of the Tax Covenant in respect of any individual claim (or series of related claims with respect to related facts or circumstances) where the liability agreed or determined in respect of any such claim does not exceed €2,000,000, but once the amount of any such claim against that Seller has exceeded such sum, that Seller shall be liable under the Tax Covenant in respect of the full amount of such claim and not only the amount by which such sum is exceeded.

1.3                               No Seller shall be liable in respect of any claim or claims under any of the Warranties unless and until the aggregate amount of all such claims (disregarding any claims excluded by paragraph 1.1 above) against that Seller exceeds €100,000,000, but once the aggregate amount of all such claims against that Seller has exceeded such sum, that Seller shall be liable under the Warranties in respect of the full amount of all such claims and not only the amount by which such sum is exceeded.

1.4          The aggregate liability of:

(A)                               Vodafone, in respect of any claims under any of the Warranties, shall not exceed an amount equal to €750,000,000; and

(B)                               Liberty Global, in respect of any claims under any of the Warranties, shall not exceed an amount equal to €750,000,000.

1.5                               A Seller shall only be liable in respect of any claim if and to the extent that such claim is admitted by that Seller or finally determined by arbitration.

1.6                               No Seller shall be liable in respect of any claim or claims under any of the Warranties to the extent of the net present value of any Tax benefit arising to the Purchaser or the respective Target Group of the relevant Seller which is attributable to the matter giving rise to the claim. The timing and amount of the Tax benefit shall be determined by an independent firm of chartered accountants of international standing as the Sellers may agree or, failing agreement within five days, as appointed by the Chairman of the Netherlands Institute of Registered Accountants at the shared expense of the relevant Seller and the Purchaser.

1.7                               Each provision of this Schedule 4 shall be read and construed without prejudice to each of the other provisions of this Schedule 4.

1.8                               As regards the Tax Covenant, the provisions of this Schedule 4 shall operate to limit the liability of a Seller in so far as any provision in this Schedule 4 is expressed to be applicable to any claim pursuant to the Tax Covenant and the provisions of the Tax Covenant shall further operate to limit the liability of the Sellers in respect of any claim thereunder or (to the extent stated therein) any claim under the Tax Warranties.

1.9                               The financial limitations contained in paragraphs 1.1, 1.3, and 1.4 above shall not apply in respect of any claim under the Fundamental Warranties.

2.             Time limits for bringing claims

2.1                               No claim shall be brought against a Seller in respect of any of the Warranties or under the Tax Covenant unless the Purchaser or the other Seller (as applicable) shall have given to such Seller written notice of such claim promptly and in any event:

(A)                               subject to sub-paragraph 2.1(B) of this Schedule 4, on or before the date falling 18 months after the Completion Date; or

(B)                               in respect of any claims under the Tax Warranties or the Tax Covenant, not later than the date falling three months after the expiry of the period specified by statute during which an assessment of that liability to Tax may be issued by the relevant Tax Authority or, if there is no such period, on or before the date falling three months after the sixth anniversary of the Completion Date.

3.             No liability for contingent or non-quantifiable claims

If any breach of the Warranties (other than the Tax Warranties) arises by reason of some liability of the relevant Seller’s Target Company, other relevant member of the Seller’s Retained Group or the Purchaser which, at the time such breach or claim is notified to the Seller, is contingent only or otherwise not capable of being quantified, then the Seller shall not be under any obligation to make any payment in respect of such breach or claim unless and until such liability ceases to be contingent or becomes capable of being quantified.

4.             Third party claims and conduct of litigation

4.1          Notification of potential claims

Without prejudice to the obligations of the Purchaser under paragraph 4.2 of this Schedule 4, if the Purchaser or one of the Sellers (as the case may be) becomes aware of any fact, matter or circumstance that is reasonably likely to give rise to a claim against any Seller or one of the Sellers (as the case may be) under any Share Purchase Document for breach of any, the Purchaser or the Seller (as relevant) shall as soon as reasonably practicable give a notice in writing to that Seller (with a copy to the other Seller) of such facts, matters or circumstances as are then available regarding the potential claim. Failure to give notice within such period shall not affect the rights of the Purchaser or the Seller (as the case may be) to make a relevant claim under any Share Purchase Document for breach of any Warranty, except that the failure shall be taken into account in determining the liability of the other Seller for such claim to the extent that the notifying Seller establishes that the amount of it is increased, or is not reduced, as a result of such failure.

4.2          Notification of claims under this Agreement

Notices of claims under this Agreement for breach of any Warranty shall be given by the Purchaser to the relevant Seller (with copy to the other Seller) or by one Seller to the other Seller (as the case may be) within the time limits specified in paragraph 2 of this Schedule 4 and shall specify information (giving reasonable detail) in relation to the basis of the claim and setting out the Purchaser’s or Seller’s (as the case may be) estimate of the amount of losses which are, or are to be, the subject of the claim.

4.3          Commencement of Proceedings

Any claim notified pursuant to paragraph 4.2 of this Schedule 4 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably withdrawn 9 months after the relevant time limit set out in paragraph 2 of this Schedule 4 unless, at the relevant time, legal proceedings in respect of the relevant claim have been commenced by being both issued and served except:

(A)                               where the claim relates to a contingent liability, in which case it shall be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being both issued and served with 9 months of it having become an actual liability; or

(B)                               where the claim is a claim for breach of any Warranty of which notice is given for the purposes of paragraph 4.2 of this Schedule 4 at a time when the amount set out in paragraph 1.1 of this Schedule 4 has not been exceeded, in which case it shall be deemed to have been withdrawn unless legal proceedings in respect of it have been commenced by being both issued and served within 9 months of the date of any subsequent notification to that Seller pursuant to paragraph 4.2 of this Schedule 4 of one or more claims which result(s) in the total amount claimed in all claims notified to that Seller pursuant to paragraph 4.2 of this Schedule 4 exceeding the amount set out in paragraph 1.1 of this Schedule 4 for the first time.

4.4          Conduct of Third Party Claims

If the matter or circumstance that is reasonably likely to give rise to a claim against a Seller under any Share Purchase Document (excluding the Tax Covenant) for breach of any Warranty (other than a Tax Warranty) is a result of or in connection with a claim by a third party (a “Third Party Claim”) then:

(A)                               the Purchaser or other Seller shall as soon as reasonably practicable give written notice thereof to that relevant Seller (with copy to the other Seller);

(B)                               the Sellers shall procure that the Purchaser shall provide such reasonable information and access during Working Hours to personnel, premises, books, records and documents (including in electronic form but excluding access to legally privileged information or which would result in a breach of applicable law) to the relevant Seller or other member of the relevant Seller’s Retained Group and their professional advisors as the relevant Seller may reasonably request;

(C)                               subject to the relevant Seller indemnifying and holding harmless the Purchaser (or, as the case may be, the other Seller) against all reasonable costs and expenses (including legal and professional costs and expenses) that may be suffered or incurred thereby, the relevant Seller shall be entitled to take the sole conduct of such claims, actions or demands as the relevant Seller may deem appropriate in the name of the Purchaser, provided that the relevant Seller has consulted with the Purchaser prior to doing so, and in that connection the shall give or cause to be given to the relevant Seller all such assistance as it may reasonably require in avoiding, disputing, resisting, settling, compromising, defending or appealing any such claim, action or demand and shall instruct such solicitors or other professional advisers as that the relevant Seller or such other member of the relevant Seller’s Retained Group may nominate to act on behalf of the Purchaser, as appropriate, but to act in accordance with the instructions of the relevant Seller or other member of the relevant Seller’s Retained Group;

(D)                               the Purchaser shall make no admission of liability, agreement, settlement or compromise with any third party in relation to any such claim, action or demand or adjudication without the prior written consent of the relevant Seller such consent not to be unreasonably withheld or delayed;

(E)                                the relevant Seller shall be entitled at any stage and at its absolute discretion to settle any such third party assessment or claim and shall be under no obligation to notify or consult the Purchaser prior to doing so provided such settlement is without admission of any wrongdoing or liability and without prejudice to the limitations in this Schedule 4; and

(F)                                 any failure by the Purchaser to comply with the provisions of this paragraph 4.4 shall not prevent any claim by the Purchaser or extinguish any liability of the relevant Seller under the Warranty in question but may be taken into account in calculating any such liability of the relevant Seller to the extent that the relevant Seller establishes that such liability is increased or is not reduced by such failure.

5.             Mitigation

Nothing in this Agreement restricts or limits the general obligation at law of each of the Purchaser and each Target Company to mitigate any loss or damage which it may suffer or incur as a consequence of any breach of Warranty.

6.             Recovery from Insurers and other Third Parties

6.1                               If, in respect of any matter which would give rise to a claim under the Warranties, any member of the Purchaser’s Group or relevant Seller’s Retained Group (as the case may be) is or may be entitled to claim under any policy of insurance in respect of any matter or event that is likely to give rise to a claim, then no such matter shall be the subject of a claim under the Warranties unless and until the appropriate member of the Purchaser’s Group or relevant Seller’s Retained Group (as the case may be) shall have made a claim against its insurers and used reasonable endeavours to pursue such claim. If the Purchaser or any member of the Purchaser’s Group shall recover any amount from such insurance claim, the amount of the claim against the Seller shall be reduced by the amount so recovered (less (i) all reasonable costs of recovery, (ii) any Tax thereon, and (iii) any directly related increase in the future premiums payable for such insurance).

6.2                               Where any member of the Purchaser’s Group or relevant Seller’s Retained Group (as the case may be) is at any time entitled to recover from a third party (other than an insurer under an insurance policy referred to under paragraph 6.1) any sum in respect of any matter giving rise to a claim under the Warranties, the Purchaser or Seller shall, and shall procure that the relevant member of its Group or Retained Group (as the case may be) shall, take reasonable steps to enforce such recovery. If any member of the Purchaser’s Group or relevant Seller’s Retained Group (as the case may be) shall recover any amount from such other person, the amount of the claim against the relevant Seller shall be reduced by the amount so recovered (less (i) all reasonable costs of recovery and (ii) any Tax thereon).

6.3                               If a Seller has paid an amount in discharge of any claim against that Seller under this Agreement for breach of any Warranty and subsequently any member of the Purchaser’s Group or relevant Seller’s Retained Group (as the case may be) recovers (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies and holds harmless or compensates any member of the Purchaser’s Group or relevant Seller’s Retained Group (as the case may be) (in whole or in part) in respect of the loss or liability which is the subject matter of the claim, the Purchaser or the other Seller (as the case may be) shall pay to the relevant Seller as soon as practicable after receipt an amount equal to (i) the sum recovered from the third party less any costs and expenses incurred in obtaining such recovery and less any Tax payable on any amounts recovered (or Tax that would have been payable on such amounts but for the availability of any Tax relief), or if less (ii) the amount previously paid by such Seller to the Purchaser or other Seller.

7.             Matters provided for or taken into account in adjustments

7.1          No matter shall be the subject of a claim under the Warranties (other than the Tax Warranties) to the extent that:

(A)                               express allowance, provision or reserve in respect of such matter shall have been made in the Accounts; or

(B)                               a Completion Statement or any consequent adjustment to the Initial Vodafone Equalisation Consideration expressly provides for such matter.

8.             Purchaser’s and other Seller’s knowledge

8.1                               The knowledge or awareness of the Purchaser or any of its officers, employees, advisers or agents in respect of any fact, matter or circumstance that could form the basis of a claim under the Warranties shall not preclude the Purchaser from making a claim against Liberty Global for breach of the Warranties.

8.2                               A Seller shall not be liable under the Warranties in relation to any matter where (a) the fact, matter or circumstance underlying such breach of Warranty; and (b) the existence of the breach of such Warranty are within the actual knowledge of the other Seller on or before the date of the Signing Protocol. For these purposes the awareness of each Seller shall be limited to the actual knowledge of the individuals listed in sub-clause 10.6.

9.             Claims only to be brought under relevant Warranties.

9.1                               The Purchaser acknowledges and agrees that the only Warranties given in relation to Taxation or any related claims, liabilities or other matters (“Tax Matters”) are the Tax Warranties and no other Warranty is given in relation to Tax Matters.

Schedule 5

(Conduct of business before Completion)

The acts and matters for the purposes of sub-clause 5.1 are as follows:

(A)                               dispose of any material part of its business and undertaking other than a disposal of any business asset where its value is less than €20,000,000;

(B)                               acquire shares or (other than in the ordinary course) assets of or in any company or dispose of shares or (other than in the ordinary course) assets of or in any Subsidiary (in each case as applicable) where the value of the relevant shares or assets exceeds €20,000,000;

(C)                               participate equity in any partnership or joint venture;

(D)                               enter into, materially amend or terminate any Material Contract with any person or enter into any agreement on materially unusual, abnormal or onerous terms, other than amendments in the ordinary course made as part of the management of contracts for the supply and maintenance of equipment and the Target Group’s Network and IT contracts;

(E)                                make any capital commitment which, together with all other capital commitments entered into between the date of the Signing Protocol and Completion, exceeds the sum of €25,000,000 (in the case of Vodafone) or €50,000,000 (in the case of Liberty Global) in aggregate;

(F)                                 offer to engage any new employee or consultant at an annual salary or fee per employee or consultant (on the basis of full time employment or consultancy) in excess of €250,000 per annum, except to replace any outgoing employee with an incoming employee on substantially the same terms of employment or (in the case of Liberty Global) in connection with the change of employer or re- employment of an employee of either the UPC and Ziggo groups as part of the post-merger integration of those groups;

(G)                               dismiss any Senior Employee, other than for cause or unless not to do so would, in the reasonable opinion of the Seller, damage the business of the Target Group;

(H)                              make any material amendment, including increasing emoluments, to the terms of employment of any category of employees, save for (i) increases in emoluments made in accordance with the normal practice of the Retained Group or (ii) (in the case of Liberty Global) in connection with the harmonisation of employment terms between the UPC and Ziggo groups referred to in the Liberty Global Disclosure Letter;

(I)                                   alter, amend or vary (i) the accounting policies, (ii) the methods, policies, principles or practices of Tax accounting or (iii) the methods of reporting or claiming income, losses or deductions for Tax purposes, of any member of the Target Group;

(J)                                   change its residence for Tax purposes or create any permanent establishment or other place of business in any other jurisdiction;

(K)                               create, allot or issue or grant any option over or other right to subscribe or purchase, or redeem, buy back or reduce, any share capital or securities convertible into share capital (other than to another member of the Target Group);

(L)                                enter into, materially amend or terminate any transaction with any member of the Retained Group other than on arm’s length terms or in the ordinary course of business;

(M)                            do or omit to do anything which would be reasonably likely to result in the termination, revocation, suspension, modification or non-renewal of any material licence or consent held by any member of the Target Group and issued or granted by a regulatory or governmental body which is responsible for the authorisation, regulation, licensing and/or supervision of any member of the Target Group;

(N)                               grant any guarantee or indemnity for the obligations of any person (other than any member of the Target Group);

(O)                               (i) refinance or materially amend the terms of any Financing Facilities relating to bonds in place at the date of the Signing Protocol, (ii) issue any new bonds, (iii) issue any financial indebtedness to any bank or financial institution at a price which is above nominal/par value, or (iv) factor any handset financing receivables;

(P)                                 make any loan (other than the granting of trade credit in the ordinary course of business in accordance with the relevant Target Group member’s normal practice) to any person (other than between members of the Target Group or to members of the relevant Seller’s Retained Group);

(Q)                               pass any shareholders resolution (except for resolutions passed in respect of ordinary business at its annual general meeting) or alter in any material respect its articles of association or equivalent constitutional documents;

(R)                               commence or settle any litigation or arbitration proceedings, where the amount claimed is likely to exceed €20,000,000 other than debt collection in the ordinary course of business;

(S)                                 enter into any material lease of any Relevant Property or accept the surrender of any material lease to which a Relevant Property is subject or enter into any material variation of the rent or other terms of any lease under which a Relevant Property is held or any material lease to which a Relevant Property is subject;

(T)                                dispose of or grant any option, material rights over or other material restriction in respect of any Relevant Property;

(U)                               enter into any agreement (conditional or otherwise) to do any of the foregoing.

Schedule 6

(Intentionally left blank)

Schedule 7

(Liberty Global Pre-Completion Reorganisation)

1.                                      Unless otherwise agreed by each Seller in writing and identified as being for the purposes of this Schedule 7 (such agreement not to be unreasonably withheld or delayed), the Liberty Global Pre-Completion Reorganisation will comprise the following steps:

1.1                               The Purchaser may, at Liberty Global’s sole discretion, elect to be treated for US Tax purposes as a disregarded entity;

1.2                               The obligations of Ziggo Group Holding B.V. under the amended and restated master loan agreement with Liberty Global Europe Holding B.V. dated 13 January 2016 will be settled in full by repayment or capitalisation;

1.3                               The receivable owed by UPC Broadband Holding B.V. to UPC Western Europe Holding B.V. under the loan agreement dated 22 April 2015 will be either: (i) transferred out of UPC Western Europe Holding B.V. by way of distribution in specie to UPC Broadband Holding B.V. or (ii) settled in full out of the proceeds of a distribution by UPC Western Europe Holding B.V. to UPC Broadband Holding B.V. (which settlement may be effected by way of set-off).

1.4                               The receivables owed to Liberty Global Content Netherlands B.V., and the payables owed by Liberty Global Content Netherlands B.V., in each case by or to members of the Liberty Global Retained Group (and excluding any such receivables/payables as are Inter-Company Trading Balances) will be settled in full by repayment, set-off or capitalisation.

1.5                               UPC Broadband Holding B.V. will transfer to the Liberty Global Target Company (or a member of the Liberty Global Target Group) all of the issued share capital of UPC Western Europe Holding B.V. for an amount (in debt left outstanding which shall be capitalised pursuant to sub-clause 6.5) equal to the fair value of UPC Western Europe Holding B.V. as at the date of the transfer, with the effect that UPC Western Europe Holding B.V. and UPC Western Europe Holding 2 B.V. will become, directly or indirectly, wholly-owned subsidiaries of Liberty Global Target Company;

1.6                               Liberty Global Ventures Holding B.V. will transfer to the Liberty Global Target Company (or a member of the Liberty Global Target Group) all of the issued share capital of Liberty Global Content Netherlands B.V. for an amount (in debt left outstanding which shall be capitalised pursuant to sub-clause 6.5) equal to fair value of Liberty Global Content Netherlands B.V. as at the date of the transfer;

1.7                               Labesa Holding B.V. will transfer to the Liberty Global Target Company (or a member of the Liberty Global Target Group) all of the issued share capital of Ziggo Toestel Financiering B.V. for an amount (in debt left outstanding which shall be capitalised pursuant to sub-clause 6.5) equal to the fair value of any such shares as at the date of the transfer; and

1.8                               Liberty Global will procure that ZUMB B.V. is liquidated or, if such liquidation is not complete immediately prior to Completion, Liberty Global will procure that the shares in ZUMB B.V. are transferred to a member of the Liberty Global Retained Group.

2.                                      If Liberty Global so determines (in its sole discretion), the Liberty Global Pre-Completion Reorganisation will also comprise either (i) the following additional steps 2.1, 2.2 and 2.3, or (ii) the following additional steps 2.2 and 2.3:

2.1

(A)                               Liberty Global will incorporate a new company (“Newco”) as a wholly owned subsidiary of Liberty Global;

(B)                               Liberty Global will transfer all of the issued share capital in Liberty Global Target Company to Newco;

(C)                               as a result of the transfer under step 2.1(B), Liberty Global Target Company and its relevant subsidiaries which are included in a CIT Fiscal Unity with Liberty Global Holding B.V. will be separated from this CIT Fiscal Unity with Liberty Global Holding B.V.;

(D)                               Liberty Global Target Company as parent company and its relevant subsidiaries referred to in step 2.1(C) will immediately following separation from the CIT Fiscal Unity with Liberty Global Holding B.V. in step 2.1(C) be included in a successive CIT Fiscal Unity with each other (for the avoidance of doubt, the subsidiaries do not include subsidiaries which are included in a CIT Fiscal Unity with LGE HoldCo VI B.V.);

(E)                                Liberty Global Holding B.V., Liberty Global Target Company and its relevant subsidiaries referred to in step 2.1(C) will file a request with the Dutch Tax Authority to allow a Revaluation Event as defined in the Tax Covenant to be treated as a Roll-Over Revaluation Event as defined in the Tax Covenant to this successive CIT Fiscal Unity between Liberty Global Target Company and such subsidiaries; and

(F)                                 Newco will not form part of the CIT Fiscal Unity between Liberty Global Target Company and its subsidiaries referred to in step 2.1(E),

provided that if this step is undertaken, Liberty Global will procure that Newco transfers all of the issued share capital in Liberty Global Target Company back to Liberty Global no later than one Business Day prior to Completion;

2.2                               UPC Nederland Holding III B.V. will incorporate a new wholly owned subsidiary (“Ziggo Services New B.V.”) within the CIT Fiscal Unity with Liberty Global Holding B.V. as parent company or, alternatively, if step 2.1 would be pursued, within the CIT Fiscal Unity with Liberty Global Target Company as parent company; and

2.3                               Ziggo Services B.V. will be merged into Ziggo Services New B.V. within the CIT Fiscal Unity with Liberty Global Holding B.V. as parent company, or, alternatively, if step 2.1 would be pursued, within the CIT Fiscal Unity with Liberty Global Target Company as parent company, and as a result of the merger any reference in this Agreement to Ziggo Services B.V. should be read as a reference to Ziggo Services New B.V.. Liberty Global Holding B.V., as the parent of the Liberty Global Holding B.V. CIT Fiscal Unity, or, alternatively, if step 2.1. would be pursued, the Liberty Global Target Company, as the parent company of the Liberty Global Target CIT Fiscal Unity, will file the necessary request as laid down in article 18 Decree Fiscal Unity 2003. If the merger takes place within the Liberty Global Holding B.V. Fiscal Unity, subject to and in accordance with clause 13.5 and 13.6 of the Tax Covenant, Liberty Global Holding B.V. and the relevant members of the Liberty Global Transferred Group (as defined in the Tax Covenant) will file a request with the Dutch Tax Authority to allow a Revaluation Event as defined in the Tax Covenant to be treated as a Roll-Over Revaluation Event as defined in the Tax Covenant to the relevant Successive CIT Fiscal Unity (as defined in the Tax Covenant) with the Purchaser (if applicable) or Liberty Global Target Company.

3.                                      If Liberty Global so determines (in its sole discretion), the Liberty Global Pre-Completion Reorganisation will also comprise the following additional step: the book year end date of the Purchaser, the Liberty Global Target Company and each member of the Liberty Global Target Group will be changed from 31 December to 31 March.

Schedule 8

(Vodafone Pre-Completion Reorganisation)

1.                                      Unless otherwise agreed by each Seller in writing and identified as being for the purposes of this Schedule 8 (such agreement not to be unreasonably withheld or delayed), the Vodafone Pre-Completion Reorganisation will comprise the following steps:

1.1                               The obligations of Vodafone Libertel B.V.to Vodafone Europe B.V. under the loan agreement dated 26 March 2013 will be settled in full by repayment or capitalisation.

1.2                               The receivable owed by Vodafone to the Vodafone Target Company pursuant to the deposit made by Vodafone Target Company with Vodafone shall be settled in full in accordance with sub-clause 6.4.

1.3                               Vodafone (or Vodafone Europe B.V.) shall establish and settle on or prior to Completion any debt between the CIT Fiscal Unity headed by Vodafone Europe B.V. and the member(s) of the Vodafone Target Group pursuant to the informal tax sharing arrangements between those entities (treating such debt, for the purposes of this Agreement, as an “Inter-Company Payable” which is then settled on or prior to Completion in accordance with clause 6.5 of this Agreement) in anticipation of or resulting from (A) any Schedule 8 Revaluation Event arising as a result of the transactions included in paragraph 2.2 of this Schedule 8 and/or (B) any Revaluation Event (as defined in the Tax Covenant) arising on Completion by reference to the merger of Bell Company B.V. (formerly Vodafone Retail B.V.) into Vodafone Libertel B.V. in 2013).

2.                                      If Vodafone so determines (in its sole discretion), the Vodafone Pre-Completion Reorganisation will also comprise the following additional steps:

2.1                               mITE Systems B.V will be included in the current CIT Fiscal Unity headed by Vodafone Europe B.V..

2.2                               A transfer of assets between the members of the Vodafone Target Group included in the CIT Fiscal Unity headed by Vodafone Europe B.V. (for the avoidance of doubt, not including any transfer of assets to or from a person who is not a member of the Vodafone Target Group) and/or entering into an arrangement with the Dutch Tax Authority in respect of existing recapture periods, in each case which is reasonably expected by Vodafone to result in a step-up in basis of the assets of the Vodafone Target Group prior to or upon Completion. In order to facilitate this, Vodafone International Holdings B.V. may incorporate a new Dutch entity (“VF Newco”) outside the existing CIT Fiscal Unity and, shortly before Completion, transfer the shares in Vodafone Libertel B.V. to VF Newco, in which case, Vodafone will procure that VF Newco transfers all of the issued share capital in Vodafone Libertel B.V. back to Vodafone International Holdings B.V. no later than one Business Day prior to Completion.

For the purposes of this Schedule 8:

“Schedule 8 Revaluation Event” means the application of the rule laid down in Article 15ai of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969) (as amended or replaced), resulting in either a higher book value of an asset or a lower book value of a liability of any CIT Fiscal Unity Company of the CIT Fiscal Unity with Vodafone Fiscal Unity Parent (as defined in the Tax Covenant) at the relevant Disruption Date (as defined in the Tax Covenant) for Dutch corporate income tax purposes

Schedule 9

(Derivatives)

LIBERTY GLOBAL PLC

Notes to Consolidated Financial Statements — (Continued)

December 31, 2015, 2014 and 2013

		Interest rate due from	Interest rate due to
Subsidiary / Final maturity date	Notional amount	counterparty	counterparty
	in millions
ABC B.V.:
January 2022	€1,566.0	6 mo. EURIBOR	1.66%
January 2016	€689.0	1 mo. EURIBOR + 3.75%	6 mo. EURIBOR + 3.59%
January 2016 - January 2017	€689.0	I mo. EURIBOR + 3.75%	6 mo. EURIBOR + 3.57%
January 2021	€500.0	6 mo. EURIBOR	2.61%
July 2016	€461.3	6 mo. EURIBOR	0.20%
July 2016 - January 2023	€290.0	6 mo. EURIBOR	2.84%
March 2021	€175.0	6 mo. EURIBOR	2.32%
July 2016 - January 2022	€171.3	6 mo. EURIBOR	3.44%

	Notional	Notional
	amount	amount	Interest rate	Interest rate
Subsidiary /	due from	due to	due from	due to
Final maturity date	counterparty	counterparty	counterparty	counterparty
	in millions
Amsterdamse Beheer-en Consultingmaatschappij B.V. (ABC B.V.). a subsidiary of Ziggo Group Holding:
January 2022	$2,350.0	€1,819.0	6 mo. LIBOR + 2.75%	4.56%
January 2023	$400.0	€339.0	5.88%	4.58%

Schedule 10

(Post-Completion Financial Adjustments)

Part A: Preliminary

1.                                      In preparing the Vodafone Completion Statement and the Liberty Global Completion Statement respectively:

1.1                               the items and amounts to be included in the calculation of Vodafone Net Debt, Vodafone Working Capital, Liberty Global Net Debt and Liberty Global Working Capital for the purposes of the relevant Completion Statement shall be identified by applying the relevant definition in clause 1 (Interpretation) (subject, where applicable, to the specific accounting treatments referred to in paragraph 1.2(A) of Part A and Part B of this Schedule 10);

1.2                               in applying each such definition and the provisions of paragraph 1.2(A) of Part A and Part B of this Schedule 10 and determining which items and amounts are to be included and calculated in the relevant Completion Statement, if and to the extent that the treatment or characterisation of the relevant item or amount or type or category of item or amount:

(A)                               is dealt with in the specific accounting treatments set out in:

(i)                                     with respect to the Vodafone Completion Statement, in paragraphs 1 and 2 of Part B of this Schedule 10; or

(ii)                                  with respect to the Liberty Global Completion Statement, in paragraphs 1 and 3 of Part B of this Schedule 10,

(the “Specific Accounting Treatments”), the relevant Specific Accounting Treatment(s) shall apply;

(B)                               is not dealt with in the Specific Accounting Treatments but is dealt with in the accounting principles, policies, treatments, practices and categorisations (including in relation to the exercise of accounting discretion and judgement) that were in fact adopted and applied in the preparation of the relevant Accounts (the “Accounting Principles”), the relevant Accounting Principles shall apply; and

(C)                               is not dealt with in either the Specific Accounting Treatments or the Accounting Principles, IFRS (in respect of Vodafone) or US GAAP (in respect of Liberty Global) shall apply, in each case, as at the Completion Date.

Part B: Specific Accounting Treatments

1.                                      Specific Accounting Treatments applicable to each Completion Statement

1.1                               In order to prepare the respective Completion Statements, a combined balance sheet (“Completion Balance Sheet”) will be prepared for each Target Group as at 11:59 p.m. on the Completion Date. The Completion Statements will be prepared from the Completion Balance Sheets, subject to the requirements set out in Part A and Part B of this Schedule 10.

1.2                               The respective Completion Statements and Completion Balance Sheets shall be prepared in Euro and, for the purposes of calculating Vodafone Net Debt, Vodafone Working Capital, Liberty Global Net Debt and Liberty Global Working Capital for any member of a Target Group, (unless otherwise specified in this Schedule 10) any amounts which are to be included in any such calculation which are expressed in a currency other than Euros shall be converted into Euros at the Exchange Rate as at the Completion Date.

1.3                               In preparing the respective Completion Balance Sheets, assets and liabilities will be classified between the columns headed ‘Cash’, ‘Debt’, ‘Working Capital’ and ‘Other’ on a basis consistent with the classification of the equivalent line item in Part C of Schedule 11 , subject to any other requirements set out in Part B of this Schedule 10.

1.4                               The respective Completion Statements and Completion Balance Sheets shall be prepared as at 11.59 p.m. on the Completion Date, as if the Completion Date were the last day of a financial year and as if appropriate accounting procedures were performed in relation to the accounting records, including detailed analysis of prepayments and accruals, cut-off procedures and other year-end adjustments, but subject always to any specific requirements of the accounting principles and policies set out herein and the hierarchy set out in paragraph 1.2 of Part A of this Schedule 10. If the Completion Date does not fall upon the date of a normal accounting month end, items accounted for on a time apportioned basis will be calculated on a pro-rata basis.

1.5                               The respective Completion Statements and Completion Balance Sheets shall be prepared on the basis that the relevant Target Group is a going concern and shall exclude the effect of change of ownership of the relevant Target Group or the post Completion intentions of the Purchaser (including any post Completion reorganisations).

1.6                               In preparing the respective Completion Statements and Completion Balance Sheets no minimum materiality limits shall be applied.

1.7                               There shall be no double counting of items in the respective Completion Statements and no amount will be included more than once in the calculation of the Vodafone Net Debt, Vodafone Working Capital, Liberty Global Net Debt and Liberty Global Working Capital.

1.8                               The respective Completion Statements and Completion Balance Sheets shall take into account information that provides evidence of conditions that existed at the Completion Date (adjusting events) but shall not take account of information or events that are indicative of conditions that arose after the Completion Date (non-adjusting events).

Adjusting events will be taken into account up to the date of delivery of the respective Completion Statements in accordance with paragraph 1.2 of Part C of this Schedule 10.

1.9                               In preparing the respective Completion Statements and Completion Balance Sheets, the Completion Date shall be treated as the end of a Tax accounting period (i.e. the corporate income tax liability included in the respective Completion Statements shall be based upon a full tax computation calculated as if the Completion Date was the end of an accounting period for tax purposes).

1.10                        The following items shall be included as “Other” in the Completion Balance Sheets and excluded from Vodafone Debt, Liberty Global Debt, Vodafone Working Capital and Liberty Global Working Capital:

(A)                               Asset retirement obligation provisions;

(B)                               Onerous contract liabilities of the Liberty Global Target Group relating to the sale of Film 1 by Liberty Global to Sony;

(C)                               Long term personnel related liabilities including any record of, or provision or accrual for, any liability of any member of a Target Group in respect of pension, retirement indemnity or other post-retirement benefits;

(D)                               Future earn out/deferred consideration payments for Nexct Group and mITE;

(E)                                Receivables relating to Intrum Justitia Nederland that are subject to the arrangements in clause 14;

(F)                                 Deferred tax balances, including (i) any amount in respect of deferred tax assets and deferred tax liabilities, and (ii) any other asset attributable to Reliefs that would not have arisen to the Purchaser or a Target Company but for the application of the rule in Article 15ai of the Dutch Corporate Income Tax Act (Wet op de vennootschapsbelasting 1969) (as amended or replaced) as a result of the transactions contemplated by this Agreement; and

(G)                               Prepayments or other assets relating to inter-group services provided by the respective Sellers’ Retained Groups.

1.2                               The Completion Statements and Completion Balance Sheets shall exclude any obligations, liabilities or assets relating to share based compensation.

2.                                      Specific Accounting Treatments applicable to the Vodafone Completion Statement

2.1                               The Vodafone Completion Statement shall be prepared so that the following items shall be included in the Vodafone Completion Statement and Completion Balance Sheet as Vodafone Debt:

(A)                               Provisions for legal claims, including the provision relating to the claim made by Intrum Justitia Nederland;

(B)                               Restructuring provisions, including any related onerous lease provisions;

(C)                               Cash collateralised bank guarantees;

(D)                               The liability in respect of home copy storage commissions relating to handheld devices sold (‘Thuiskopieheffing’ cash);

(E)                                Unpaid declared dividends (accrued or otherwise);

(F)                                 Unpaid costs incurred relating to the transactions contemplated by this Agreement to be borne by the relevant Seller;

(G)                               Transaction bonuses payable as a result of the transactions contemplated by this Agreement;

(H)                              Assets and liabilities in respect of corporate income tax (other than deferred tax assets or deferred tax liabilities or other amounts classified as “Other” under paragraph 1.10(F) of this Part B or paragraph 2.2 of this Part B); and

(I)                                   Liabilities for capital lease obligations.

2.2                               The following item shall be included in the Vodafone Completion Statement and Completion Balance Sheet as “Other” and excluded from Vodafone Debt and Vodafone Working Capital: any amount in respect of corporate income tax attributable to the activities of a Vodafone Target Company that, prior to Completion, is a member of the Vodafone Fiscal Unity (as defined in the Tax Covenant) to the extent that such amount is, in accordance with the relevant Accounting Principles, treated as an addition to the equity of that Vodafone Target Company (for example, as additional paid in capital) by virtue of such amount being borne by a person other than that Vodafone Target Company.

3.                                      Specific Accounting Treatments applicable to the Liberty Global Completion Statement

3.1                               The Liberty Global Completion Statement shall be prepared so that the following items shall be included in the Liberty Global Completion Statement and Completion Balance Sheet as Liberty Global Debt:

(A)                               Provisions for legal claims, including the provision relating to the claims made by LIRA and VEVAM;

(B)                               Restructuring provisions (which for the avoidance of doubt will exclude any provision relating to the former CEO’s tax status) will be calculated in accordance with the Accounting Principles. The restructuring provisions at Completion shall be reduced by an amount equal to €27 million less “Spend” (where “Spend” is the value of any restructuring costs paid out between the date of the Signing Protocol and Completion up to a maximum of €27 million). The restructuring provisions shall never be less than zero;

(C)                               Cash collateralised bank guarantees;

(D)                               Liabilities for capital lease obligations, including in relation to the Kabelweg and Helmond capital leases which are sale and leaseback transactions and the lease obligation relating to the Cisco capital lease for network related equipment;

(E)                                Liabilities in relation to “Crisis Tax” at Completion to the extent the cost will be borne by the Liberty Global Target Group;

(F)                                 Liabilities in relation to the former CEO’s tax status at Completion to the extent the cost will be borne by the Liberty Global Target Group;

(G)                               Unpaid declared dividends (accrued or otherwise);

(H)                              Unpaid costs incurred relating to the transactions contemplated by this Agreement to be borne by the relevant Seller;

(I)                                   Transaction bonuses payable as a result of the transactions contemplated by this Agreement; and

(J)                                   Assets and liabilities in respect of corporate income tax (other than deferred tax assets or deferred tax liabilities or other amounts classified as “Other” under paragraph 1.10(F) of this Part B or paragraph 3.2(B) of this Part B).

3.2                               The following items shall be included in the Liberty Global Completion Statement and Completion Balance Sheet as “Other” and excluded from Liberty Global Debt and Liberty Global Working Capital:

(A)                               The Weena and Ziggo lease liabilities;

(B)                               Any amount in respect of corporate income tax attributable to the activities of a Liberty Global Target Company that, prior to Completion, is a member of the Liberty Global Fiscal Unity (as defined in the Tax Covenant) to the extent such amount is, in accordance with the relevant Accounting Principles, treated as an addition to equity of that Liberty Global Target Company (for example, as additional paid in capital) by virtue of such amount being borne by a person other than that Liberty Global Target Company; and

(C)                               Any amount other than trading balances in relation to HBO JV, including but not limited to the investment, provision against the investment in the HBO JV, loans to the HBO JV, loans from the HBO JV and provision against loans to the HBO JV.

3.3                               When determining the value to be included in the Liberty Global Completion Statement and Completion Balance Sheet in respect of Liberty Global Debt, the following principles shall apply:

(A)                               Liberty Global Debt

Subject to the remainder of this paragraph 3.3 of Part B of this Schedule 10, Liberty Global Debt (other than Liberty Global Debt listed in paragraph 3.1 of

Part B of this Schedule 10 and the Liberty Global Capex Shortfall) shall be recorded in the Liberty Global Completion Statement at nominal value (denominated in Euros) provided that where such Liberty Global Debt is not denominated in Euros and:

(i)                                    the Financing Facility in respect of such Liberty Global Debt does not have a related FX Derivative, the Liberty Global Debt shall be converted into Euros using the Exchange Rate at Completion; or

(ii)                                 the Financing Facility in respect of such Liberty Global Debt does have a related FX Derivative, the Liberty Global Debt shall be converted into Euros based on the exchange rate fixed by the related FX Derivative.

(B)                               Accrued and unpaid interest

Accrued and unpaid interest in respect of Liberty Global Debt (other than Liberty Global Debt listed in paragraph 3.1 of Part B of this Schedule 10 and the Liberty Global Capex Shortfall) shall be calculated as follows:

(i)                                    where the Financing Facility in respect of Liberty Global Debt does not have a related FX Derivative or Interest Rate Derivative and:

(a)                                 the Liberty Global Debt is denominated in Euros, the accrued and unpaid interest shall be such interest as shall be payable pursuant to the Financing Facility for the period from (but excluding) the date on which the last interest payment was made to (and including) Completion; or

(b)                                 the Liberty Global Debt is not denominated in Euros, the accrued and unpaid interest shall be such interest as shall be payable pursuant to the Financing Facility for the period from (but excluding) the date on which the last interest payment was made to (and including) Completion converted into Euros based on the Exchange Rate at Completion; or

(ii)                                 where the Financing Facility in respect of Liberty Global Debt has a related Interest Rate Derivative, the accrued and unpaid interest shall be the aggregate of:

(a)                                 the net accrued interest payable by the Liberty Global Target Group pursuant to the fixed and floating legs of the related Interest Rate Derivative for the period from (but excluding) the date on which the last interest payment was made or received (as the case may be) to (and including) Completion; and

(b)                                 the accrued interest on the Liberty Global Debt for the period from (but excluding) the date on which the last interest payment was made to (and including) Completion; or

(iii)                              where the Financing Facility in respect of Liberty Global Debt has a related FX Derivative, the accrued and unpaid interest shall be the aggregate of:

(a)                                 the net accrued interest payable by the Liberty Global Target Group pursuant to the fixed and floating legs of the related FX Derivative for the period from (but excluding) the date on which the last interest payment was made or received (as the case may be) to (and including) Completion, provided that the accrued interest on the non-Euro denominated leg of the swap shall be converted into Euros based on the Exchange Rate at Completion; and

(b)                                 the accrued interest on the Liberty Global Debt for the period from (but excluding) the date on which the last interest payment was made to (and including) Completion, provided that the accrued interest shall be converted into Euros based on the Exchange Rate at Completion.

(C)                               Existing Interest Rate Derivatives and Existing FX Derivatives

The Existing Interest Rate Derivatives and the FX Interest Rate Portion shall not be recorded in the Liberty Global Completion Statement at market value but instead shall be included at EUR (441 million) in the Liberty Global Completion Statement.

(D)                               New Derivatives

Derivatives (other than Existing Interest Rate Derivatives or Existing FX Derivatives) entered into by a member of the Liberty Global Target Group shall be recorded in the Liberty Global Completion Statement at market value where:

(i)                                    if the Derivative is an Interest Rate Derivative which relates to a Financing Facility in respect of Liberty Global Debt, the market value shall be the value of the Interest Rate Derivative calculated using the discount rates derived from mid swap rates based on the EONIA swap rate curve at Completion less any and all net accrued interest calculated in accordance with paragraph 3.3(B)(ii)(a) above; or

(ii)                                 if the Derivative is an FX Derivative which relates to a Financing Facility in respect of Liberty Global Debt, the market value shall be calculated with reference to the Exchange Rate at Completion and the market value of the receive and pay legs of the FX Derivative such that:

(a)                                 for the Euro interest rate leg of the FX Derivative, the market value shall be calculated using the discount rates derived from mid swap rates based on the EONIA swap rate curve at Completion, and

(b)                                 for the non-Euro interest rate leg of the FX Derivative, the market value shall be calculated using the discount rates derived from mid swap rates based on a market standard swap rate curve at Completion applicable to the relevant currency at Completion, less:

(1)                                 any and all net accrued interest calculated in accordance with paragraph 3.3(B)(iii)(a) above; and

(2)                                 the movement in FX spot rates calculated as the Euro difference between: (a) the non-Euro denominated Liberty Global Debt to which the FX Derivative relates converted into Euros using an exchange rate fixed by the related FX Derivative; and (b) the non-Euro denominated Liberty Global Debt to which the FX Derivative relates converted into Euros using the Exchange Rate at Completion.

Liberty Global and Vodafone agree that, in the event of any dispute as to the market standard swap curve applicable for the purposes of paragraph 3.3(D)(ii)(b) above, then, on the application of either party, the matter may be referred for determination by Goldman Sachs, in its capacity as a leading swap dealer. The market standard swap curve identified by Goldman Sachs for the purposes of paragraph 3.3(D)(ii)(b) shall be final and binding on the parties and shall not be subject to determination by the Firm pursuant to paragraph 5 of Part C of this Schedule 10.

Part C: Completion Statement

1.                                      After Completion:

1.1                               Vodafone shall prepare a draft statement (the “Vodafone Completion Statement”) showing the Vodafone Net Debt and Vodafone Working Capital of the Vodafone Target Group; and

1.2                               Liberty Global shall prepare a draft statement (the “Liberty Global Completion Statement”, together with the Vodafone Completion Statement being the “Completion Statements”) showing the Liberty Global Net Debt and Liberty Global Working Capital of the Liberty Global Target Group, and such Completion Statements shall be in the forms set out in Part B of Schedule 11 and incorporate separate statements in the form set out in Part C of Schedule 11 showing the calculation of the Working Capital and Net Debt of the relevant Target Group. The Sellers shall deliver their draft Completion Statements to each other within 60 days after Completion.

2.                                      Each Seller shall notify the other in writing (a “Completion Statement Notice”) within 45 days after receipt of the other Seller’s draft Completion Statement whether or not it accepts the other Seller’s draft Completion Statement for the purposes of this Agreement. If a Seller (the “Rejecting Party”) does not accept the other Seller’s (the “Preparing Party”) draft Completion Statement, the Completion Statement Notice shall set out in detail the Rejecting Party’s reasons for such non-acceptance and specify the adjustments which the Rejecting Party proposes should be made to the Preparing Party’s draft Completion Statement in order for it to comply with the requirements of this Agreement. Except for the matters specifically set out in the Completion Statement Notice, the Rejecting Party shall be deemed to have agreed the Preparing Party’s draft Completion Statement in full.

3.                                      If the Rejecting Party serves a Completion Statement Notice in accordance with paragraph 2 above, stating in the Completion Statement Notice that the Rejecting Party does not accept the Completion Statement, the Preparing Party and the Rejecting Party shall use all reasonable endeavours to meet and discuss the objections of the Rejecting Party and to agree the adjustments (if any) required to be made to the Preparing Party’s draft Completion Statement, in each case within 30 days after receipt by the Preparing Party of the Completion Statement Notice.

4.                                      If the Rejecting Party is satisfied with the draft Completion Statement (either as originally submitted or after adjustments agreed between the Preparing Party and the Rejecting Party pursuant to paragraph 3) or if the Rejecting Party fails to give a valid Completion Statement Notice within the 30 day period referred to in paragraph 3, then the draft Completion Statement (incorporating any agreed adjustments) shall constitute the Completion Statement for the purposes of this Agreement.

5.                                      If the Preparing Party and the Rejecting Party do not reach agreement within 30 days after receipt by the Preparing Party of the Completion Statement Notice, then the matters in dispute may be referred (on the application of either the Preparing Party or the Rejecting Party) for determination by an independent firm of chartered accountants of international standing as the Preparing Party and the Rejecting Party shall agree or, failing agreement within five days of the expiry of the 30 day period specified above, by such firm as shall be appointed by the Chairman of the Netherlands Institute of Registered Accountants (the “Firm”). The Firm shall be requested to make its decision within 30 days (or such later date as the Preparing Party, the Rejecting Party and the Firm agree in writing) of confirmation and acknowledgement by the Firm of its appointment. The following provisions shall apply once the Firm has been appointed:

5.1                               the Preparing Party and Rejecting Party shall each prepare a written statement within 10 days after the Firm’s appointment on the matters in dispute which (together with the relevant supporting documents) shall be submitted to the Firm for determination and copied at the same time to the other;

5.2                               following delivery of their respective submissions, the Rejecting Party and the Preparing Party shall each have the opportunity to comment once only on the other’s submission by written comment delivered to the Firm not later than 10 days after receipt of the other’s submission and, thereafter, neither the Preparing Party nor the Rejecting Party shall be entitled to make further statements or submissions except insofar as the Firm so requests (in which case it shall, on each occasion, give the other party (unless otherwise directed) 10 days to respond to any statements or submission so made);

5.3                               in giving its determination, the Firm shall state what adjustments (if any) are necessary, solely for the purposes of this Agreement, to the draft Completion Statement in respect of the matters in dispute in order to comply with the requirements of this Agreement and to determine finally the Completion Statement; and

5.4                               the Firm shall act as an expert (and not as an arbitrator) in making its determination which shall, in the absence of manifest error, be final and binding on the parties and, without prejudice to any other rights which they may respectively have under this Agreement, the parties expressly waive, to the extent permitted by law, any rights of recourse they may otherwise have to challenge it.

6.                                      The Sellers shall each be responsible for their own costs in connection with the preparation, review and agreement or determination of the draft Completion Statements. The fees and expenses of the Firm shall be borne equally between the Sellers or in such other proportions as the Firm shall determine.

7.                                      To enable the Sellers to each meet their obligations under this Schedule 10, the Purchaser shall provide to each Seller and its respective accountants full access to the accounting, financial, Tax or other Books and Records, employees and premises of the members of the Target Groups, as applicable, and, where relevant, of the Purchaser for the period from Completion to the date that the draft Completion Statement is agreed or determined. The Purchaser shall co-operate fully with the Sellers and shall permit the Sellers and/or their respective representatives to take copies (including electronic copies) of the relevant Books and Records and shall provide all assistance reasonably requested by the Sellers to facilitate the preparation of the Completion Statements.

8.                                      If a Rejecting Party serves a Completion Statement Notice stating that it does not accept the Preparing Party’s Completion Statement, it shall ensure that the Preparing Party and the Preparing Party’s nominated representatives shall be given reasonable access to the Rejecting Party’s and the Rejecting Party’s accountants’ working papers relating to the adjustments proposed in the Completion Statement Notice and any other submissions by or on behalf of the Rejecting Party in relation to the Preparing Party’s Completion Statement. When the Completion Statements have been agreed or determined in accordance with the preceding paragraphs, then the amounts shown in the Completion Statements as the Net Debt and Working Capital for the relevant Target Group shall be final and binding for the purposes of this Agreement.

Part D: Financial Adjustments

1.                                      When both Completion Statements have been finally agreed or determined in accordance with this Schedule 10, the following adjustments shall be made to the Estimated Vodafone Equalisation Consideration. Whichever of the Sellers is then left with any payment obligation under this Part D shall make the applicable payment(s) within 5 Business Days after the date on which the Completion Statements are agreed or determined.

2.                                      In relation to Net Debt:

2.1                               if the Vodafone Net Debt set out in the Vodafone Completion Statement is greater than the Estimated Vodafone Net Debt, then the Estimated Vodafone Equalisation Consideration shall be reduced by an amount equal to 50% of such difference;

2.2                               if the Liberty Global Net Debt set out in the Liberty Global Completion Statement is less than the Estimated Liberty Global Net Debt, then the Estimated Vodafone Equalisation Consideration shall be reduced by an amount equal to 50% of such difference;

2.3                               if the Vodafone Net Debt set out in the Vodafone Completion Statement is less than the Estimated Vodafone Net Debt, then the Estimated Vodafone Equalisation Consideration shall be increased by an amount equal to 50% of such difference; and

2.4                               if the Liberty Global Net Debt set out in the Liberty Global Completion Statement is greater than the Estimated Liberty Global Net Debt, then the Estimated Vodafone Equalisation Consideration shall be increased by an amount equal to 50% of such difference.

3.                                      In relation to Working Capital:

3.1                               if the Vodafone Working Capital set out in the Vodafone Completion Statement is greater than the Estimated Vodafone Working Capital, then the Estimated Vodafone Equalisation Consideration shall be reduced by an amount equal to 50% of such difference;

3.2                               if the Liberty Global Working Capital set out in the Liberty Global Completion Statement is less than the Estimated Liberty Global Working Capital, then the Estimated Vodafone Equalisation Consideration shall be reduced by an amount equal to 50% of such difference;

3.3                               if the Vodafone Working Capital set out in the Vodafone Completion Statement is less than the Estimated Vodafone Working Capital, then the Estimated Vodafone Equalisation Consideration shall be increased by an amount equal to 50% of such difference; and

3.4                               if the Liberty Global Working Capital set out in the Liberty Global Completion Statement is greater than the Estimated Liberty Global Working Capital, then the Estimated Vodafone Equalisation Consideration shall be increased by an amount equal to 50% of such difference.

4.                                      Following the application of all adjustments set out in paragraphs 2 and 3 above, the following payments shall be made by Liberty Global or Vodafone (as applicable) in cash within 5 Business Days after the Completion Statements have been finally agreed or determined in accordance with this Schedule 10:

4.1                               if the application of all adjustments set out in paragraphs 2 and 3 above results in a net increase to the Estimated Vodafone Equalisation Consideration, Vodafone shall pay the amount of such increase (expressed as a positive number) to Liberty Global; or

4.2                               if the application of all adjustments set out in paragraphs 2 and 3 above results in a net decrease to the Estimated Vodafone Equalisation Consideration, Liberty Global shall pay the amount of such decrease (expressed as a positive number) to Vodafone.

General

5.                                      Any amount payable pursuant to any of paragraphs 2 to 5 inclusive of this Part D shall be increased by an amount equivalent to interest on such amount at Default Interest for the period from (but excluding) the Completion Date to (and including) the due date for payment of such amount, calculated on a daily basis.

Schedule 11

(Financial Adjustments: Amounts)

Part A: Amounts for Target Net Debt and Target Working Capital

Vodafone

Target Vodafone Net Debt = EUR 0

Target Vodafone Working capital = EUR (106,200,000)

Liberty Global

Target Liberty Global Net Debt = EUR (7,259,000,000)

Target Liberty Global Working Capital = EUR (430,100,000)

Part B: Completion Statement Format

Vodafone

Vodafone Net Debt	€	[•]
Vodafone Working Capital	€	[•]

Liberty Global

Liberty Global Net Debt	€	[•]
Liberty Global Working Capital	€	[•]

Part C: Reference Balance Sheet

Vodafone

The reference balance sheet for Vodafone shall be as set out in document 19.03 of the Liberty Global Data Room in the tab “Lion Reference Balance Sheet”.

Liberty Global

The reference balance sheet for Liberty Global shall be as set out in document 19.03 of the Liberty Global Data Room in the tab “Lion Reference Balance Sheet”.

Part D: Amounts for Target Capex Spend

Vodafone

The Target Capex Spend for Vodafone shall be as set out in document 19.02 of the Liberty Global Data Room.

Liberty Global

The Target Capex Spend for Liberty Global shall be as set out in document 19.01 of the Liberty Global Data Room.

Part E: Form of Quarterly Updates

Vodafone Quarterly Updates

Vodafone Net Debt	€	[•]
Vodafone Working Capital	€	[•]

Liberty Global Quarterly Updates

Liberty Global Net Debt	€	[•]
Liberty Global Working Capital	€	[•]

Signatures

Name:

For and on behalf of Liberty Global Europe Holding B.V.

Name:

For and on behalf of Liberty Global plc

Name:

For and on behalf of Vodafone International Holdings B.V.

Name:

For and on behalf of Vodafone Group Plc

Name:

For and on behalf of Lynx Global Europe II B.V.

Attachment 1

Part A

(Basic information about the Target Companies)

Vodafone Target Company

1.	Registered number		:	14052264

2.	Date of incorporation		:	29 November 1991

3.	Corporate seat		:	Maastricht

4.	Address of registered office		:	Avenue Ceramique 300, 6221 KX
Maastricht, the Netherlands

5.	Class of company		:	Private limited liability company
(besloten vennootschap met
beperkte aansprakelijkheid)

6.	Authorised share capital (if any)		:	EUR 468,750,000

7.	Issued share capital		:	EUR 93,750,000.60

8.	Directors:

	Full name	Service address		Nationality

	Robert Andrew	Avenue Ceramique 300, 6221 KX		South African
	Shuter	Maastricht, the Netherlands

	Barbara Jongerden	Avenue Ceramique 300, 6221 KX		Dutch
Maastricht, the Netherlands

	Carmen Maria	Avenue Ceramique 300, 6221 KX		Dutch
	Velthuis	Maastricht, the Netherlands

9.	Secretary		:	N/A

10.	Accounting reference date		:	1 April - 31 March

11.	Auditors		:	PricewaterhouseCoopers

12.	Tax residence		:	The Netherlands

13.	Registered number		:	14052264

Liberty Global Target Company

1.	Registered number		:	34359572

2.	Date of incorporation		:	2 October 2009

3.	Place of incorporation		:	Amsterdam

4.	Address of registered office		:	Boeingavenue 53, 1119PE

5.	Class of company		:	Besloten Vennootschap

6.	Authorised share capital (if any)		:	EUR 500,000,000

7.	Issued share capital		:	EUR 224,199,230.26

8.	Directors:

	Full name	Service address		Nationality

	Liberty Global	Boeingavenue 53, 1119PE Schiphol-Rijk		The Netherlands
Europe
Management B.V.

9.	Accounting reference date		:	31 December

10.	Auditors		:	KPMG

11.	Tax residence		:	The Netherlands

Attachment 1

Part B

(Basic information about the Subsidiaries)

1.	Subsidiaries in Vodafone Target Group

1.1	mITE Systems B.V.

	(A)	Registered number	:	30194497

	(B)	Date of incorporation	:	15 December 2004

	(C)	Corporate seat	:	Woerden

	(D)	Address of registered office	:	Kronenburgplantsoen 10
3401 BP IJsselstijn
the Netherlands

	(E)	Class of company	:	Private limited liability
company (besloten vennootschap met beperkte aansprakelijkheid)

	(F)	Authorised share capital (if any)	:	EUR 90,000.00

	(G)	Issued share capital	:	EUR 27,000.00

	(H)	Shareholder(s):

Number of
		Full name	Registered address	Shares held

		Vodafone Libertel B.V.	Avenue Ceramique 300	270
6221 KX Maastricht
the Netherlands

	(I)	Directors:

		Full name	Service address	Nationality

		Vodafone Libertel B.V.	Avenue Ceramique 300, 6221	N/A
KX, Maastricht, the
Netherlands

	(J)	Secretary:

		Full name	Service address

		N/A	N/A

	(K)	Accounting reference date	:	1 April - 31 March

	(L)	Auditors	:	PricewaterhouseCoopers

	(M)	Tax residence	:	The Netherlands

2.	Subsidiaries in Liberty Global Target Group

2.1	Ziggo Group Holding B.V.

	(A)	Registered number	:	61370991

	(B)	Date of incorporation	:	2 September 2014

	(C)	Place of incorporation	:	Utrecht

	(D)	Address of registered office	:	Atoomweg 100, 3542 AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not Applicable

	(G)	Issued share capital	:	EUR 10,004

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Liberty Global Europe	Boeingavenue 53, 1119PE	Sole Shareholder
		Holding B.V.	Schiphol-Rijk

	(I)	Directors:

		Full name	Service address	Nationality

		Johannes Baptiste	Atoomweg 100, 3542AB	Dutch
		Paulus Coopmans	Utrecht

		Ritchy Alain Drost	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	Dutch

2.2	Ziggo Holding B.V.

	(A)	Registered number	:	52444511

	(B)	Date of incorporation	:	1 April 2011

	(C)	Place of incorporation	:	Utrecht

	(D)	Address of registered office	:	Atoomweg 100, 3542
AB Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not Applicable

	(G)	Issued share capital	:	EUR 200,096,114

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		LGE HoldCo V B.V.	Boeing avenue 53, 1119PE	Sole shareholder
Schiphol Rijk

	(I)	Directors:

		Full name	Service address	Nationality

		Johannes Baptiste	Atoomweg 100, 3542 AB	Dutch
		Paulus Coopmans	Utrecht

		Ritchy Alain Drost	Atoomweg 100, 3542 AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	Dutch

2.3	Zesko B.V.

	(A)	Registered number	:	34131683

	(B)	Date of incorporation	:	20 March 2000

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Winschoterdiep 60,9723AB
Groningen

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not Applicable

	(G)	Issued share capital	:	EUR 941,553,776.31

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo Holding B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Ritchy Alain Drost	Winschoterdiep 60, 9723AB	Dutch
Groningen

		Johannes Baptiste	Winschoterdiep 60, 9723AB	Dutch
		Paulus Coopmans	Groningen

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	Dutch

2.4	Torenspits B.V.

	(A)	Registered number	:	33242788

	(B)	Date of incorporation	:	3 April 1913

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Winschoterdiep
60, 9723AB Groningen

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	EUR 90,000

	(G)	Issued share capital	:	EUR 18,000

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Zesko B.V.	Winschoterdiep 60, 9723AB	Sole Shareholder
Groningen

	(I)	Directors:

		Full name	Service address	Nationality

		Amsterdamse Beheer-en	Atoomweg 100, 3542AB	The Netherlands
Utrecht
Consultingmaatschappij B.V.

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	Dutch

2.5	Plinius Investment B.V.

	(A)	Registered number	:	33232525

	(B)	Date of incorporation	:	20 June 1984

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Winschoterdiep 60, 9723
AB Groningen

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	EUR 18,000

	(G)	Issued share capital	:	EUR 18,000

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Torenspits B.V.	Winschoterdiep 60, 9723AB	Sole Shareholder
Groningen

	(I)	Directors:

		Full name	Service address	Nationality

		Amsterdamse Beheer-en	Atoomweg 100, 3542AB	The Netherlands
Utrecht
Consultingmaatschappij B.V.

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	Dutch

2.6	Ziggo Bond Company B.V.

	(A)	Registered number	:	01180301

	(B)	Date of incorporation	:	30 March 2010

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Winschoterdiep 60
9723AB Groningen

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	90,000 EUR

	(G)	Issued share capital	:	EUR 18,000

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Zesko B.V.	Winschoterdiep 60, 9723AB	Sole Shareholder
Groningen

	(I)	Directors:

		Full name	Service address	Nationality

		Zesko B.V.	Winschoterdiep 60, 9723AB	The Netherlands
Groningen

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	Dutch

2.7	Amsterdams Beheer- en Consultingmaatschappij B.V.

	(A)	Registered number	:	33195889

	(B)	Date of incorporation	:	25 September 1987

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Atoomweg 100, 3542AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	EUR 20,000,000

	(G)	Issued share capital	:	EUR 9,812,500

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo Bond Company B.V.	Winschoterdiep 60, 9723AB	Sole Shareholder
Groningen

	(I)	Directors:

		Full name	Service address	Nationality

		Johannes Baptiste	Atoomweg 100, 3542AB	Dutch
Paulus Coopmans

		Ritchy Alain Drost	Atoomweg 100, 3542AB	Dutch

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	Dutch

2.8	Torenspits II B.V.

	(A)	Registered number	:	34262281

	(B)	Date of incorporation	:	22 December 2006

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Atoomweg 100, 3542 AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	EUR 90,000

	(G)	Issued share capital	:	EUR 18.001

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Amsterdamse Beheer-en	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht
Consultingmaatschappij B.V.

	(I)	Directors:

		Full name	Service address	Nationality

		Amsterdamse Beheer-en	Atoomweg 100, 3542AB	The Netherlands
Utrecht
Consultingmaatschappij B.V.

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	Dutch

2.9	Ziggo B.V.

	(A)	Registered number	:	37026706

	(B)	Date of incorporation	:	12 February 1951

	(C)	Place of incorporation	:	Utrecht

	(D)	Address of registered office	:	Atoomweg 100, 3542AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	EUR 4,429,000

	(G)	Issued share capital	:	EUR 885,800

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Torenspits II B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Amsterdamse Beheer-en	Atoomweg 100, 3542AB	Dutch
Utrecht
Consultingmaatschappij B.V.

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.10	Ziggo Netwerk B.V.

	(A)	Registered number	:	37141989

	(B)	Date of incorporation	:	29 May 2008

	(C)	Place of incorporation	:	Groningen

	(D)	Address of registered office	:	Winschoterdiep 60
9723AB Groningen

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 18,000

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Ziggo B.V.	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.11	Ziggo	Netwerk II B.V.

	(A)	Registered number	:	54158923

	(B)	Date of incorporation	:	21 December 2011

	(C)	Place of incorporation	:	Utrecht

	(D)	Address of registered office	:	Atoomweg 100, 3542AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 18,000

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Ziggo B.V.	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG The Netherlands

	(L)	Tax residence	:	The Netherlands

2.12	Breedband Breda B.V.

	(A)	Registered number	:	18077452

	(B)	Date of incorporation	:	4 February 2005

	(C)	Place of incorporation	:	Breda

	(D)	Address of registered office	:	Atoomweg 100, 3542 AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	EUR 90,000

	(G)	Issued share capital	:	EUR 18,401

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Ziggo B.V.	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	The Netherlands

2.13	TeleCai Den Haag B.V.

	(A)	Registered number	:	27160106

	(B)	Date of incorporation	:	10 June 1996

	(C)	Place of incorporation	:	‘s-Gravenhage

	(D)	Address of registered office	:	Spaarneplein 2, 2515 VK
‘s-Gravenhage

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	EUR 5,000,000,-

	(G)	Issued share capital	:	EUR 2,268,901.08

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Ziggo B.V.	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	The Netherlands

2.14	Esprit Telecom B.V.

	(A)	Registered number	:	17177850

	(B)	Date of incorporation	:	13 July 2005

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Monitorweg 1, 1322BJ
Almere

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	EUR 100,000

	(G)	Issued share capital	:	EUR 50,000

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Ziggo B.V.	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	The Netherlands

2.15	Zoranet Connectivity Services B.V.

	(A)	Registered number	:	08120615

	(B)	Date of incorporation	:	20 January 2004

	(C)	Place of incorporation	:	Zwolle

	(D)	Address of registered office	:	Assendorperdijk 2,

8012EH Zwolle
	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	EUR 90,000

	(G)	Issued share capital	:	EUR 18,000

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Esprit Telecom B.V.	Monitorweg 1, 1322BJ Almere	Sole Shareholder

	(I)	Directors:

		Full name	Service address	Nationality

		Esprit Telecom B.V.	Monitorweg 1, 1322BJ Almere	Dutch

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	The Netherlands

2.16	XB Facilities B.V

	(A)	Registered number	:	39066884

	(B)	Date of incorporation	:	3 March 1998

	(C)	Place of incorporation	:	Almere

	(D)	Address of registered office	:	Monitorweg 1, 1322BJ
Almere

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	EUR 200,000

	(G)	Issued share capital	:	EUR 18,151.21

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Esprit Telecom B.V.	Monitorweg 1, 1322BJ Almere	Sole Shareholder

	(I)	Directors:

		Full name	Service address	Nationality

		Esprit Telecom B.V.	Monitorweg 1, 1322BJ Almere	Dutch

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	The Netherlands

2.17	Ziggo Deelnemingen B.V.

	(A)	Registered number	:	59793473

	(B)	Date of incorporation	:	22 January 2014

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Atoomweg 100, 3542AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 100

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Amsterdamse Beheer-en Consultingmaatschappij B.V	Atoomweg 100, 3542AB Utrecht	Dutch

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.18	HBO Netherlands Distributions B.V.

	(A)	Registered number	:	53965760

	(B)	Date of incorporation	:	17 November 2011

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Barbara Strozzilaan 101,
1083HN Amsterdam

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	EUR 90,000

	(G)	Issued share capital	:	EUR 18,000

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		HBO Nederland Coöperatief U.A.	Barbara Strozzilaan 101,	Sole Shareholder
1083HN Amsterdam

	(I)	Directors:

		Full name	Service address	Nationality

		HBO Nederland Coöperatief U.A.	Barbara Strozzilaan 101,	Dutch
1083HN Amsterdam

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	Ernst&Young

	(L)	Tax residence	:	Dutch

2.19	ZUM B.V.

	(A)	Registered number	:	30277403

	(B)	Date of incorporation	:	29 December 2009

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Atoomweg 100, 3542AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 18,004

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Amsterdamse Beheer-en	Atoomweg 100, 3542AB Utrecht	Dutch
Consultingmaatschappij B.V.

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.20	Ziggo Services B.V.

	(A)	Registered number	:	62393944

	(B)	Date of incorporation	:	4 March 2015

	(C)	Place of incorporation	:	Utrecht

	(D)	Address of registered office	:	Atoomweg 100, 3542AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 110,000

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		UPC Nederland Holding III B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Johannes Baptiste Paulus Coopmans	Atoomweg 100, 3542AB	Dutch
Utrecht

		Ritchy Alain Drost	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.21	Ziggo Zakelijk Services B.V.

	(A)	Registered number	:	33306448

	(B)	Date of incorporation	:	28 September 1998

	(C)	Place of incorporation	:	Utrecht

	(D)	Address of registered office	:	Atoomweg 100, 1322BJ
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 22,700

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo Services B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Ziggo Services B.V.	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	The Netherlands

2.22	Ziggo Services Netwerk 2 B.V.

	(A)	Registered number	:	54092655

	(B)	Date of incorporation	:	1 December 2011

	(C)	Place of incorporation	:	Utrecht

	(D)	Address of registered office	:	Atoomweg 100, 3542AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 18,000

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo Services B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Ziggo Services B.V.	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.23	Ziggo Services Employment B.V.

	(A)	Registered number	:	34118291

	(B)	Date of incorporation	:	15 July 1999

	(C)	Place of incorporation	:	Utrecht

	(D)	Address of registered office	:	Atoomweg 100, 3542AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 18,200

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo Services B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Ziggo Services B.V.	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.24	Ziggo Services Mobile B.V.

	(A)	Registered number	:	34204351

	(B)	Date of incorporation	:	19 March 2004

	(C)	Place of incorporation	:	Utrecht

	(D)	Address of registered office	:	Atoomweg 100, 3542AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 34,280

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo Services B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Ziggo Services B.V.	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.25	UPC Nederland Holding I B.V.

	(A)	Registered number	:	62352865

	(B)	Date of incorporation	:	8 January 2015

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Atoomweg 100, 3542AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 10,002

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo Group Holding B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Johannes Baptiste Paulus Coopmans	Atoomweg 100, 3542AB	Dutch
Utrecht

		Ritchy Alain Drost	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.26	UPC Nederland Holding II B.V.

	(A)	Registered number	:	62361929

	(B)	Date of incorporation	:	9 January 2015

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Atoomweg 100, 3542AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 10,002

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		UPC Nederland Holding I B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Johannes Baptiste Paulus Coopmans	Atoomweg 100, 3542AB	Dutch
Utrecht

		Ritchy Alain Drost	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.27	UPC Nederland Holding III B.V.

	(A)	Registered number	:	62366289

	(B)	Date of incorporation	:	9 January 2015

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Atoomweg 100, 3542AB
Utrecht

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 10,002

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		UPC Nederland Holding II B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Johannes Baptiste Paulus Coopmans	Atoomweg 100, 3542AB	Dutch
Utrecht

		Ritchy Alain Drost	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	: 31 December

	(K)	Auditors	: KPMG, The Netherlands

	(L)	Tax residence	: The Netherlands

2.28	LGE HoldCo V B.V.

	(A)	Registered number	: 57657165

	(B)	Date of incorporation	: 5 April 2013

	(C)	Place of incorporation	: Amsterdam

	(D)	Address of registered office	: Boeingavenue 53, 1119PE
Schiphol-Rijk

	(E)	Class of company	: Besloten Vennootschap

	(F)	Authorised share capital (if any)	: Not Applicable

	(G)	Issued share capital	: EUR 20,028

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		LGE HoldCo VII B.V.	Boeing Avenue 53, 1119PE	11,018
Schiphol-Rijk

		LGE HoldCo VIII B.V.	Boeing Avenue 53, 1119PE	6,010
Schiphol-Rijk

	(I)	Directors:

		Full name	Service address	Nationality

		Liberty Global Europe Management B.V.	Boeingavenue 53, 1119PE	Dutch
Schiphol-Rijk

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	Dutch

2.29	LGE HoldCo VI B.V.

	(A)	Registered number	:	59389567

	(B)	Date of incorporation	:	6 December 2013

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Boeingavenue 53, 1119PE
Schiphol-Rijk

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not Applicable

	(G)	Issued share capital	:	EUR 10,004

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Ziggo Group Holding B.V.	Atoomweg 100, 3542AB	Sole Shareholder
Utrecht

	(I)	Directors:

		Full name	Service address	Nationality

		Liberty Global Europe Management B.V.	Boeingavenue 53, 1119PE	Dutch
Schiphol-Rijk

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	Dutch

2.30	LGE HoldCo VII B.V.

	(A)	Registered number	:	59416580

	(B)	Date of incorporation	:	11 December 2013

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Boeingavenue 53, 1119PE
Schiphol-Rijk

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not Applicable

	(G)	Issued share capital	:	EUR 10,002

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		LGE HoldCo VI B.V.	Boeingavenue 53, 1119PE	Sole Shareholder
Schiphol-Rijk

	(I)	Directors:

		Full name	Service address	Nationality

		Liberty Global Europe Management B.V.	Boeingavenue 53, 1119PE	Dutch
Schiphol-Rijk

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	Dutch

2.31	LGE HoldCo VIII B.V

	(A)	Registered number	:	61755265

	(B)	Date of incorporation	:	27 October 2014

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Boeingavenue 53, 1119PE
Schiphol-Rijk

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not Applicable

	(G)	Issued share capital	:	EUR 10,008

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		LGE HoldCo VII B.V	Boeingavenue 53, 1119PE	Sole Shareholder
Schiphol-Rijk

	(I)	Directors:

		Full name	Service address	Nationality

		Liberty Global Europe Management B.V.	Boeingavenue 53, 1119PE	Dutch
Schiphol-Rijk

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG

	(L)	Tax residence	:	Dutch

2.32	FinCo Partner 1 B.V.

	(A)	Registered number	:	59735376

	(B)	Date of incorporation	:	15 January 2014

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Boeingavenue 53, 1119PE
Schiphol-Rijk

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 10,000

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		LGE HoldCo VII B.V.	Boeingavenue 53, 1119PE	Sole Shareholder
Schiphol-Rijk

	(I)	Directors:

		Full name	Service address	Nationality

		Liberty Global Europe Management B.V.	Boeingavenue 53, 1119PE	Dutch
Schiphol-Rijk

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.33	Liberty Global Content Netherlands B.V.

	(A)	Registered number	:	34186803

	(B)	Date of incorporation	:	13 February 2003

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Koningin Wilhelminaplein
2-4, 1062HK Amsterdam

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 18,200

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Liberty Global Ventures Holding B.V.	Boeingavenue 53, 1119PE	Sole Shareholder
Schiphol-Rijk

	(I)	Directors:

		Full name	Service address	Nationality

		Liberty Global Europe Management B.V.	Boeingavenue 53, 1119PE	The Netherlands
Schiphol-Rijk

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.34	UPC Western Europe Holding B.V.

	(A)	Registered number	:	33296156

	(B)	Date of incorporation	:	12 December 1994

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Boeingavenue 53, 1119PE
Schiphol-Rijk

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	EUR 450,000

	(G)	Issued share capital	:	EUR 180,900

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		UPC Broadband Holding B.V	Boeingavenue 53, 1119PE	Sole Shareholder
Schiphol-Rijk

	(I)	Directors:

		Full name	Service address	Nationality

		UPC Broadband Holding B.V.	Boeingavenue 53, 1119PE	Dutch
Schiphol-Rijk

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.35	UPC Western Europe Holding 2 B.V.

	(A)	Registered number	:	33303479

	(B)	Date of incorporation	:	25 May 1998

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Kabelweg 51, 1014BA
Amsterdam

	(E)	Class of company	:	Besloten Vennootschap

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	EUR 45,381

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		UPC Western Europe Holding B.V.	Boeingavenue 53, 1119PE	Sole Shareholder
Schiphol-Rijk

	(I)	Directors:

		Full name	Service address	Nationality

		Johannes Baptiste Paulus Coopmans	Atoomweg 100, 3542AB	Dutch
Utrecht

		Ritchy Alain Drost	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.36	HBO Nederland Coöperatief U.A.

	(A)	Registered number	:	53943074

	(B)	Date of incorporation	:	14 November 2011

	(C)	Place of incorporation	:	Amsterdam

	(D)	Address of registered office	:	Barbara Strozzilaan101,
1083HN Amsterdam

(i)	Class of company		:	Coöperatie met beperkte aansprakelijkheid

	(E)	Authorised share capital (if any)	:	Not applicable

	(F)	Issued share capital	:	Not applicable

	(G)	Directors:

		Full name	Service address	Nationality

		Ritchy Alain Drost	Barbara Strozzilaan 101,	Dutch
1083HN Amsterdam

		Simon Peter Sutton	Barbara Strozzilaan 101,	British
1083HN Amsterdam

		Stanley Barton Fertig	Barbara Strozzilaan 101,	American
1083HN Amsterdam

		Hendrik Jan de Groot	Barbara Strozzilaan 101,	Swiss
1083HN Amsterdam

	(H)	Accounting reference date	: 31 December

	(I)	Auditors	: Ernst & Young

	(J)	Tax residence	: Dutch

2.37	Ziggo Toestel Financiering B.V.

	(A)	Registered number	: 61665347

	(B)	Date of incorporation	: 13 October 2014

	(C)	Place of incorporation	: Utrecht

	(D)	Address of registered office	: Atoomweg 100, 3542AB
Utrecht

	(E)	Class of company	: Besloten Vennootschap

	(F)	Authorised share capital (if any)	: Not applicable

	(G)	Issued share capital	: EUR 10,000

	(H)	Members:

Number of
		Full name	Registered address	Shares held

		Labesa Holding B.V.	Boeingavenue 53, 1119PE	Sole Shareholder
Schiphol-Rijk

	(I)	Directors:

		Full name	Service address	Nationality

		Johannes Baptiste	Atoomweg 100, 3542AB	Dutch
Utrecht
Paulus Coopmans

		Ritchy Alain Drost	Atoomweg 100, 3542AB	Dutch
Utrecht

	(J)	Accounting reference date	:	31 December

	(K)	Auditors	:	KPMG, The Netherlands

	(L)	Tax residence	:	The Netherlands

2.38	Ziggo Financing Partnership

	(A)	Registered number	:	1081647

	(B)	Date of incorporation	:	24 January 2014

	(C)	Place of incorporation	:	Wilmington

	(D)	Address of registered office	:	2711 Centerville Road
Suite 400, Wilmington
DE 19808

	(E)	Class of company	:	Partnership

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	Not applicable

	(H)	Partners:

		Full name	Service address	Nationality

		Ziggo B.V. (Managing Partner)	Atoomweg 100, 3542 AB	Dutch
Utrecht

		Ziggo Deelnemingen B.V.	Atoomweg 100, 3542AB	Dutch
Utrecht

	(I)	Accounting reference date	:	31 December

	(J)	Auditors	:	KPMG, The Netherlands

	(K)	Tax residence	:	Transparent

2.39	LG Financing Partnership

	(A)	Registered number	:	1087186

	(B)	Date of incorporation	:	27 January 2014

	(C)	Place of incorporation	:	Wilmington

	(D)	Address of registered office	:	2711 Centerville Road
Suite 400, Newcastle
County, Wilmington. DE
19808

	(E)	Class of company	:	Partnership

	(F)	Authorised share capital (if any)	:	Not applicable

	(G)	Issued share capital	:	Not applicable

Partners:

		Full name	Service address	Nationality

		LGE HoldCo VII B.V. (managing partner)	Boeingavenue 53, 1119PE	Dutch
Schiphol-Rijk

		Finco Partner I B.V.	Boeingavenue 53, 1119PE	Dutch
Schiphol-Rijk

	(H)	Accounting reference date	:	31 December

	(I)	Auditors	:	KPMG,The Netherlands

	(J)	Tax residence	:	Transparent

Attachment 2

(Relevant Properties)

Part 1 — Vodafone Relevant Properties

Part 2 — Liberty Global Relevant Properties

Attachment 2

(Vodafone Relevant Properties)

Part 1 — Vodafone Relevant Properties

Freehold Properties

Registered proprietor		Short property
(owner)	Cadastral description	description	Title	Use

Vodafone Libertel B.V.	Arnhem, W, 1135 + 1136	Office + technical space	19341/42:	switch (technical building)

30/03/2007 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Vodafone Libertel N.V. naar Vodafone Libertel B.V.)

13/12/2001 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Libertel N.V. naar Vodafone Libertel N.V.)

31/12/2000 mr. H.B.H. Kraak, Amsterdam (fusie Libertel Netwerk B.V. met Libertel N.V.)

14183/52:

28/4/1999 mr H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Libertel B.V. naar Libertel Netwerk B.V.)

3/11/1995 mr. L.C.K. Klein, Amsterdam (levering aan

Libertel B.V.)

31/08/2015 mr. J.L.F.J. Verasdonck, Amsterdam (levering aan Vodafone Libertel B.V.)

Vodafone Libertel B.V.	Arnhem, W 4466	Piece of land

(Liander Infra Oost N.V.: opstalrecht)

Vodafone Libertel B.V.	Breda, F, 2089 + F989	Office + technical space	12997/36	switch (technical building)

30/03/2007 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Vodafone Libertel N.V. naar Vodafone Libertel B.V.)13/12/2001 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Libertel N.V. naar Vodafone Libertel N.V.)

31/12/2000 mr. H.B.H. Kraak, Amsterdam (fusie Libertel Netwerk B.V. met Libertel N.V.)),

28/4/1999 mr H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Libertel B.V. naar Libertel Netwerk

B.V.)

20/11/1998 mr. M.W.J.M. Giesbers, Maastricht (levering aan Libertel B.V.)

12997/36

30/03/2007 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Vodafone Libertel N.V. naar Vodafone Libertel B.V.)

13/12/2001 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Libertel N.V. naar Vodafone Libertel N.V.)

Vodafone Libertel B.V.	Breda, F 990	Technical space	31/12/2000 mr. H.B.H. Kraak, Amsterdam (fusie Libertel Netwerk B.V. met Libertel N.V.),	Switch (Technical building)

28/4/1999 mr H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Libertel B.V. naar Libertel Netwerk B.V.)

20/11/1998 mr. M.W.J.M. Giesbers, Maastricht (levering aan Libertel B.V.)

Vodafone Libertel B.V.	Helpman (Groningen), O 4027 + O 4028 (formerly O 1552 and O 2635 according to cadastre)	Office + technical space	7617/32 30/03/2007 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Vodafone Libertel N.V. naar	O 4027 not operational anymore. O 4028 is used as a shelter + antenna

Vodafone Libertel B.V.)

31/12/2001 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Libertel N.V. naar Vodafone Libertel N.V.)

31/12/2000 mr. H.B.H. Kraak, Amsterdam (fusie Libertel Netwerk B.V. met Libertel N.V.)

28/4/1999 mr H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Libertel B.V. naar Libertel Netwerk B.V.)

15/05/1996 mr. L.C.K. Klein, Amsterdam (levering aan Libertel B.V.)

Vodafone Libertel B.V.	Venlo, O, 837	Office + technical space	12541/6	switch (technical building)

30/03/2007 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Vodafone Libertel N.V. naar Vodafone Libertel B.V.)

31/12/2001 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Libertel N.V. naar Vodafone Libertel N.V)

31/12/2000 mr. H.B.H. Kraak, Amsterdam (fusie Libertel Netwerk B.V. met Libertel N.V.)

02/07/1999 mr. M.W.J.M. Giesbers, Maastricht (levering aan Libertel Netwerk B.V.)

Vodafone Libertel B.V.	Houten, E, 2294	Office + technical space	11083/42	switch (technical building)

30/03/2007 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Vodafone Libertel N.V. naar Vodafone Libertel B.V.)

(N.V. Stedin Netten Utrecht: rights in rem Belemmeringenwet Privaatrecht)			13/12/2001 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Libertel N.V. naar Vodafone Libertel N.V)

31/12/2000 mr. H.B.H. Kraak, Amsterdam (fusie Libertel Netwerk B.V. met Libertel N.V.)

15/10/1999 mr. M.W.J.M. Giesbers, Maastricht (levering aan Libertel Netwerk B.V.))

11825/23

30/03/2007 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Vodafone Libertel N.V. naar Vodafone Libertel B.V.)13/12/2001 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Libertel N.V. naar Vodafone Libertel N.V.)

Vodafone Libertel B.V.	Son en Breugel, B 2383	Office and technical space	13/12/2001 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Libertel N.V. naar Vodafone Libertel N.V)	Switch (technical building) Sold, but not yet

	31/12/2000 mr. H.B.H. Kraak, Amsterdam (fusie Libertel Netwerk B.V. met Libertel N.V.)),	transferred

28/4/1999 mr H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Libertel B.V. naar Libertel Netwerk B.V.)

16/11/1995 mr. L.C.K. Klein, Amsterdam (levering aan Libertel B.V.)

Leasehold / Right of superficies

Registered lease- holder / superficiary	Cadastral description	Title	Short property description	Bare owner	Duration	Short description	Use

Vodafone Libertel B.V. (leaseholder)	Kralingen, L, 2548	19435/26	Office + technical space	Municipality of Rotter-dam	Ending 18/10/2097		switch (technical building)

30/03/2007 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling van Vodafone Libertel N.V. naar Vodafone Libertel B.V.)

31/12/2001 mr. H.B.H. Kraak, Amsterdam (wijziging tenaamstelling

Registered lease- holder / superficiary	Cadastral description	Title	Short property description	Bare owner	Duration	Short description	Use

van Libertel N.V. naar Vodafone Libertel N.V)

31/12/2000 mr. H.B.H. Kraak, Amsterdam (fusie Libertel Netwerk B.V. met Libertel N.V.)

1/10/1999 mr. A.A. Schulting, Rotterdam (levering aan Libertel Netwerk B.V.)

Attachment 2, Part 2

Liberty Global Relevant Properties

The following table sets of information regarding:

• Freehold Properties — including: Owner (registered proprietor); Cadastral description (municipality, section, number); Use; Title.

• Leasehold / Right of superficies — including: Leaseholder (registered leaseholder / superficiary); Cadastral description (municipality, section, number); Use; Title; Landlord (bare owner); Start Date and End Date (duration); Rental.

• Other Property — including: Owner; Use; Country.

Rental (including service
Owner/Leaseholder	Cadastral description	Use	Title	Landlord	Lease Start	Lease End	charges) (CC)	Country	City/ Town
Ziggo Services	Mangaanweg 5a, 8445 PW, Heerenveen	Technical, Headend	Freehold	N/A	N/A	N/A		The Netherlands	Heerenveen
Ziggo Services	Wisentweg 52s, 8219 PL, Lelystad	Technical, Headend	Freehold	N/A	N/A	N/A		The Netherlands	Lelystad
Ziggo Services	Laan van Westroijen, 4003 BA, Tiel	Technical, Headend	Freehold	N/A	N/A	N/A		The Netherlands	Tiel
Ziggo Services	Hengelder 22 naast voetbalveld, 6902 PA, Zevenaar	Technical, Headend	Freehold	N/A	N/A	N/A		The Netherlands	Zevenaar
Ziggo Services	Simon Stevinstraat 22, 1097 CA, Amsterdam	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Amsterdam
Ziggo Services	Amerbos (bij stadsverwarming-gebouw), 1025 ZM, Amsterdam	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Amsterdam
Ziggo Services	Weverstraat 53 (Achter brandweer), 1521 TA, Wormerveer	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Wormerveer
Ziggo Services	Hoek Planetenlaan, Meester Jan Gerrits Laan, 2024 EP, Haarlem	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Haarlem
Ziggo Services	Emmaplein, 2014 VA, Haarlem	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Haarlem
Ziggo Services	Ankerraplantsoen, 2034 TT, Haarlem	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Haarlem
Ziggo Services	Nagtzaamplein, 2032 TB, Haarlem	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Haarlem
Ziggo Services	Nieuwgraaf / Rivierweg achter Mc Donalds, 6921 RL, Duiven	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Duiven
Ziggo Services	Batavierenweg / Randweg (bij gasstation), 6845 AC, Arnhem	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Arnhem
Ziggo Services	Pasteurstraat, 6951 CL, Dieren	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Dieren
Ziggo Services	Eltensestraat / Parallelweg, 6922 JA, Duiven	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Duiven
Ziggo Services	Bennekomseweg bij 126 , 6871 KH, Renkum	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Renkum
Ziggo Services	Benedendorpsweg, 6862 WB, Oosterbeek	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Oosterbeek
Ziggo Services	Klapstraat, 6931, Westervoort	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Westervoort
Ziggo Services	Schoenmakerstraat 145, 1823, Alkmaar	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Alkmaar
Ziggo Services	Rogier v/d Weydestraat, 1823, Alkmaar	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Alkmaar
Ziggo Services	Muiderwaard 6111, 1824, Alkmaar	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Alkmaar
Ziggo Services	Edelhertweg / Passiebloemweg, 1338 KB, Almere	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Almere
Ziggo Services	Januaristraat achter 148, 1335 AJ, Almere	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Almere
Ziggo Services	Boomgaardweg (Psych. Centrum), 1326 AC, Almere	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Almere
Ziggo Services	Operetteweg (bij spoortunnel), 1323 VE, Almere	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Almere
Ziggo Services	Kostverloren / Termaaden, 7316 MN, Apeldoorn	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Apeldoorn
Ziggo Services	Laurierstraat naast 43, 7322 RB, Apeldoorn	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Apeldoorn

1

Ziggo Services	Paramariboweg 65, 7333 PA, Apeldoorn	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Apeldoorn
Ziggo Services	Kruisallee Watergatstraat mtr richting, 7383 AA, Voorst	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Voorst
Ziggo Services	Hammerstraat bij 9, 8161 PH, Epe	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Epe
Ziggo Services	Vaassenseweg, 7396 NA, Voorst	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Voorst
Ziggo Services	Mielweg nabij 41 (spoorweg overgang), 6741 ZW, Ede	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Ede
Ziggo Services	Hermesweg t.o. 30, 3771 ND, Barneveld	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Barneveld
Ziggo Services	Ericaweg 35, 3776 MD, Stroe	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Stroe
Ziggo Services	Nijkerkstraat 20, 3871 KC, Hoevelaken	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Hoevelaken
Ziggo Services	Vetkamp / t Hazeveld 11, 3862 XA, Nijkerk	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Nijkerk
Ziggo Services	Smutslaan / Hamburgerweg, 3851 ZA, Ermelo	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Ermelo
Ziggo Services	Achterweg 4, 8081 RV, Elburg	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Elburg
Ziggo Services	Horsterweg / Kluunpad (fietspad bij mast), 3891, Zeewolde	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Zeewolde
Ziggo Services	Kiesterzyl 50 (bij schakelstation NUON), 8807 PG, Franekeradeel	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Franekeradeel
Ziggo Services	Geldropsedijk bij 2, 5672 AC, Nuenen Gerwen en Nederwetten	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Nuenen Gerwen en Nederwetten
Ziggo Services	Achter Apollo 26, 5591 PP, Heeze	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Heeze
Ziggo Services	Drieterskuil (parkeerterrein VV Oirschot), 5688 GC, Oirschot	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Oirschot
Ziggo Services	Sportlaan 7, 5492 NG, St.Oedenrode	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	St.Oedenrode
Ziggo Services	Dr. Timmermanslaan 64, 5741 XE, Beek en Donk	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Beek en Donk
Ziggo Services	Slegerstraat 116, 5706 AZ, Helmond	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Helmond
Ziggo Services	Straakvenseboschdijk 65, 5703 GW, Helmond	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Helmond
Ziggo Services	Wiekenhof 8, 5712 MA, Someren	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Someren
Ziggo Services	Heerbaan 34a, 5721 LW, Asten	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Asten
Ziggo Services	Oude Liesselse weg 22b, 5751 WP, Deurne	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Deurne
Ziggo Services	Lochterweg 7, 5425 VZ, Gemert	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Gemert
Ziggo Services	Schimmerik 1, 5503 PM, Veldhoven	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Veldhoven
Ziggo Services	Hertstraat, 5521 RK, Eersel	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Eersel
Ziggo Services	Lodewijk van Deysellaan 20, 5531 SM, Bladel en Netersel	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Bladel en Netersel
Ziggo Services	Eerselsedijk nabij 34, 5571 TM, Bergeyk	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Bergeyk
Ziggo Services	Barentzstraat, 5554 PN, Valkenswaard	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Valkenswaard
Ziggo Services	S. v. Schaiklaan achter nr. 1, 6027 PL, Maarheeze	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Maarheeze
Ziggo Services	Mierloseweg/ J.Peijnenburgweg, 5662 KA, Geldrop	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Geldrop
Ziggo Services	Rosvelterweg, 6031 RH, Nederweert	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Nederweert
Ziggo Services	Thialfweg t/o 44 (bij ziekenhuis), 8441 PW, Heerenveen	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Heerenveen
Ziggo Services	Pasveer 3 (onderstation NUON), 8531 DL, Lemsterland	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Lemsterland
Ziggo Services	Larserdreef 696T, 8233 HA, Lelystad	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Lelystad
Ziggo Services	Gondel bij 18-01, 8243 BX, Lelystad	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Lelystad
Ziggo Services	Badweg 2T, 8223 PA, Lelystad	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Lelystad
Ziggo Services	Educalaan (bij moskee), 8251 GC, Dronten	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Dronten
Ziggo Services	Tylkedam t.o. 33, 8918 LW, Leeuwarden	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Leeuwarden
Ziggo Services	Strjitwei 1a, 9035 VM, Menaldumadeel	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Menaldumadeel
Ziggo Services	Ljouwterdyk / Hijumerweg, 9074 CT, Ferwerderadeel	Technical, Hub	Freehold	N/A	N/A	N/A	The Netherlands	Ferwerderadeel

2

Ziggo Services	Douwelaan 9E, 9062 EL, Tietjerksteradeel	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Tietjerksteradeel
Ziggo Services	Rustenburgerweg 1C, 9255 XH, Tietjerksteradeel	Technical, Hub	Freehold	N/A	N/A	N/A	€1,661.37	The Netherlands	Tietjerksteradeel
Ziggo Services	Tjaarda bij 288, 9202 KW, Smallingerland	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Smallingerland
Ziggo Services	Rykswei bij 7, 9011 VA, Rauwerderhem	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Rauwerderhem
Ziggo Services	De Mark Meterense Mark,A15 afr.30,a, 4194 SM, Geldermalsen	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Geldermalsen
Ziggo Services	Bommelsekade, 5301 KL, Zaltbommel	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Zaltbommel
Ziggo Services	Veerweg (Naast Nuon Trafogebouw), 6659 KD, Wamel	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Wamel
Ziggo Services	Veilingweg, 5334 LB, Maasdriel	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Maasdriel
Ziggo Services	Molenveldweg, 5315 AA, Kerkwijk	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Kerkwijk
Ziggo Services	Hoek Meidijk / van Heemstraweg, 5305 VJ, Zuilichem	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Zuilichem
Ziggo Services	Winselingseweg op parkeerplaats, 6541 AK, Nijmegen	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Nijmegen
Ziggo Services	v Rozenburgweg 152 naast NUON onderstation, 6537 TM, Nijmegen	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Nijmegen
Ziggo Services	Veldweg 3, 6585, MookenMiddelaar	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	MookenMiddelaar
Ziggo Services	Hoefseweg, 6566 ZR, Millingen a/dRijn	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Millingen a/dRijn
Ziggo Services	Dir. Trompstraat t.o. 3, 6644 AK, Ewijk	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Ewijk
Ziggo Services	Busstation Druten, 6651 KJ, Druten	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Druten
Ziggo Services	Oosterweg, 6602 HA, Wijchen	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Wijchen
Ziggo Services	Hildokropstraat 2, 6662 EV, Elst	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Elst
Ziggo Services	v. Elkweg (carpoolplaats), 6681 AA, Bemmel	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Bemmel
Ziggo Services	Oude Zwolseweg, 8102 RS, Raalte	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Raalte
Ziggo Services	Insulindestraat 235, 3038 JP, Rotterdam	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Rotterdam
Ziggo Services	Vondelweg t.o.244, 3031 PA, Rotterdam	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Rotterdam
Ziggo Services	Parallelstraat 7, 3043 GK, Rotterdam	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Rotterdam
Ziggo Services	Van Rijckevorselplein 44, 3065 SM, Rotterdam	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Rotterdam
Ziggo Services	Jacques de Graaffweg 1, 3069 ZD, Rotterdam	Technical, Hub	Freehold	N/A	N/A	N/A	€1,038.00	The Netherlands	Rotterdam
Ziggo Services	Gruttostraat 6, 3083 KZ, Rotterdam	Technical, Hub	Freehold	N/A	N/A	N/A	€1,038.00	The Netherlands	Rotterdam
Ziggo Services	Buysstraat 1 K, 3314 CA, Dordrecht	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Dordrecht
Ziggo Services	Kromme Zandweg 62B, 3319 LC, Dordrecht	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Dordrecht
Ziggo Services	Schenkeldijk 14C, 3328 LA, Dordrecht	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Dordrecht
Ziggo Services	Aveling (nabij Voorweg 51), 3193 LC, Rotterdam	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Rotterdam
Ziggo Services	Aveling 500, 3191 LB, Rotterdam	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Rotterdam
Ziggo Services	Haringvlietweg 1K, 3221 LS, Hellevoetsluis	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Hellevoetsluis
Ziggo Services	Dag Hammarskjoldlaan 199K, 3223 HG, Hellevoetsluis	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Hellevoetsluis
Ziggo Services	LN v nw Blankenburg 154-170, 3181 EG, Rozenburg	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Rozenburg
Ziggo Services	Zuiderzeestraat 7, 3363 CZ, Sliedrecht	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Sliedrecht
Ziggo Services	Cord vd Lindenstraat 8K, 3332 CE, Zwijndrecht	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Zwijndrecht
Ziggo Services	Havikweg ?, 3334 BJ, Zwijndrecht	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Zwijndrecht
Ziggo Services	Sportlaan ?, 2983 AV, Ridderkerk	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Ridderkerk
Ziggo Services	Vlietlaan 2V, 2986 AZ, Ridderkerk	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Ridderkerk
Ziggo Services	De Rik 22B/26 (nabij bruggeweg), 3232 LA, Brielle	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Brielle

3

Ziggo Services	Wilhelminasingel 15K, 3135 JP, Vlaardingen	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Vlaardingen
Ziggo Services	Zwanensingel 1K, 3136 GZ, Vlaardingen	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Vlaardingen
Ziggo Services	Lamaireweg ?, 3151 XG, Rotterdam	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Rotterdam
Ziggo Services	Hamburg 200, 2993 LG, Barendrecht	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Barendrecht
Ziggo Services	Willem Alexanderplantsoen ?, 2991 NA, Barendrecht	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Barendrecht
Ziggo Services	Staverseweg 121, 3245 NE, Middelharnis	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Middelharnis
Ziggo Services	Huijgenslaan ?, 2651 EG, Berkel en Rodenrijs	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Berkel en Rodenrijs
Ziggo Services	Polderslaan ?, 3233 VL, Westvoorne	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Westvoorne
Ziggo Services	Populierstraat ?, 4142 EB, Leerdam	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Leerdam
Ziggo Services	Bilderdijkstraat ?, 2941 EG, Lekkerkerk	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Lekkerkerk
Ziggo Services	Oostveensepad 2 naast scouting gebouw, 7203 DZ, Zutphen	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Zutphen
Ziggo Services	Past. Teubnerstraat t.o. 3, 7223 LB, Steenderen	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Steenderen
Ziggo Services	Doesburgseweg t.o. fietstunnel Paralle, 6986 AB, Angerlo	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Angerlo
Ziggo Services	de Mors 4, 7151 MX, Eibergen	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Eibergen
Ziggo Services	Eibergeseweg 10, 7141 CE, Groenlo	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Groenlo
Ziggo Services	Rondweg Zuid 1, 6901, Aalten	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Aalten
Ziggo Services	Raadhuisstraat 18 naast voetbalveld, 7131 CM, Lichtenvoorde	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Lichtenvoorde
Ziggo Services	Zuivelweg t.o. politiebureau, 7021, Zelhem	Technical, Hub	Freehold	N/A	N/A	N/A		The Netherlands	Zelhem
Ziggo	Westerbracht 11-15a, 7821 CD, Emmen	Technical, Data Centre	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Emmen
Ziggo	Damzigt 5, 3454 PS, Utrecht	Technical, Data Centre	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Utrecht
Ziggo	Goirkekanaaldijk 46, 5046 AT, Tilburg	Technical, Data Centre	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Tilburg
Ziggo	Asserwijk 1A-2, 9406 XJ, Assen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Assen
Ziggo	Sparrenlaan 1, 9401 RA, Assen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Assen
Ziggo	Doortocht, 2411 DS, Bodegraven	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Bodegraven
Ziggo	Vloed naast 114, 4813 PG, Breda	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Breda
Ziggo	Emerweg 48, 4815 NB, Breda	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Breda
Ziggo	Hoek straat Wilderdpad/fietspad Burgstsedreef Zilvermeeuw, 4822 ZA, Breda	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Breda
Ziggo	Vuchtstraat 86-180 / Doornboslaan, 4816 BP, Breda	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Breda
Ziggo	Lange Bedde-talud 87 / Blauwe Kei, 4834 AN, Breda	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Breda
Ziggo	Industrieweg 8, 9781 AC, Bedum	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Bedum
Ziggo	Oude Pastorie, 6191 HW, Beek	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Beek
Ziggo	Broeklaan 120 nst, 5953 NB, Beesel	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Beesel
Ziggo	Willinklaan 14, 2121 CV, Bennebroek	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Bennebroek
Ziggo	Laan der Vrijheid 97 / Europasingel, 2661 HJ, Lansingerland	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Lansingerland
Ziggo	Prins Hendriklaan 24 / Koninginneweg, 1862 EL, Bergen (Nh)	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Bergen (Nh)
Ziggo	Eikenboschweg, 5056 GB, Tilburg	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Tilburg
Ziggo	Babsloot 30 t.o., 2771 EK, Boskoop	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Boskoop
Ziggo	Linthorst homanweg 19, 9411 KC, Midden- Drenthe	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Midden-Drenthe
Ziggo	IJsselweg 1, 1695 AX, Hoorn	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Hoorn
Ziggo	IJsselweg 1, 1695 AX, Hoorn	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Hoorn
Ziggo	Aalbos 3, 1721 PL, Langedijk	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Langedijk
Ziggo	Aldenhofweg, 6122 EN, Sittard-Geleen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Sittard-Geleen
Ziggo	Gondulfusstraat, 6444 VB, Brunssum	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Brunssum

4

Ziggo	Iepenlaan to 143, 1406 TM, Bussum	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Bussum
Ziggo	Dr. Abraham Kuyperlaan 1 G, 1402 SB, Bussum	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Bussum
Ziggo	Den Ekker 25, 5683 KE, Best	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Best
Ziggo	St Antoniusweg 1A, 5684 LX, Best	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Best
Ziggo	Bataweg / De Dieze, 5684 PT, Best	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Best
Ziggo	Beneluxlaan, 5283 HD, Boxtel	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Boxtel
Ziggo	Veilingweg 1, 1611 BN, Stede Broec	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Stede Broec
Ziggo	Harmonielaantje, 1942 EG, Beverwijk	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Beverwijk
Ziggo	De Marne 65-71 Naast, 8701 PV, Bolsward	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Bolsward
Ziggo	Reviusrondeel, 2902 EA, Capelle Aan Den Ijssel	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Capelle Aan Den Ijssel
Ziggo	Hoek Rivierweg / Merellaan, 2902 JA, Capelle Aan Den Ijssel	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Capelle Aan Den Ijssel
Ziggo	Bugel/Heer Haleweijnburg, 2907 HC, Capelle Aan Den Ijssel	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Capelle Aan Den Ijssel
Ziggo	Dorpstraat/Dokter van Nieveltweg, 1901 GA, Castricum	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Castricum
Ziggo	Pampert 2, 7741 JJ, Coevorden	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Coevorden
Ziggo	Heiligenberg 22, 5431 SM, Cuijk	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Cuijk
Ziggo	Engweg 16 bij, 3972 TZ, Utrechtse Heuvelrug	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Utrechtse Heuvelrug
Ziggo	Oude Zuidwoldigerstraat 12-10, 7701 AZ, Hardenberg	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Hardenberg
Ziggo	Minister Goselinglaan, 5103 BJ, Dongen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Dongen
Ziggo	Brethouwerstraat 27/28, 7721 XM, Dalfsen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Dalfsen
Ziggo	Doornenburg 836, 7423 BW, Deventer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Deventer
Ziggo	Londenstraat 5-2, 7418 EE, Deventer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Deventer
Ziggo	Ceintuurbaan 393, 7413 AP, Deventer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Deventer
Ziggo	Hortensialaan 2 naast, 9765 HB, Tynaarlo	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Tynaarlo
Ziggo	Gerard Brandtweg to Mink 15, 1602 DE, Enkhuizen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Enkhuizen
Ziggo	Boerschaplaan 67, 7824 NB, Emmen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Emmen
Ziggo	Laan Van De Eekharst 203, 7823 AE, Emmen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Emmen
Ziggo	Marknesserweg 1, 8302 GN, Noordoostpolder	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Noordoostpolder
Ziggo	Steengraaf, 5469 TP, Veghel	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Veghel
Ziggo	Dolphiaweg 1, 7534 AM, Enschede	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Enschede
Ziggo	Vlierstraat 109, 7544 GE, Enschede	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Enschede
Ziggo	Wethouder Nijhuisstraat 3 D, 7545 NA, Enschede	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Enschede
Ziggo	Anna van Berchemlaan 4c, 4872 TG, Etten-Leur	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Etten-Leur
Ziggo	Tamboerijn 17 A, 4876 BT, Etten-Leur	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Etten-Leur
Ziggo	Zoerbeemden, 6245 LR, Eijsden	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Eijsden
Ziggo	Pisartlaan 1a, 6245 SK, Eijsden	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Eijsden
Ziggo	Wilhelminastraat 68a, 4793 EP, Moerdijk	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Moerdijk
Ziggo	Voltastraat 2-1, 8801 PL, Franekeradeel	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Franekeradeel
Ziggo	Bernhardstraat, 6161 GR, Sittard-Geleen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Sittard-Geleen
Ziggo	Voorhoevepark, 6591 AJ, Gennep	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Gennep
Ziggo	Boterbloem, 5831 PC, Boxmeer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Boxmeer
Ziggo	Burg. Rensstraat, 5051 CN, Goirle	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Goirle

5

Ziggo	Van Iddekingeweg 204—, 9721 CM, Groningen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Groningen
Ziggo	Admiraal De Ruyterlaan 1, 9726 GN, Groningen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Groningen
Ziggo	Zuiderkruislaan 14-2, 9742 VC, Groningen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Groningen
Ziggo	Van Oldenbarneveltlaan 1, 9716 EA, Groningen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Groningen
Ziggo	Bakemastraat 1, 9731 LZ, Groningen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Groningen
Ziggo	Hogeland 1-2, 8281 JR, Zwartewaterland	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Zwartewaterland
Ziggo	Wetterwille 2, 8401 GB, Opsterland	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Opsterland
Ziggo	Kiewegracht, 6271 BN, Gulpen-Wittem	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Gulpen-Wittem
Ziggo	Stoofweg, 5361 HZ, Grave	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Grave
Ziggo	Helenastraat 8, 2595 HA, ‘S-Gravenhage	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	‘S-Gravenhage
Ziggo	Nootdorpse landingslaan/Tedingerbroekweg, 2134, Nootdorp	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Nootdorp
Ziggo	Den Bulk, 5126 BA, Gilze En Rijen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Gilze En Rijen
Ziggo	Roermondseweg 51-57, 6081 NT, Haelen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Haelen
Ziggo	Loosbroeksestraat 10 nabij, 5384 SV, Bernheze	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Bernheze
Ziggo	Bijlweg /Waddenzeestraat/Nieuweweg 4, 1784 MC, Den Helder	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Den Helder
Ziggo	Oosterstreng 3 / Muurpeper 3 bij, 1964 KA, Heemskerk	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Heemskerk
Ziggo	Floris van Alkemadestraat/Deb. Bakelaan bij 384, 1962 WE, Heemskerk	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Heemskerk
Ziggo	Rieterlaan, 5981 EP, Helden	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Helden
Ziggo	St.Anthoniusstraat, 6093 GM, Heythuysen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Heythuysen
Ziggo	Burg. Pabstlaan 10 to, 2131 ZP, Haarlemmermeer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Haarlemmermeer
Ziggo	Willemsbos thv nr 75, 2134 EB, Haarlemmermeer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Haarlemmermeer
Ziggo	Demmersweg /Hazenweg 25 nabij, 7556 BM, Hengelo Ov	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Hengelo Ov
Ziggo	Poolsterstraat 7 naast, 7557 XM, Hengelo Ov	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Hengelo Ov
Ziggo	Boekweitweg 65 naast, 7552 EM, Hengelo Ov	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Hengelo Ov
Ziggo	Wethouder voogdgeertstr 66, 7553 HP, Hengelo Ov	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Hengelo Ov
Ziggo	De Vos van Steenwijklaan 73, 7902 NP, Hoogeveen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Hoogeveen
Ziggo	Nijverheidsweg 15, 9601 LX, Hoogezand- Sappemeer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Hoogezand- Sappemeer
Ziggo	Dirk Camphuysenstraat 1 B, 1702 AH, Heerhugowaard	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Heerhugowaard
Ziggo	Heerenweg 19-13, 6414 AC, Heerlen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Heerlen
Ziggo	Leidsestraat, 2182 DT, Hillegom	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Hillegom
Ziggo	Industrieweg 1, 8861 VG, Harlingen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Harlingen
Ziggo	Ringweg /Zeeweg 18, 1852 CM, Heiloo	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Heiloo
Ziggo	Zeelandlaan 120, 2101 TR, Heemstede	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Heemstede
Ziggo	Zwolseweg 34c, 8141 EZ, Raalte	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Raalte
Ziggo	Kooiweg, 4631 SZ, Woensdrecht	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Woensdrecht
Ziggo	Noordsingel, 5961 XX, Horst Aan De Maas	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Horst Aan De Maas
Ziggo	Lokerenpassage, 5235 KT, S Hertogenbosch	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	S Hertogenbosch

6

Ziggo	Tweede Rompert, 5233 EB, ‘S-Hertogenbosch	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	‘S-Hertogenbosch
Ziggo	Lagelandstraat 19, 5213 CP, S Hertogenbosch	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	S Hertogenbosch
Ziggo	Lange Schaft 10 (belendend)/Schalkwijkseweg, 3991 MB, Houten	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Houten
Ziggo	Kon.Emmaweg achter 30, 3991 BK, Houten	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Houten
Ziggo	Marculphusstraat/Eikesstraat 7 t/o, 6013 RC, Hunsel	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Hunsel
Ziggo	Torenakker, 5268 BW, Haaren	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Haaren
Ziggo	Ericaweg hoek Crailoseweg TO 537/Sijsjesberglaan, 1272 CS, Huizen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Huizen
Ziggo	Huizermaatweg naast 41t/m49, 1273 NA, Huizen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Huizen
Ziggo	Polderbosdijk 13B, 8501 ZJ, Skarsterlan	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Skarsterlan
Ziggo	Hammolenweg 8, 6466 XV, Kerkrade	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Kerkrade
Ziggo	Eslaan 18a, 1241 XC, Wijdemeren	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Wijdemeren
Ziggo	Hollandsdiep, 5172 AM, Loon Op Zand	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Loon Op Zand
Ziggo	Zenegroen 7, 8265 CG, Kampen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Kampen
Ziggo	Waezenburglaan 47, 9351 HB, Leek	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Leek
Ziggo	Den Hul 14 t/o, 5397 LT, Lith	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Lith
Ziggo	Achterweg 48, 2161 GB, Lisse	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Lisse
Ziggo	Houtrib 23, 8531 LN, Lemsterland	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Lemsterland
Ziggo	Hendrikus Vullinghstraat to 11/Frits Slompstraat, 2264 DW, Leidschendam- Voorburg	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Leidschendam- Voorburg
Ziggo	Scholtinkstraat 133, 7581 GK, Losser	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Losser
Ziggo	Dragoonsplein 5, 8923 AD, Leeuwarden	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Leeuwarden
Ziggo	Groenedijk 7, 1744 KM, Harenkarspel	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Harenkarspel
Ziggo	Aan de Fremme 57a, 6269 BK, Margraten	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Margraten
Ziggo	Boomstede, 3608 AR, Maarssen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Maarssen
Ziggo	Verbindingsweg, 3603 CH, Maarssen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Maarssen
Ziggo	Kwistbeeklaan 5, 5991 XH, Maasbree	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Maasbree
Ziggo	Groesweg, 5993 NN, Maasbree	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Maasbree
Ziggo	De Sonman, 5066 GJ, Oisterwijk	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Oisterwijk
Ziggo	Molenhoek 10-1, 7941 CD, Meppel	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Meppel
Ziggo	Kruisberg 52 nabij, 6231 RK, Meerssen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Meerssen
Ziggo	Meester Ulrichweg 4 nst, 6214 PX, Maastricht	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Maastricht
Ziggo	Florijruwe 11M, 6218 CH, Maastricht	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Maastricht
Ziggo	Planetenhof 147 nst, 6215 TV, Maastricht	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Maastricht
Ziggo	Maasboulevard, 6211 JV, Maastricht	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Maastricht
Ziggo	Kelvinstraat, 6227 VA, Maastricht	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Maastricht
Ziggo	Balijeweg 100a, 6222 BE, Maastricht	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Maastricht
Ziggo	Parallelweg nabij nr. 6, 4255 KC, Nieuwendijk	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Nieuwendijk
Ziggo	Gooiweg to 135/Simon Emtinckstraat, 2211 DN, Noordwijkerhout	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Noordwijkerhout
Ziggo	Kerkstraat 17, 5253 AN, Heusden	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Heusden
Ziggo	Grote Markt 1, 7711 CZ, Dalfsen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Dalfsen
Ziggo	Kaalstreek, 6336 AB, Nuth	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Nuth
Ziggo	IJweg 1620, 2151 MN, Haarlemmermeer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Haarlemmermeer
Ziggo	Nieuwe Zeeweg, 2201 TM, Noordwijk	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Noordwijk
Ziggo	Schoolstraat 8, 7961 NJ, De Wolden	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	De Wolden
Ziggo	Haven West 7, 7731 GS, Ommen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Ommen
Ziggo	Htg Johannasingel, 5345 CA, Oss	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Oss

7

Ziggo	Spaanderstraat 17, 5348 LA, Oss	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Oss
Ziggo	Schapendries 20, 4901 HH, Oosterhout	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Oosterhout
Ziggo	Slotjesveld 7A, 4902 ZP, Oosterhout	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Oosterhout
Ziggo	Parallelstraat 2, 7722 TD, Dalfsen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Dalfsen
Ziggo	Dompvloedslaan 1, 2051 NA, Bloemendaal	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Bloemendaal
Ziggo	Venekoterweg 40, 8431 HH, Ooststellingwerf	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Ooststellingwerf
Ziggo	Haverdijk, 4841 AG, Breda	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Breda
Ziggo	Kerkweg 122 bij, 2371 CK, Alkemade	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Alkemade
Ziggo	Westdorplaan 211, 8101 PN, Raalte	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Raalte
Ziggo	Terpeborch 72 nst, 5241 KB, S Hertogenbosch	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	S Hertogenbosch
Ziggo	Oude Baan 2 achter, 5244 JA, S Hertogenbosch	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	S Hertogenbosch
Ziggo	Roderweg 8, 9301 RE, Noordenveld	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Noordenveld
Ziggo	Doctor Nolenslaan 26 to, 6074 CA, Roerdalen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Roerdalen
Ziggo	Staringlaan, 4707 KC, Roosendaal	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Roosendaal
Ziggo	Neonstraat 7a, 7463 PB, Rijssen-Holten	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Rijssen-Holten
Ziggo	Dorpenweg 5, 5371 NZ, Oss	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Oss
Ziggo	Buziaulaan/Steenvoordelaan, 2284 JK, Rijswijk	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Rijswijk
Ziggo	Rijksweg N 324 23a, 5374 RA, Landerd	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Landerd
Ziggo	Ledeackersestraat, 5846 AM, Sint Anthonis	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Sint Anthonis
Ziggo	Stadshillen, 4651 CX, Steenbergen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Steenbergen
Ziggo	Breinderveldweg 7 bij-14, 6365 CM, Schinnen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Schinnen
Ziggo	Wendelnesseweg, 5161 ZG, Waalwijk	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Waalwijk
Ziggo	Pompstraat, 5481 BM, Schijndel	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Schijndel
Ziggo	Bochholtzerweg 34, 6369 TH, Simpelveld	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Simpelveld
Ziggo	Utrechtselaan 15a-74, 9501 PV, Stadskanaal	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Stadskanaal
Ziggo	Spanbroekerweg / Willemseweg 42, 1715 GP, Opmeer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Opmeer
Ziggo	Noorderstraat 361, 9611 AJ, Hoogezand- Sappemeer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Hoogezand- Sappemeer
Ziggo	Steinderweg 1, 6181 AB, Stein	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Stein
Ziggo	Meppelerweg 77 nst, 8331 CT, Steenwijkerland	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Steenwijkerland
Ziggo	Ruitersweg 12a, 6114 XZ, Echt-Susteren	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Echt-Susteren
Ziggo	Bosstraat 72a nabij, 6071 XX, Swalmen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Swalmen
Ziggo	Edisonlaan 9A, 5021 MA, Tilburg	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Tilburg
Ziggo	Heieinde 6 (rechts), 5047 SZ, Tilburg	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Tilburg
Ziggo	Kaldenkerkerweg 100, 5932 CN, Venlo	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Venlo
Ziggo	Rode vaart /Schimmelseweg, 4844 VM, Drimmelen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Drimmelen
Ziggo	Kerkweg 81 nabij, 2461 VN, Nieuwkoop	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Nieuwkoop
Ziggo	Doelenpad, 4847 AB, Breda	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Breda
Ziggo	Pioenroosstraat, 5402 GC, Uden	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Uden
Ziggo	Anna van Renesselaan to 6, 1911 KR, Uitgeest	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Uitgeest
Ziggo	Deken Dr. Dirckxweg, 4851 AJ, Breda	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Breda
Ziggo	Bosstraat 31, 6291 CH, Vaals	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Vaals
Ziggo	Hoekenstraat/Lafayettenstraat, 4131 ZE, Vianen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Vianen
Ziggo	Corridorweg 4c, 5466 RB, Veghel	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Veghel

8

Ziggo	Sloterbeekstraat 40, 5912 GV, Venlo	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Venlo
Ziggo	Zadelmakerstraat 140, 1991 JE, Velsen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Velsen
Ziggo	Beukenrode 45, 2215 KN, Teylingen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Teylingen
Ziggo	Fuikweg / Zijdewinde 1, 2141 XG, Haarlemmermeer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Haarlemmermeer
Ziggo	Kloosterplein/Herenweg, 3645 DG, De Ronde Venen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	De Ronde Venen
Ziggo	Martinilaan, 5262 BR, Vught	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Vught
Ziggo	Burg. Middelweerdbaan, , Vleuten	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Vleuten
Ziggo	Hoek Vierambachtsweg/Kruisweg, 2481 KR, Jacobswoude	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Jacobswoude
Ziggo	Voltaweg 1, 3442 AB, Woerden	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Woerden
Ziggo	Doolhofstraat, 6001 XZ, Weert	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Weert
Ziggo	Industrieweg, 8131 VZ, Olst-Wijhe	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Olst-Wijhe
Ziggo	Ringdijk 7, 3648 EB, De Ronde Venen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	De Ronde Venen
Ziggo	Kromveld, 4724 EZ, Roosendaal	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Roosendaal
Ziggo	Sluizerweg 10, 1766 GC, Anna Paulowna	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Anna Paulowna
Ziggo	Zeugweg / Noorderkwelweg 4, 1771 MB, Wieringermeer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Wieringermeer
Ziggo	Schouwerwzijlsterweg 1, 9951 TG, Winsum	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Winsum
Ziggo	Zanderijlaan naast 2/Poortlaan, 2242 GV, Wassenaar	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Wassenaar
Ziggo	Binnenbaan 2-4 to, 8471 XB, Weststellingwerf	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Weststellingwerf
Ziggo	Staringlaan 18, 2741 GC, Waddinxveen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Waddinxveen
Ziggo	zuidelijke rondweg bij rotonde Beyerinklaan/2e Bloksweg, 2742 KK, Waddinxveen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Waddinxveen
Ziggo	Energieweg 18, 5145 NW, Waalwijk	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Waalwijk
Ziggo	Grafhorsterweg 49a, 8271 CA, Kampen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Kampen
Ziggo	Heerenduinweg 45, 1971 JA, Velsen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Velsen
Ziggo	Parklaan, 9801 BJ, Zuidhorn	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Zuidhorn
Ziggo	Nieuwe Deventerweg 130, 8014 AL, Zwolle	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Zwolle
Ziggo	Blaloweg 10, 8041 AH, Zwolle	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Zwolle
Ziggo	Biesbosch 13, 8032 VA, Zwolle	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Zwolle
Ziggo	Hanekamp 4, 9471 AD, Tynaarlo	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Tynaarlo
Ziggo	Essenlaan 11, 1161 EE, Haarlemmermeer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Haarlemmermeer
Ziggo	Onder de Mast 9 nst, 4881 AN, Zundert	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Zundert
Ziggo	Absrechtstraat/Benthuizerstraat, 2729 AC, Zoetermeer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Zoetermeer
Ziggo	Dunantstraat 1211 bij, 2713 TP, Zoetermeer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Zoetermeer
Ziggo	Oliver Hardystrook, 2726 TZ, Zoetermeer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Zoetermeer
Ziggo	Nijverheidsweg/Oosterweg 56, 7921 JJ, De Wolden	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	De Wolden
Ziggo	Zandvoortselaan naast 1a, 2042 XD, Zandvoort	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Zandvoort
Ziggo	Tolweg 38, 1681 NA, Wervershoof	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Wervershoof
Ziggo	Leekerpad 3, 1689 VP, Hoorn	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Hoorn
Ziggo	Saffierstraat 7, 1812 RM, Alkmaar	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Alkmaar
Ziggo	Jan Bommerstraat 2, 9402 NP, Assen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Assen
Ziggo	Galjoen 6a, 1186 ZV, Amstelveen	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Amstelveen
Ziggo	Emerweg 48, 4815 NB, Breda	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Breda
Ziggo	Schermerhoek nabij 580, 2905 TW, Capelle Aan Den Ijssel	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Capelle Aan Den Ijssel
Ziggo	Pampert 2, 7741 JJ, Coevorden	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Coevorden
Ziggo	Keizer Karellaan 185, 7415 ZG, Deventer	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Deventer

9

Ziggo	Populierweg 150, 6222 CT, Maastricht	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Maastricht
Ziggo	1e Industrieweg 13c, 5451 GR, Mill En St.Hubert	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Mill En St.Hubert
Ziggo	1e Industrieweg 17, 5451 GR, Mill En St.Hubert	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Mill En St.Hubert
Ziggo	Damzigt 7, 3454 PS, Utrecht	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Utrecht
Ziggo	Ransdalerstraat 1, 6311 AZ, Voerendaal	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Voerendaal
Ziggo	Daelweg 4a, 5928 WK, Venlo	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Venlo
Ziggo	Dynamostraat 11, 3903 LK, Veenendaal	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Veenendaal
Ziggo	Magnesiumstraat 41A, 6031 RV, Nederweert	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Nederweert
Ziggo	J.A. Koningstraat 28, 9672 AD, Oldambt	Technical, Headend	Freehold	N/A	N/A	N/A	€0.00	The Netherlands	Oldambt
Ziggo Services	Amsterdam, Kabelweg 51, 1014 BA	Mixed Use (Technical), Office, Retail, Technical (call centre), Data Centre	Lease	AGNL Cable Cooperatieve U.A.			€2,111,400.00	The Netherlands	Amsterdam
Ziggo Services	Parkeerplaatsen Coengebouw	Office, Parking	Lease	Verwey Vastgoed BV			€43,455.72	The Netherlands	Amsterdam
Ziggo Services	Parkeerplaatsen buiten Einstein	Office, Parking	Lease	Cortona Estates BV			€21,364.81	The Netherlands	Amsterdam
Ziggo Services	Amsterdam, Dynamostraat 66-68, Hal 3	Warehouse	Lease	Lofgren Real Estate I BV			€75,258.12	The Netherlands	Amsterdam
Ziggo Services	Amsterdam, Dynamostraat 66-68, Hal 4	Warehouse	Lease	Lofgren Real Estate I BV			€122,571.84	The Netherlands	Amsterdam
Ziggo Services	Helmond, Brandevoortsedreef 2, 5707 AN	Mixed Use (Non-Technical), Office, Warehouse	Lease	Global Helmond BV			€474,230.00	The Netherlands	Helmond
Ziggo Services	Nijmegen, Takenhofplein 1, 6538 SZ	Mixed Use (Non-Technical), Office, Call Centre	Lease	Bilfinger Real Estate BV			€773,277.60	The Netherlands	Nijmegen
Ziggo Services	Zutphen, Coenensparkstraat 21, 7202 AN	Mixed Use (Non-Technical), Office, Warehouse	Lease	Alliander N.V.			€279,895.44	The Netherlands	Zutphen
Ziggo Services	Leeuwarden, Reviusstraat 2, 8900 CG	Mixed Use (Non-Technical), Office, Call Centre	Lease	APF INTERNATIONAL BV			€1,438,825.88	The Netherlands	Leeuwarden
Ziggo Services	Rotterdam, Weena 170, 3012 NC, 7e Verdiep	Mixed Use (Non-Technical), Office, Call Centre	Lease	Chalet XV BV			€189,569.04	The Netherlands	Rotterdam
Ziggo Services	Rotterdam, Weena 170, 3012 NC	Mixed Use (Non-Technical), Office, Call Centre	Lease	Chalet XV BV			€687,922.92	The Netherlands	Rotterdam
Ziggo Services	Parkeerplaatsen Weena	Office, Parking	Lease	Q-Park Exploitatie B.V.			€89,769.92	The Netherlands	Rotterdam
Ziggo Services	Almere, Traverse 5, 1315 TJ Winkelcentrum Stadhart	Retail	Lease	Unibail-Rodamco Nederland Winkels BV			€57,434.60	The Netherlands	Almere
Ziggo Services	Leeuwarden, Ruiterskwartier 127, 8921 HH	Retail	Lease	Vastned Retail NV			€43,118.40	The Netherlands	Leeuwarden
Ziggo Services	Arnhem, Koningstraat 73, 6811 DJ	Retail	Lease	E B M Beleggingsmaatschappijen BV			€62,494.80	The Netherlands	Arnhem
Ziggo Services	Rotterdam, Lijnbaan 117	Retail	Lease	Dela Vastgoed BV			€102,140.32	The Netherlands	Rotterdam
Ziggo Services	Rotterdam, Zuidplein Hoog 441	Retail	Lease	Dtz Zadelhoff			€75,525.56	The Netherlands	Rotterdam
Ziggo Services	Dordrecht, Achterom 1	Retail	Lease	Nn Vastgoedmanagement			€101,844.60	The Netherlands	Dordrecht
Ziggo Services	Apeldoorn, Hoofdstraat 69	Retail	Lease	Winkelcentrum Oranjerie Holding BV			€160,260.36	The Netherlands	Apeldoorn
Ziggo Services	Amsterdam, Ferdinand Bolstraat	Retail	Lease	Vastned Retail NV			€104,995.92	The Netherlands	Amsterdam
Ziggo Services	Nijmegen, Broerstraat 76	Retail	Lease	Nyenburgstaete BV			€119,419.80	The Netherlands	Nijmegen
Ziggo Services	Amsterdam, Buikslotermeerplein 76	Retail	Lease	Joba Trust BV			€85,947.24	The Netherlands	Amsterdam
Ziggo Services	Eindhoven, Rechtestraat 56	Retail	Lease	Verhuur Onroerend Goed (D Brackel Hoedemakers)			€111,335.64	The Netherlands	Eindhoven
Ziggo Services	Zoetermeer, Goudstraat 32a	Warehouse	Lease	De heer F.E.I. Schaaf	38078	—	€70,000.00	The Netherlands	Zoetermeer
Ziggo Services	Amsterdam Zuidoost, De Passage	Other, Entertainment/ Club	Lease	Black Box Operations B.V.	40923	42749	€152,950.00	The Netherlands	Amsterdam Zuidoost
Ziggo Services	Almere, Monitorweg 1	Office	Lease	Omega Properties C.V.	40179	43190	€287,920.00	The Netherlands	Almere
Ziggo	Eindhoven, PSV-laan 83-85 (voorheen: Mathildelaan 83-85)	Mixed Use (Non-Technical), Office, Call Centre	Lease	III, Internationales Immobilien-Institut GmbH	39678	41564	€768,470.00	The Netherlands	Eindhoven

10

Ziggo	Eindhoven, Anton Philipslaan 56	Office, Parking	Lease	PSV Stadionexploitatie B.V.	41365	43373	€77,000.00	The Netherlands	Eindhoven
Ziggo	Groningen, Winschoterdiep 60	Mixed Use (Non-Technical), Office, Call Centre	Lease	Tasman Properties C.V.	41275	43465	€983,340.00	The Netherlands	Groningen
Ziggo	Groningen, Winschoterdiep 60	Office, Parking	Lease	Tasman Properties C.V.	41275	—	€14,000.00	The Netherlands	Groningen
Ziggo	Heerhugowaard, J. Duikerweg 1	Mixed Use (Non-Technical), Office, Call Centre	Lease	Pardaal B.V., Marseb Vastgoed B.V. en Tovast B.V.	39479	43131	€793,428.00	The Netherlands	Heerhugowaard
Ziggo	Rijswijk, Laan van Zuid Hoorn 70	Mixed Use (Non-Technical), Office, Call Centre	Lease	CGI (onderverhuurder)	41456	41973	€716,744.00	The Netherlands	Rijswijk
Ziggo	Utrecht, Atoomweg 100	Office	Lease	Merin (voorheen Uni-Invest)	39955	43606	€2,178,430.00	The Netherlands	Utrecht
Ziggo	Utrecht, Reactorweg 187	Office	Lease	De Waal Beheer o.g. Utrecht B.V.	41275	42369	€160,190.00	The Netherlands	Utrecht
Ziggo	Zwolle, Dokter van Deenweg 140-150	Office	Lease	NSI Kantoren B.V.	40787	44439	€746,519.00	The Netherlands	Zwolle
Ziggo	Breda, Heilaar-Noordweg 6a	Warehouse	Lease	De heer B.B.J. van Boxtel	39600	40694	€27,500.00	The Netherlands	Breda
Ziggo	De Meern, Veldzigt 6	Warehouse	Lease	R. Kazius tezamen met R.A.J. Kazius	41760	42490	€40,000.00	The Netherlands	De Meern
Ziggo	Den Haag, Oder 1	Warehouse	Lease	Abeel Holding B.V.	41456	42551	€93,763.00	The Netherlands	Den Haag
Ziggo	Hengelo, Turbinestraat 38	Warehouse	Lease	K.J.A. Oude Wolbers	41518	42247	€15,800.00	The Netherlands	Hengelo
Ziggo	Hoogeveen, Buitenvaart 1502	Warehouse	Lease	R. Poel	39539	40633	€16,200.00	The Netherlands	Hoogeveen
Ziggo	Roelofarendsveen, Veenderveld 54	Warehouse	Lease	H. van der Perk	38718	39813	€24,500.00	The Netherlands	Roelofarendsveen
Ziggo	Schijndel, Molendijk Zuid 15 en 19	Warehouse	Lease	O.O.M. B.V.	39479	40574	€27,500.00	The Netherlands	Schijndel
Ziggo	Sneek, Smidsstraat 5	Warehouse	Lease	Essent Vastgoed B.V.	39083	42735	€40,080.00	The Netherlands	Sneek
Ziggo	Susteren, Rangeerweg 9	Warehouse	Lease	mevrouw C.M.H.D. Borger en de heer L.J.M.H. Leerssen	40787	42613	€70,000.00	The Netherlands	Susteren
Ziggo	Tynaarlo, Handelsweg 23c	Warehouse	Lease	Maatschap Vriezerburg	40909	42735	€36,000.00	The Netherlands	Tynaarlo
Ziggo	Zeist, Bergweg 161a	Warehouse	Lease	de heer J. Dijs	38777	39872	€24,200.00	The Netherlands	Zeist
Ziggo	Den Haag, Venestraat 41	Retail	Lease	Stichting Alri	40634	44286	€350,000.00	The Netherlands	Den Haag
Ziggo	Utrecht, Lange Viestraat 2A	Retail	Lease	Dexa Investments BV	40269	43921	€210,000.00	The Netherlands	Utrecht
Ziggo	Zwolle, Diezerstraat 40	Retail	Lease	ASR Vastgoed Vermogensbeheer B.V.	40148	43799	€135,024.00	The Netherlands	Zwolle
Ziggo Services	Oudeweg 85 (Achter op het Nuon terein), 2031 CC, Haarlem	Technical, Headend	Leasehold			44562	€30,024.00	The Netherlands	Haarlem
Ziggo Services	Utrechtseweg 68, 6812 AH, Arnhem	Technical, Headend	Leasehold			43101	€264,714.00	The Netherlands	Arnhem
Ziggo Services	Scheldestraat 24, 1823 WB, Alkmaar	Technical, Headend	Leasehold			42020	€32,954.00	The Netherlands	Alkmaar
Ziggo Services	Deventerstraat 46 (NUON gebouw), 7311 LX, Apeldoorn	Technical, Headend	Leasehold			42916	€13,930.00	The Netherlands	Apeldoorn
Ziggo Services	MTC Brandevoortsedreef 2, 5707 DG, Helmond	Technical, Headend	Leasehold			41651		The Netherlands	Helmond
Ziggo Services	Keileweg 63 (OS), 3029 BR, Rotterdam	Technical, Headend	Leasehold			46965	€51,021.00	The Netherlands	Rotterdam
Ziggo Services	van Karnebeekstraat 29-31, 1067 RG, Amsterdam	Technical, Hub	Leasehold			42794	€5,712.28	The Netherlands	Amsterdam
Ziggo Services	World Fashion Centre Tower 4 (Parkeergarage), 1062 HH, Amsterdam	Technical, Hub	Leasehold			42825	€39,263.00	The Netherlands	Amsterdam
Ziggo Services	Montessorischool P. de Hochstr. Hobbemakade, 1071 XL, Amsterdam	Technical, Hub	Leasehold			Very Long Leasehold	€26,102.00	The Netherlands	Amsterdam
Ziggo Services	Sumatralaan 45 (NOB terrein videocentrum, 1217 GP, Hilversum	Technical, Hub	Leasehold			42947	€40,294.00	The Netherlands	Hilversum
Ziggo Services	Eikbosserweg 163 (Bunker), 1213 RW, Hilversum	Technical, Hub	Leasehold			42369	€50,777.00	The Netherlands	Hilversum
Ziggo Services	Zwanebloem 2, 1441 TR, Purmerend	Technical, Hub	Leasehold			46507	€11,439.00	The Netherlands	Purmerend
Ziggo Services	Jan Vrijmanstraat 123, 1087 MB, Amsterdam	Technical, Hub	Leasehold			47057	€12,159.00	The Netherlands	Amsterdam
Ziggo Services	Batavierenweg 25 (Gelredome), 6841 HN, Arnhem	Technical, Hub	Leasehold			42094	€10,842.00	The Netherlands	Arnhem
Ziggo Services	Terwoldseweg t.o. nr.3, 7391 TC, Voorst	Technical, Hub	Leasehold			41365	€1,661.37	The Netherlands	Voorst

11

Ziggo Services	Veldkampseweg/Molenweg, 8181 BJ, Heerde	Technical, Hub	Leasehold	50191	€101.04	The Netherlands	Heerde
Ziggo Services	Kanaaldijk 1a, 8051 CA, Hattem	Technical, Hub	Leasehold	45107	€1,661.37	The Netherlands	Hattem
Ziggo Services	Oude beekbergerweg 25 (50KV onderstation nuon), 7331HL, Apeldoorn	Technical, Hub	Leasehold	45017	€1,661.37	The Netherlands	Apeldoorn
Ziggo Services	Von Geusaustraat 191, 2274 RJ, Voorburg	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Voorburg
Ziggo Services	De Werf 52, 2544 EK, Den Haag Escamp	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Den Haag Escamp
Ziggo Services	Tomatenstraat 184, 2564 CX, Loosduinen/Segbroek	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Loosduinen/Segbroe k
Ziggo Services	Cartesiusstraat 1, 2562 SB, Den Haag Centrum	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Den Haag Centrum
Ziggo Services	Zuilingstraat 110, 2513 VG, Den Haag Centrum	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Den Haag Centrum
Ziggo Services	Nieuwe Schoolstraat 20, 2514 HZ, Den Haag Centrum	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Den Haag Centrum
Ziggo Services	v.Diepenburgstraat 3, 2597 PR, Scheveningen	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Scheveningen
Ziggo Services	Schenkkade 56, 2595 RA, Voorburg	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Voorburg
Ziggo Services	Vijzelstraat 100, 2584 GR, Scheveningen	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Scheveningen
Ziggo Services	Boutenstraat 32, 2274 VX, Voorburg	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Voorburg
Ziggo Services	Janssoniusstraat 1, 2523 HA, Den Haag Escamp	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Den Haag Escamp
Ziggo Services	Lichtenbergweg 6, 2532 AA, Den Haag Escamp	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Den Haag Escamp
Ziggo Services	Hengelolaan 13, 2545 JB, Den Haag Escamp	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Den Haag Escamp
Ziggo Services	Laagveen 24, 2544 RZ, Den Haag Escamp	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Den Haag Escamp
Ziggo Services	Jack Perkstraat 1-3, 2274 GP, Voorburg	Technical, Hub	Leasehold	42428	€21,268.00	The Netherlands	Voorburg
Ziggo Services	Haagweg 168 , 2282 AJ, Rijswijk	Technical, Hub	Leasehold	42735	€2,240.00	The Netherlands	Rijswijk
Ziggo Services	Birdaarderstraatweg, 9101 CZ, Dongeradeel	Technical, Hub	Leasehold			The Netherlands	Dongeradeel
Ziggo Services	Hollandseweg 1, 6706 KN, Wageningen	Technical, Hub	Leasehold	41821	€984.00	The Netherlands	Wageningen
Ziggo Services	Echternachlaan 776 + 782, 5613 KM, Eindhoven	Technical, Hub	Leasehold	Very Long Leasehold	€12,248.00	The Netherlands	Eindhoven
Ziggo Services	Sleutel 10, 5652 AS, Eindhoven	Technical, Hub	Leasehold	42230	€19,650.00	The Netherlands	Eindhoven
Ziggo Services	Nijewei bij 93, 8401 AL, Opsterland	Technical, Hub	Leasehold	45078	€1,661.37	The Netherlands	Opsterland
Ziggo Services	Dragoonsplein t.o. 13, 8923 AD, Leeuwarden	Technical, Hub	Leasehold			The Netherlands	Leeuwarden
Ziggo Services	Hemperserweg 2b, 8935 AA, Leeuwarden	Technical, Hub	Leasehold	Very Long Leasehold	€825.00	The Netherlands	Leeuwarden
Ziggo Services	Erasmuslaan 1, onder hoofdgebouw Univ., 6525 GE, Nijmegen	Technical, Hub	Leasehold	42308	€22,162.33	The Netherlands	Nijmegen
Ziggo Services	Rochussenstraat 234, 3015 ZA, Rotterdam	Technical, Hub	Leasehold	47757	€25,770.00	The Netherlands	Rotterdam
Ziggo Services	Van Enckevoirtlaan 10, 3052 KR, Rotterdam	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Rotterdam
Ziggo Services	Vierhavenstraat 4, 3029 BE, Rotterdam	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Rotterdam
Ziggo Services	Jan Schierecklaan 2, 3055 AV, Rotterdam	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Rotterdam
Ziggo Services	Tinstraat 9, 3067 GP, Rotterdam	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Rotterdam

12

Ziggo Services	Reeweg 14, 3088 KA, Rotterdam	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Rotterdam
Ziggo Services	Oranjelaan 1, 3311 DH, Dordrecht	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Dordrecht
Ziggo Services	Oudendijk 13, 3318 AG, Dordrecht	Technical, Hub	Leasehold	Very Long Leasehold	€1,038.00	The Netherlands	Dordrecht
Ziggo Services	Vlaardingweg 62, 3044 CK, Rotterdam	Technical, Hub	Leasehold	44439	€10,126.00	The Netherlands	Rotterdam
Ziggo Services	Vlambloem 111, 3068 JG, Rotterdam	Technical, Hub	Leasehold	42400	€33,409.31	The Netherlands	Rotterdam
Ziggo Services	Stolwijkstraat 55C, 3079, Rotterdam	Technical, Hub	Leasehold	42428	€28,440.00	The Netherlands	Rotterdam
Ziggo Services	Tractieweg 190, 3534 AP, Utrecht	Technical, Hub	Leasehold	43647	€20,162.00	The Netherlands	Utrecht
Ziggo Services	Marsweg 5 (Op terrein Essent), 8013 PD, Zwolle	Technical, Hub	Leasehold	41784	€13,078.00	The Netherlands	Zwolle
Ziggo Services	Coenenparkstraat 21a, 7202 AN, Zutphen	Technical, Hub	Leasehold	41926	€9,984.00	The Netherlands	Zutphen
Ziggo Services	Erdbrinkplein, 7001, Doetinchem	Technical, Hub	Leasehold	46660	€5,432.00	The Netherlands	Doetinchem
Ziggo Services	Karel Doormanstraat 50-212, 7204 JL, Zutphen	Technical, Hub	Leasehold	43465	€22,488.84	The Netherlands	Zutphen
Ziggo Services	Moeshof 6, 7161 AS, Neede	Technical, Hub	Leasehold	Very Long Leasehold		The Netherlands	Neede
Ziggo Services	Hortensialaan 2 onder de flat, 7101 XA, Winterswijk	Technical, Hub	Leasehold	42369	€6,965.89	The Netherlands	Winterswijk
Ziggo	Zandvoorterweg 71, 2111 GT, Bloemendaal	Technical, Headend	Leasehold		€1,630.22	The Netherlands	Bloemendaal
Ziggo	Burg. v. Hasselstraat 9, 4611 BG, Bergen Op Zoom	Technical, Headend	Leasehold		€0.00	The Netherlands	Bergen Op Zoom
Ziggo	Bieslookstraat 1 > 27, 9731 JS, Groningen	Technical, Headend	Leasehold		€3,784.76	The Netherlands	Groningen
Ziggo	Seinpoststraat to 60, 2587 AC, ‘S-Gravenhage	Technical, Headend	Leasehold		€1,271.00	The Netherlands	‘S-Gravenhage
Ziggo	Carnegielaan, 2517 KH, ‘S-Gravenhage	Technical, Headend	Leasehold		€1,271.00	The Netherlands	‘S-Gravenhage
Ziggo	Carnegielaan , 2517 KH, ‘S-Gravenhage	Technical, Headend	Leasehold		€2,462.00	The Netherlands	‘S-Gravenhage
Ziggo	Stieltjesstraat 1 T, 2521 VE, ‘S-Gravenhage	Technical, Headend	Leasehold		€1,271.00	The Netherlands	‘S-Gravenhage
Ziggo	Stieltjesstraat 1 T, 2521 VE, S-Gravenhage	Technical, Headend	Leasehold		€2,045.00	The Netherlands	S-Gravenhage
Ziggo	Woudenbergstraat 10, 2546 VS, ‘S-Gravenhage	Technical, Headend	Leasehold		€1,271.00	The Netherlands	‘S-Gravenhage
Ziggo	Melis Stokelaan 1185, 2541 GA, ‘S-Gravenhage	Technical, Headend	Leasehold		€1,271.00	The Netherlands	‘S-Gravenhage
Ziggo	Pisuissestraat 7 T, 2551 SH, ‘S-Gravenhage	Technical, Headend	Leasehold		€1,271.00	The Netherlands	‘S-Gravenhage
Ziggo	Pisuissestraat 7 T, 2551 SH, ‘S-Gravenhage	Technical, Headend	Leasehold		€2,902.00	The Netherlands	‘S-Gravenhage
Ziggo	Lisdoddeveld, 2492 LX, ‘S-Gravenhage	Technical, Headend	Leasehold		€1,271.00	The Netherlands	‘S-Gravenhage
Ziggo	Spoelsterstraat 74, 7481 KH, Haaksbergen	Technical, Headend	Leasehold		€2,565.15	The Netherlands	Haaksbergen
Ziggo	Conradweg 38b, 2031 CM, Haarlem	Technical, Headend	Leasehold		€25,235.52	The Netherlands	Haarlem
Ziggo	Marco Polostraat 12 t/o, 5223 RP, S Hertogenbosch	Technical, Headend	Leasehold		€0.00	The Netherlands	S Hertogenbosch
Ziggo	Kraanvogellaan 16 A, 5221 GB, S Hertogenbosch	Technical, Headend	Leasehold		€0.00	The Netherlands	S Hertogenbosch
Ziggo	De Steenbok, 5215 ME, S Hertogenbosch	Technical, Headend	Leasehold		€897.80	The Netherlands	S Hertogenbosch
Ziggo	Erf 1, 3831 NA, Leusden	Technical, Headend	Leasehold		€911.00	The Netherlands	Leusden
Ziggo	Brouwerstraat, 5271 XR, Sint-Michielsgestel	Technical, Headend	Leasehold		€1,326.23	The Netherlands	Sint-Michielsgestel
Ziggo	Groenstraat 1a, 5391 KJ, Maasdonk	Technical, Headend	Leasehold		€1,240.71	The Netherlands	Maasdonk
Ziggo	Van Vollenhovenstraat 3, 3016 BE, Rotterdam	Technical, Headend	Leasehold		€26,420.00	The Netherlands	Rotterdam
Ziggo	Patentlaan, 2288 GM, Rijswijk	Technical, Headend	Leasehold		€0.00	The Netherlands	Rijswijk
Ziggo	Zijperweg, 1742 NE, Schagen	Technical, Headend	Leasehold		€2,022.50	The Netherlands	Schagen

13

Ziggo	Albert Cuyplaan 204 H 210, 3764 TX, Soest	Technical, Headend	Leasehold		€1,777.55	The Netherlands	Soest
Ziggo	Bachlaan, 5011 BS, Tilburg	Technical, Headend	Leasehold		€678.56	The Netherlands	Tilburg
Ziggo	v. Heeswijkstraat 19 nst, 5071 CT, Tilburg	Technical, Headend	Leasehold		€1,368.10	The Netherlands	Tilburg
Ziggo	Plataanstraat, 5802 EH, Venray	Technical, Headend	Leasehold		€8,127.00	The Netherlands	Venray
Ziggo	Dunantstraat 1213, 2713 TP, Zoetermeer	Technical, Headend	Leasehold		€4,662.00	The Netherlands	Zoetermeer
Ziggo	Dunantstaat 1211 en 1211a, 2713 TP, Zoetermeer	Technical, Headend	Leasehold		€22,518.00	The Netherlands	Zoetermeer
Ziggo	Eikenlaan 263a, 2404 BP, Alphen Aan Den Rijn	Technical, Headend	Leasehold		€29,868.88	The Netherlands	Alphen Aan Den Rijn
Ziggo	Chromiumweg 93, 3812 NL, Amersfoort	Technical, Headend	Leasehold		€23,348.80	The Netherlands	Amersfoort
Ziggo	Oude Baan 20, 4825 BL, Breda	Technical, Headend	Leasehold		€10,607.20	The Netherlands	Breda
Ziggo	Lelyweg 17, 4612 PS, Bergen Op Zoom	Technical, Headend	Leasehold		€5,918.88	The Netherlands	Bergen Op Zoom
Ziggo	Daalakkersweg 28-26, 5641 JA, Eindhoven	Technical, Headend	Leasehold		€5,918.88	The Netherlands	Eindhoven
Ziggo	Daalakkersweg 30-28, 5641 JA, Eindhoven	Technical, Headend	Leasehold		€0.00	The Netherlands	Eindhoven
Ziggo	Valderenstraat 23, 6163 GC, Sittard-Geleen	Technical, Headend	Leasehold		€16,184.88	The Netherlands	Sittard-Geleen
Ziggo	Prinses Beatrixlaan 800, 2595 AN, ‘S-Gravenhage	Technical, Headend	Leasehold		€10,514.40	The Netherlands	‘S-Gravenhage
Ziggo	Spaarneplein 2, 2515 VK, ‘S-Gravenhage	Technical, Headend	Leasehold		€593,416.00	The Netherlands	‘S-Gravenhage
Ziggo	Wilhelmina van Pruisenweg 78 (en 52), 2595 AN, ‘S-Gravenhage	Technical, Headend	Leasehold		€95,604.16	The Netherlands	‘S-Gravenhage
Ziggo	Wegtersweg 3, 7556 BP, Hengelo Ov	Technical, Headend	Leasehold		€50,375.00	The Netherlands	Hengelo Ov
Ziggo	Spoorsingel 59, 6412 AA, Heerlen	Technical, Headend	Leasehold		€1,198.88	The Netherlands	Heerlen
Ziggo	Willemsplein 4, 5223 GW, S Hertogenbosch	Technical, Headend	Leasehold		€62,924.00	The Netherlands	S Hertogenbosch
Ziggo	Minckelerstraat 2, 6372 PP, Landgraaf	Technical, Headend	Leasehold		€35,823.00	The Netherlands	Landgraaf
Ziggo	Tradeboulevard, 4761 RL, Moerdijk	Technical, Headend	Leasehold		€3,394.40	The Netherlands	Moerdijk
Ziggo	Westhoven 7, 6042 NV, Roermond	Technical, Headend	Leasehold		€26,311.52	The Netherlands	Roermond
Ziggo	Zwaanhoefstraat 108, 4702 LC, Roosendaal	Technical, Headend	Leasehold		€10,607.20	The Netherlands	Roosendaal
Ziggo	Madam Curiestraat 4, 2171 TW, Teylingen	Technical, Headend	Leasehold		€70,300.92	The Netherlands	Teylingen
Ziggo	Katsbogte 35, 5026 PG, Tilburg	Technical, Headend	Leasehold		€5,918.88	The Netherlands	Tilburg
Ziggo	Plataanstraat 5, 5802 EH, Venray	Technical, Headend	Leasehold		€25,007.00	The Netherlands	Venray
Ziggo	Hoflaan 1, 1951 HJ, Velsen	Technical, Headend	Leasehold		€26,735.65	The Netherlands	Velsen
Ziggo Services	Oude Waterlandseweg (bij ontvangstation), 1358 —, Almere	Technical, Headend	Other	45170	€10,955.00	The Netherlands	Almere
Ziggo Services	van Nijerodenweg 21A, 1082 GV, Amsterdam	Technical, Hub	Other	Very Long Leasehold	€173,876.00	The Netherlands	Amsterdam
Ziggo Services	Bijlmerdreef 5 (Winkelcentrum A’damse Poort), 1102 BN, Amsterdam	Technical, Hub	Other	Very Long Leasehold		The Netherlands	Amsterdam
Ziggo Services	ENW- v. Goghweg. (Op terrein), 1506 JC, Zaanstad	Technical, Hub	Other	Very Long Leasehold		The Netherlands	Zaanstad
Ziggo Services	Korte Stammerdijk, 1382 BL, Weesp	Technical, Hub	Other	Very Long Leasehold		The Netherlands	Weesp
Ziggo Services	Deelenseweg 1, 6816 TR, Arnhem	Technical, Hub	Other	45170		The Netherlands	Arnhem
Ziggo Services	IJssellaan 119, 6825 AZ, Arnhem	Technical, Hub	Other	45017		The Netherlands	Arnhem
Ziggo Services	Molenallee, 7371 EA, Apeldoorn	Technical, Hub	Other	Very Long Leasehold		The Netherlands	Apeldoorn
Ziggo Services	Knuttelweg 9, 6718, Ede	Technical, Hub	Other	45108	€1,661.37	The Netherlands	Ede
Ziggo Services	Dieselstraat, 6716 BC, Ede	Technical, Hub	Other	45108	€1,661.37	The Netherlands	Ede
Ziggo Services	Weversteeg op parkeerterrein, 6731 BG, Otterlo	Technical, Hub	Other	Very Long Leasehold		The Netherlands	Otterlo
Ziggo Services	Leuvenseweg 70, 3852 AS, Ermelo	Technical, Hub	Other	42369	€9,597.11	The Netherlands	Ermelo

14

Ziggo Services	Industrieweg 67, 8071 CS, Nunspeet	Technical, Hub	Other	Very Long Leasehold		The Netherlands	Nunspeet
Ziggo Services	Heigraaf t.o. 6 op terreingasontvangststation, 8091 CD, Oldebroek	Technical, Hub	Other	Very Long Leasehold	€1,661.37	The Netherlands	Oldebroek
Ziggo Services	Leuvenemseweg 34 (terrein NUON), 3847, Harderwijk	Technical, Hub	Other	45047	€1,661.37	The Netherlands	Harderwijk
Ziggo Services	Hugo v.d. Goeslaan (bij hoofdingang DAF), 5643 TX, Eindhoven	Technical, Hub	Other	Very Long Leasehold	€276.00	The Netherlands	Eindhoven
Ziggo Services	Limburglaan, 5652 AA, Eindhoven	Technical, Hub	Other	Very Long Leasehold	€282.00	The Netherlands	Eindhoven
Ziggo Services	Mr. Oppedijk van Veenweg 22C, 9251 GA, Tietjerksteradeel	Technical, Hub	Other	45139	€1,661.37	The Netherlands	Tietjerksteradeel
Ziggo Services	De Koaten 43, 9288 GE, Achtkarspelen	Technical, Hub	Other	45139	€1,661.37	The Netherlands	Achtkarspelen
Ziggo Services	Tussendiepen t.o. 6, 9206 AD, Smallingerland	Technical, Hub	Other	45139	€1,661.37	The Netherlands	Smallingerland
Ziggo Services	Gerdinas Hof, 4191 CC, Geldermalsen	Technical, Hub	Other	Very Long Leasehold	€11.34	The Netherlands	Geldermalsen
Ziggo Services	Putselaan 91, 3072 CD, Rotterdam	Technical, Hub	Other	Very Long Leasehold	€1,038.00	The Netherlands	Rotterdam
Ziggo Services	Adriaan de Jongstraat 31, 3078 GA, Rotterdam	Technical, Hub	Other	Very Long Leasehold	€1,038.00	The Netherlands	Rotterdam
Ziggo Services	Maaswijkweg 9K, 3203 LG, Spijkenisse	Technical, Hub	Other	Very Long Leasehold	€683.00	The Netherlands	Spijkenisse
Ziggo Services	Zuidakker 38K, 3206 TJ, Spijkenisse	Technical, Hub	Other	Very Long Leasehold	€213.00	The Netherlands	Spijkenisse
Ziggo Services	Schelpenpad 1C, 3225 BZ, Hellevoetsluis	Technical, Hub	Other	Very Long Leasehold		The Netherlands	Hellevoetsluis
Ziggo Services	Bernhardlaan 7C, 3297 CB, Putterhoek	Technical, Hub	Other	Very Long Leasehold	€1,038.00	The Netherlands	Putterhoek
Ziggo Services	Langeweg 7, 3261 LJ, Oud-Beijerland	Technical, Hub	Other	Very Long Leasehold	€1,038.00	The Netherlands	Oud-Beijerland
Ziggo Services	Winston Churchillaan ?, 3202 GP, Spijkenisse	Technical, Hub	Other	Very Long Leasehold	€213.00	The Netherlands	Spijkenisse
Ziggo Services	Industrieweg ?, 3133 EE, Vlaardingen	Technical, Hub	Other	Very Long Leasehold	€1,038.00	The Netherlands	Vlaardingen
Ziggo Services	Admiraal de Ruijterweg nabij 17, 3354 XA, Papendrecht	Technical, Hub	Other	Very Long Leasehold	€1,038.00	The Netherlands	Papendrecht
Ziggo Services	Langeweg 81, 3251 LH, Goedereede	Technical, Hub	Other	Very Long Leasehold	€1,038.00	The Netherlands	Goedereede
Ziggo Services	Industriestraat 18, 3371 XD, Hardinxveld-Giessendam	Technical, Hub	Other	Very Long Leasehold	€1,038.00	The Netherlands	Hardinxveld- Giessendam
Ziggo Services	Parallelweg, 4241 XS, Giessenlanden	Technical, Hub	Other	Very Long Leasehold	€1,038.00	The Netherlands	Giessenlanden
Ziggo Services	Rijksstraatweg 76, 3281 LW, Numansdorp	Technical, Hub	Other	Very Long Leasehold	€1,038.00	The Netherlands	Numansdorp
Ziggo Services	v. Pallandstraat op terrein gasontvangstation (NUON), 7051 DE, Wisch	Technical, Hub	Other	Very Long Leasehold	€1,661.37	The Netherlands	Wisch
Ziggo Services	Ettenseweg 13a via poort gasontvangststation, 7071 AA, Gendringen	Technical, Hub	Other	Very Long Leasehold	€10,000.00	The Netherlands	Gendringen
Ziggo	Winschoterdiep 50A-60, 9723 AB, Groningen	Technical, Data Centre	Other		€0.00	The Netherlands	Groningen
Ziggo	Winschoterdiep 50B, 9723 AB, Groningen	Technical, Data Centre	Other		€0.00	The Netherlands	Groningen
Ziggo	Veenseweg 1, 3958 ET, Utrechtse Heuvelrug	Technical, Headend	Other		€0.00	The Netherlands	Utrechtse Heuvelrug

15

Ziggo	Wierdensestraat 157a-157 h, 7604 BH, Almelo	Technical, Headend	Other	€0.00	The Netherlands	Almelo
Ziggo	De Sikkel 23A, 9932 BD, Delfzijl	Technical, Headend	Other	€3,979.15	The Netherlands	Delfzijl
Ziggo	Nieuweweg 1, 1671NP, Medemblik	Technical, Headend	Other	€0.00	The Netherlands	Medemblik
Ziggo	Akerdijk/Sloterweg 1, 1171 CE, Haarlemmermeer	Technical, Headend	Other	€0.00	The Netherlands	Haarlemmermeer
Ziggo	Henri Dunantplein 84 TR, 3731 CL, De Bilt	Technical, Headend	Other	€0.00	The Netherlands	De Bilt
Ziggo	Von Bonninghausenstr. 79, 7622 TP, Borne	Technical, Headend	Other	€0.00	The Netherlands	Borne
Ziggo	De Flammert 1033, 5854 NA, Bergen Lb	Technical, Headend	Other	€0.00	The Netherlands	Bergen Lb
Ziggo	Eemnesserweg to 86, 3743 AG, Baarn	Technical, Headend	Other	€0.00	The Netherlands	Baarn
Ziggo	Schaepmanlaan, 4102 BW, Culemborg	Technical, Headend	Other	€1,626.68	The Netherlands	Culemborg
Ziggo	Koepoortplaats, 2612 RT, Delft	Technical, Headend	Other	€0.00	The Netherlands	Delft
Ziggo	Drooghuisstraat 9, 2614 HB, Delft	Technical, Headend	Other	€0.00	The Netherlands	Delft
Ziggo	Mussenstraat 12, 6101 CS, Echt-Susteren	Technical, Headend	Other	€0.00	The Netherlands	Echt-Susteren
Ziggo	Vechtstraat 38, 7523 DZ, Enschede	Technical, Headend	Other	€0.00	The Netherlands	Enschede
Ziggo	Nobelstraat 18, 2513 BD, ‘S-Gravenhage	Technical, Headend	Other	€0.00	The Netherlands	‘S-Gravenhage
Ziggo	Parkweg 5-3, 7772 XP, Hardenberg	Technical, Headend	Other	€0.00	The Netherlands	Hardenberg
Ziggo	Cederhout 4, 1787 RC, Den Helder	Technical, Headend	Other	€2,000.00	The Netherlands	Den Helder
Ziggo	Spoorlaan/Parellaan, 2134, Hoofddorp	Technical, Headend	Other	€0.00	The Netherlands	Hoofddorp
Ziggo	Paadweg 16, 6431 BS, Heerlen	Technical, Headend	Other	€0.00	The Netherlands	Heerlen
Ziggo	Heerlerbaan 4, 6418 CG, Heerlen	Technical, Headend	Other	€0.00	The Netherlands	Heerlen
Ziggo	Lokveenweg 44-31, 9751 CH, Haren	Technical, Headend	Other	€0.00	The Netherlands	Haren
Ziggo	Prinsenstraat 71A-1, 8061 ZE, Zwartewaterland	Technical, Headend	Other	€788.00	The Netherlands	Zwartewaterland
Ziggo	Prinses Beatrixplantsoen/Juliana v Solberglaan, 3411 DB, Lopik	Technical, Headend	Other	€0.00	The Netherlands	Lopik
Ziggo	Rijksstraatweg naast 222/Tombelaan, 3956 CW, Utrechtse Heuvelrug	Technical, Headend	Other	€0.00	The Netherlands	Utrechtse Heuvelrug
Ziggo	Merelhof 2b, 5807 EA, Venray	Technical, Headend	Other	€0.00	The Netherlands	Venray
Ziggo	Molensingel, 6229 PB, Maastricht	Technical, Headend	Other	€0.00	The Netherlands	Maastricht
Ziggo	President Rooseveltlaan 191 nst, 6224 CV, Maastricht	Technical, Headend	Other	€0.00	The Netherlands	Maastricht
Ziggo	Jan ter Gouwweg, 1412 HB, Naarden	Technical, Headend	Other	€133.48	The Netherlands	Naarden
Ziggo	Hugo de Vriesstraat 9, 2152 CT, Haarlemmermeer	Technical, Headend	Other	€0.00	The Netherlands	Haarlemmermeer
Ziggo	Godfried Bomansstraat 3, 7442 TH, Hellendoorn	Technical, Headend	Other	€0.00	The Netherlands	Hellendoorn
Ziggo	Leeghwaterstraat/Kerklaan, 2912 CM, Nieuwerkerk Aan Den Ijss	Technical, Headend	Other	€0.00	The Netherlands	Nieuwerkerk Aan Den Ijss
Ziggo	Abtspoelweg, 2343 JB, Oegstgeest	Technical, Headend	Other	€0.00	The Netherlands	Oegstgeest
Ziggo	Ambachtstraat 19, 5061 KH, Oisterwijk	Technical, Headend	Other	€0.00	The Netherlands	Oisterwijk
Ziggo	Kleine Kampen, 3911 PK, Rhenen	Technical, Headend	Other	€0.00	The Netherlands	Rhenen
Ziggo	Aalsmeerderweg 745, 1435 EK, Haarlemmermeer	Technical, Headend	Other	€0.00	The Netherlands	Haarlemmermeer
Ziggo	Sprundelseweg 34 nabij, 4715 RC, Rucphen	Technical, Headend	Other	€0.00	The Netherlands	Rucphen
Ziggo	Mauritsweg(Atalanta), 5121 MS, Gilze En Rijen	Technical, Headend	Other	€0.00	The Netherlands	Gilze En Rijen
Ziggo	Grote Wallerweg 1 A, 1742 NM, Schagen	Technical, Headend	Other	€186.05	The Netherlands	Schagen
Ziggo	Duistergats/Kapellerweg, 6132 AA, Sittard-Geleen	Technical, Headend	Other	€4,774.05	The Netherlands	Sittard-Geleen
Ziggo	Zwartedijk / N243 8, 1636 VK, Schermer	Technical, Headend	Other	€0.00	The Netherlands	Schermer
Ziggo	Amersfoortsestr./v.Weerdepoelmanweg, 3769 AD, Soest	Technical, Headend	Other	€0.00	The Netherlands	Soest
Ziggo	Poststraat 261, 5038 DH, Tilburg	Technical, Headend	Other	€0.00	The Netherlands	Tilburg
Ziggo	Hugo de Grootstraat, 5037 RA, Tilburg	Technical, Headend	Other	€0.00	The Netherlands	Tilburg

16

Ziggo	De Lage Witsiebaan 398a, 5044 JC, Tilburg	Technical, Headend	Other	€0.00	The Netherlands	Tilburg
Ziggo	Dongewijkdreef, 5045 NH, Tilburg	Technical, Headend	Other	€0.00	The Netherlands	Tilburg
Ziggo	Einsteindreef 11, 3563 AX, Utrecht	Technical, Headend	Other	€0.00	The Netherlands	Utrecht
Ziggo	Saffierlaan 1/Briljantlaan, 3523 CD, Utrecht	Technical, Headend	Other	€0.00	The Netherlands	Utrecht
Ziggo	Weerdsingel oostzijde achter 93, 3514 AA, Utrecht	Technical, Headend	Other	€0.00	The Netherlands	Utrecht
Ziggo	Groenedijk / Koldijksterraklaan nabij 57, 3544 AB, Utrecht	Technical, Headend	Other	€0.00	The Netherlands	Utrecht
Ziggo	Kennedylaan/Oude Leidseweg, 3533 KK, Utrecht	Technical, Headend	Other	€0.00	The Netherlands	Utrecht
Ziggo	Pr Irenelaan 17, 2273 DJ, Leidschendam-Voorburg	Technical, Headend	Other	€960.00	The Netherlands	Leidschendam- Voorburg
Ziggo	Vuurboetsduin, 8899 AT, Vlieland	Technical, Headend	Other	€0.00	The Netherlands	Vlieland
Ziggo	Abrikozengaarde to 19, 3962 HB, Wijk Bij Duurstede	Technical, Headend	Other	€0.00	The Netherlands	Wijk Bij Duurstede
Ziggo	Schweibergerweg, 6281 ND, Gulpen-Wittem	Technical, Headend	Other	€0.00	The Netherlands	Gulpen-Wittem
Ziggo	Raafstraat, 1976 AA, Velsen	Technical, Headend	Other	€330.62	The Netherlands	Velsen
Ziggo	Purmerenderweg 1, 1461 DD, Beemster	Technical, Headend	Other	€121.51	The Netherlands	Beemster
Ziggo	Molenbergstraat 18 nst, 4761 CM, Moerdijk	Technical, Headend	Other	€120.00	The Netherlands	Moerdijk
Ziggo	Helderseweg, 1817 BA, Alkmaar	Technical, Headend	Other	€6,917.41	The Netherlands	Alkmaar
Ziggo	Kollenbergweg 80, 1101 AV, Amsterdam	Technical, Headend	Other	€0.00	The Netherlands	Amsterdam
Ziggo	Rijsenburgselaan 133, 3972 EH, Driebergen	Technical, Headend	Other	€0.00	The Netherlands	Driebergen
Ziggo	Winschoterdiep 50C-50, 9723 AB, Groningen	Technical, Headend	Other	€0.00	The Netherlands	Groningen
Ziggo	Arkelsedijk, 4206 AC, Gorinchem	Technical, Headend	Other	€0.00	The Netherlands	Gorinchem
Ziggo	Centraleweg 16, 4931 NB, Geertruidenberg	Technical, Headend	Other	€0.00	The Netherlands	Geertruidenberg
Ziggo	Voortstraat 21, 6051 JP, Maasbracht	Technical, Headend	Other	€0.00	The Netherlands	Maasbracht
Ziggo	Gelissendomein 5, 6229 GK, Maastricht	Technical, Headend	Other	€0.00	The Netherlands	Maastricht

17